UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

APPLIED SIGNAL TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, without par value

(2)	Aggregate number of securities to which transaction applies: 14,729,124 (includes 602,240 shares issuable upon exercise of options with an exercise price of less than $38.00 and 595,295 restricted stock awards)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 14,729,124 shares of common stock (representing the number of shares, including shares of common stock outstanding and options) multiplied by $38.00.

(4)	Proposed maximum aggregate value of transaction: $559,706,712.00

(5)	Total fee paid: $64,981.95

☐  Fee paid previously with preliminary materials:

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: $64,981.95

(2)	Form, Schedule or Registration Statement No.: Schedule TO

(3)	Filing Party: RN Acquisition Company, Raytheon Company.

(4)	Date Filed: December 30, 2010

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

APPLIED SIGNAL TECHNOLOGY, INC.
460 WEST CALIFORNIA AVENUE
SUNNYVALE, CALIFORNIA 94086

[ • ], 2011

Dear Shareholder:

On behalf of the board of directors of Applied Signal Technology, Inc. (the “Company”), I cordially invite you to attend a special meeting of shareholders of the Company, to be held on [ • ], 2011 at 8 a.m. Pacific Time, at [ • ].

On December 18, 2010, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement”) with Raytheon Company, a Delaware corporation (“Parent”), and RN Acquisition Company, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”). At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has caused Merger Sub to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, without par value, of the Company, for $38.00 per share (the “Offer Price”), net to the seller in cash, without interest, and less any applicable withholding taxes. The Merger Agreement also provides that a one-step merger of Merger Sub with and into the Company (the “Merger”) may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the shareholders of the Company have adopted the Merger Agreement at a special meeting of shareholders. In the Merger, each outstanding share of the Company, other than shares owned by Parent or Merger Sub or by the Company’s shareholders who have validly exercised their dissenters’ rights under California law, would be converted into the right to receive a per share amount equal to the Offer Price, net to the shareholder in cash, without interest and less any withholding taxes.

After careful consideration, the Company’s board of directors has unanimously adopted the Merger Agreement and approved the Merger and determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of the Company and its shareholders. Accordingly, the Company’s board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement and approve the Merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Approval of the proposal to adopt the Merger Agreement and approve the Merger requires the affirmative vote of holders of a majority of the outstanding shares of our common stock. Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement and approve the Merger.

If your shares are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares “FOR” approval of the proposal to adopt the Merger Agreement and approve the Merger will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. In arriving at its recommendations, the Company’s board of directors gave careful consideration to a number of factors that are described in the enclosed proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

On behalf of the board of directors and management of the Company, we thank you for your support.

Very truly yours,

William B. Van Vleet III
President and Chief Executive Officer
Applied Signal Technology, Inc.

The proxy statement is dated [ • ], 2011, and is first being mailed to our shareholders on or about [ • ], 2011.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

APPLIED SIGNAL TECHNOLOGY, INC.
460 WEST CALIFORNIA AVENUE
SUNNYVALE, CALIFORNIA 94086

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held • , 2011

A special meeting of shareholders of Applied Signal Technology, Inc., a California corporation (the “Company”), will be held on [ • ], 2011 at 8 a.m. Pacific Time, at [ • ].

The meeting will be held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 18, 2010, as it may be amended from time to time (the “Merger Agreement”), by and among the Company, Raytheon Company, a Delaware corporation (“Parent”), and RN Acquisition Company, a California corporation and a wholly-owned subsidiary of Parent ( “Merger Sub”), and approve the merger of Merger Sub with and into the Company (the “Merger”). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and approve the Merger.

3. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

The board of directors has fixed the close of business on [ • ] , 2011 as the record date for determining shareholders entitled to notice of and to vote at the special meeting.

Your vote is very important, regardless of the number of shares of common stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, without par value (the “Company Common Stock”). Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company Common Stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company Common Stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

After careful consideration, the Company’s board of directors has unanimously adopted the Merger Agreement and approved the Merger and determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of the Company and its shareholders. Accordingly, the Company’s board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the board of directors,

William B. Van Vleet III
President and Chief Executive Officer
Applied Signal Technology, Inc.

Sunnyvale, California
[ • ], 2011

SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	10
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	16
PARTIES TO THE MERGER	17
THE SPECIAL MEETING	17
THE MERGER	22
THE MERGER AGREEMENT	48
MARKET PRICE OF COMPANY COMMON STOCK	66
PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT	67
DISSENTERS’ RIGHTS OF APPRAISAL	69
DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK	72
OTHER MATTERS	72
WHERE YOU CAN FIND MORE INFORMATION	73
Annex A — Agreement and Plan of Merger, dated as of December 18, 2010 by and among the Applied Signal Technology, Inc., Raytheon Company and RN Acquisition Company	A-1
Annex B — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated	B-1
Annex C — California General Corporation Law — Chapter 13	C-1

This proxy statement and a proxy card are first being mailed on or about [ • ], 2011 to shareholders who owned shares of Company common stock as of the close of business on [ • ], 2011.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 73.

•  Parties to the Merger (Page 17)

Applied Signal Technology, Inc.  (the “Company,” “we,” “our,” or ‘‘us”), is a California corporation formed in 1984, and is headquartered in Sunnyvale, California. The Company is a leading provider of advanced intelligence, surveillance and reconnaissance (ISR) products, systems, and services that enhance global security.

Raytheon Company (“Parent”) is a Delaware corporation formed in 1922 and is headquartered in Waltham, Massachusetts. Parent is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. Parent provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing, effects, and command, control, communications and intelligence systems (C3I), as well as a wide range of mission support services. Parent serves both domestic and international customers, principally as a prime contractor on a broad portfolio of defense and related programs for government customers.

RN Acquisition Company ( “Merger Sub”) is a California corporation and a wholly-owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company. To date, Merger Sub has not carried on any activities other than those related to its formation and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated December 18, 2010, as it may be amended from time to time, among the Company, Parent and Merger Sub, as the ‘‘Merger Agreement,” and the merger of Merger Sub with and into the Company, as the ‘‘Merger.”

•  Tender Offer (Page 48)

On December 30, 2010, Merger Sub commenced a tender offer (the “Offer”), for all of the outstanding shares of the Company’s common stock, without par value (the “Company Common Stock”), at a price of $38.00 per share (the “Offer Price”), net to the seller in cash without interest. The Offer contemplated that, after completion of the Offer and the satisfaction or waiver of all conditions, we will merge with Merger Sub and all outstanding shares of Company Common Stock, other than shares held by Parent, Merger Sub or the Company or shares held by the Company’s shareholders who have validly exercised their dissenters’ rights under California law and for whom dissenters’ rights are available under California law, will be canceled and converted into the right to receive cash equal to the Offer Price. The Offer was commenced pursuant to the Merger Agreement.

Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the Offer is completed. If the Offer is not completed, California law provides that the Merger can only be completed after the receipt of shareholder approval of the adoption of the Merger Agreement and approval of the Merger that will be considered at the special meeting. We are soliciting proxies for the special meeting to obtain shareholder approval of the adoption of the Merger Agreement and approval of the Merger to be able to consummate the Merger, regardless of the outcome of the Offer.

We refer in this proxy statement to the Offer and to terms of the Merger Agreement applicable to the Offer; however, the Offer is being made separately to the holders of shares of Company Common Stock and is not applicable to the special meeting.

•  The Special Meeting (Page 17)

Time, Place and Purpose of the Special Meeting (Page 17)

The special meeting will be held on [ • ], 2011 at 8 a.m. PST, at [ • ].

At the special meeting, holders of Company Common Stock will be asked to approve the proposal to adopt the Merger Agreement and approve the Merger and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and approve the Merger.

Record Date and Quorum (Page 18)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company Common Stock at the close of business on [ • ], 2011, which the Company has set as the record date for the special meeting and which we refer to as the “record date.” You will have one vote for each share of Company Common Stock that you owned on the record date. As of the record date, there were [ • ] shares of Company Common Stock outstanding and entitled to vote at the special meeting. A majority of the shares of Company Common Stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.

Vote Required (Page 18)

Approval of the proposal to adopt the Merger Agreement and approve the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority of the shares of Company Common Stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [415,229] shares of Company Common Stock (excluding (1) shares issuable upon the exercise of options to purchase Company Common Stock (the ‘‘Options”), and (2) shares issuable upon vesting of Company restricted stock awards, which we refer to as restricted stock awards) (collectively representing [     ]% of the outstanding shares of Company Common Stock on the record date). Concurrently with the execution of the Merger Agreement, Parent and the Company entered into tender and voting agreements with certain shareholders of the Company who are also members of the board of directors of the Company (the ‘‘Board”) and certain of their affiliates. Pursuant to the terms of such tender and voting agreements, such shareholders will each vote all of their shares of Company Common Stock (other than shares of Company Common Stock as to which such holder does not have discretionary authority) “FOR” the proposal to adopt the Merger Agreement and approve the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation (Page 20)

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company Common Stock will not be voted on the proposal to adopt the Merger Agreement and approve the Merger, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger, and your shares of Company Common Stock will not have an effect on approval of the proposal to adjourn the special meeting.

You may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person by ballot.

If you hold your shares of Company Common Stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee. Simply attending the special meeting without voting, however, will not revoke your proxy.

•  The Merger (Page 22)

The Merger Agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page 22)

In the Merger, each outstanding share of Company Common Stock (except for certain shares owned by Parent or Merger Sub, and shares held by shareholders who have perfected their statutory dissenters’ rights under California law and for whom dissenters’ rights are available under California law, which we refer to collectively as the “Excluded Shares”) will be converted into the right to receive $38.00 in cash, without interest, which amount we refer to as the per share Merger consideration, less any applicable withholding taxes.

•  Reasons for Recommendation (Page 27)

After careful consideration of various factors described in the section entitled “The Merger — Reasons for Recommendation,” the Board unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement (the ‘‘Contemplated Transactions”), (ii) declared that it is in the best interests of the Company and the Company’s shareholders (other than Parent and its subsidiaries) that the Company enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Merger are fair to the Company and the Company’s shareholders (other than Parent and its subsidiaries) and (iv) recommended that the Company’s shareholders adopt the Merger Agreement and approve the Merger.

In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of the Company. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 37.

The Board recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

•  Opinion of the Company’s Financial Advisor (Page 50)

In connection with the Offer and the Merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), the Company’s financial advisor, delivered to the Company’s board of directors a written opinion, dated December 18, 2010, as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration of $38.00 per share to be received by holders of Company Common Stock in the Offer and the Merger. The full text of the written opinion, dated December 18, 2010, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Company’s board of directors for the benefit and use of the Company’s board of directors in connection with and for purposes of its evaluation of the consideration of $38.00 per share to be received by holders of Company Common Stock in the Offer and the Merger from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger.

•  Financing of the Merger

We anticipate that the total funds needed by Parent and Merger Sub to complete the Merger, based upon the shares of Company Common Stock (which estimate includes payment in respect of outstanding Options and unvested Restricted Shares) outstanding as of [ • ], 2011, and to pay estimated related transaction fees and expenses, would be approximately $550 million. There is no financing condition to complete the Merger. We understand that Merger Sub intends to obtain such funds by means of a capital contribution from Parent.

•  Interests of Certain Persons in the Merger (Page 37)

When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted and the Merger be approved by the shareholders of the Company. These interests include the following:

•	accelerated vesting of equity awards held by our employees and directors, at the effective time of the Merger, and the settlement of such awards in exchange for cash; and

•	the executive officers will receive payments and benefits under the executive officers’ employment agreements upon certain types of termination of employment following the effective time of the Merger.

In addition, if the proposal to adopt the Merger Agreement and approve the Merger is approved by our shareholders, the vested shares of previously restricted Company Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by other shareholders of the Company.

•  Material U.S. Federal Income Tax Consequences of the Merger (Page 45)

The exchange of shares of Company Common Stock for cash in the Merger will generally be a taxable transaction to United States securities holders for United States federal income tax purposes. In general, a United States holder whose shares of Company Common Stock are converted into the right to receive cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and its adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the United States holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Payments made to a non-United States holder with respect to shares of Company Common Stock exchanged for cash pursuant to the Merger will generally be exempt from United States federal income tax. A non-United States holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the holder certifies that it is not a United States person or otherwise establishes a valid exemption from backup withholding tax. You should read “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 45 for definitions of “United States Holder” and “Non-United States Holder,” and for a more detailed discussion of the United States federal income tax consequences of the Merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

•  Regulatory Approvals and Notices (Page 46)

Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), has expired or been terminated.

Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the ‘‘FTC”), the Merger cannot be completed until each of the Company and Parent files a notification and report form with the FTC and the Antitrust Division of the Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. Parent filed such a notification and report form on January 3, 2011 and requested early termination of the waiting period. The Company filed such a notification and report form on January 7, 2011. The applicable waiting period will expire at 11:59 p.m., New York City time, on January 18, 2011, unless earlier terminated or unless the FTC or the DOJ issues a request for additional information and documentary material prior to that time.

•  Litigation Relating to the Merger (Page 48)

On January 11, 2011, the Company received a copy of an unfiled complaint and was informed that a putative shareholder class action lawsuit has been, or will be, filed in the Superior Court of the State of California, County of Santa Clara, captioned Jarackas v. Applied Signal Technology, Inc., et al. (Case No. 111CV191643) against the Company, the members of the Board, Parent and Merger Sub (the “Complaint”). The Complaint alleges that the members of the Board breached their fiduciary duties in connection with the Board’s recommendation to the Company’s shareholders to accept the Offer, authorizing the Company to enter into the Merger Agreement and the disclosures regarding the Offer and the Merger. The Complaint seeks injunctive relief and does not seek an award of money damages. The Company believes the allegations are without merit and intends to defend vigorously the action.

•  The Merger Agreement (Page 48)

Conversion of Capital Stock (Page 50)

At the effective time of the Merger, each share of Company Common Stock issued and outstanding (except for the Excluded Shares) will convert into the right to receive the per share Merger consideration of $38.00 in cash, without interest, less any applicable withholding taxes.

Treatment of Options (Page 51)

At the effective time of the Merger, each outstanding and unexercised Option, vested or unvested, issued under the Company’s equity plans or otherwise, will be cancelled and will entitle the holder to receive an amount in cash equal to the excess of $38.00 over the exercise price per share of Company Common Stock subject to such Option, multiplied by the number of shares of Company Common Stock subject to such Option, less any applicable withholding taxes.

Treatment of Restricted Shares (Page 51)

Upon effective time of the Merger, each outstanding restricted share of Company Common Stock that is subject to vesting (each, a “Restricted Share”) granted pursuant to the Company’s equity incentive plans will be converted, without any action on the part of the holder of such Restricted Share, into the right to receive, as soon as practicable (and in any event within two business days) following the vesting of such Restricted Share in accordance with its terms, a per share cash payment equal to the Offer Price, less any applicable withholding of taxes.

No Solicitation of a Takeover Proposal (Page 56)

The Company agreed that it shall not, and shall not permit its controlled affiliates or permit its or any of its controlled affiliates’ directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives, whom we refer to collectively as “representatives,” to, directly or indirectly:

•	solicit, initiate, propose or encourage, or take any other action to knowingly facilitate, any Takeover Proposal (as defined on page 59) or any inquiries or offers or the making of any proposal or any other efforts or attempt that could reasonably be expected to lead to a Takeover Proposal; or

•	enter into, continue or otherwise participate in any communications or negotiations regarding, or furnish to any person or entity any information or provide access to any of its properties with respect to, or otherwise knowingly cooperate in any way with any person or entity with respect to, any Takeover Proposal or any inquiries or offers or the making of any proposal or any other efforts or attempt that could reasonably be expected to lead to a Takeover Proposal.

The Company also agreed that it shall, and shall cause its subsidiaries and direct its representatives to, immediately cease and cause to be terminated all existing communications and negotiations with any person or entity conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal and shall request, and exercise all rights under all confidentiality or nondisclosure agreements with regard to, the prompt return or destruction of all confidential information previously furnished in connection therewith.

Notwithstanding the restrictions described above, at any time before the first to occur of the Company shareholders meeting to approve the Merger and the acceptance of shares of Company Common Stock for payment in the Offer, the Company may, and may permit and authorize its affiliates and its and their respective representatives to, (i) furnish information with respect to the Company and its subsidiaries to a person or entity making a bona fide written Takeover Proposal (and its representatives) pursuant to a confidentiality agreement with provisions identical in all substantive respects to, and which otherwise contains terms that are no less favorable to the Company than, those contained in its confidentiality agreement with Parent and (ii) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal, so long as the Company complies with certain terms of the Merger Agreement. See “No Solicitation of a Takeover Proposal” beginning on page 56.

Conditions to the Merger (Page 49)

The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including receipt of required antitrust approvals and the accuracy of the parties’ respective representations and warranties in the Merger Agreement. The obligation of Parent and Merger Sub to consummate the Merger is also subject to the absence of any state of facts, condition, change, development or event, from the date of the Merger Agreement until the effective time of the Merger, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, as described under “The Merger Agreement–Representations and Warranties” beginning on page 51.

Termination (Page 62)

We and Parent may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by our shareholders.

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by our shareholders:

•	by either Parent or the Company:

•	if the Merger has not been consummated prior to June 18, 2011 (the “Termination Date”) for any reason; provided, however, that the right to terminate the Merger Agreement in such event shall not be available to any party whose action or failure to act has been the principal cause of, or primarily resulted in, the failure to consummate the Merger prior to such date and such action or failure to act was not otherwise expressly permitted under the Merger Agreement;

•	if any preliminary or permanent injunction or other judgment (other than a temporary restraining order) issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the Offer or the Merger shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement in such event shall not be available to any party which is then in breach of Section 6.3 of the Merger Agreement and such breach has been a principal cause of such restraint or prohibition being or remaining in effect; or

•	if any temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of delaying the consummation of the Offer or the Merger beyond the Termination Date shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement in such event shall not be available to any party which is then in breach of Section 6.3 of the Merger Agreement and such breach has been a principal cause of such restraint or prohibition being or remaining in effect;

•	by Parent:

•	prior to the first to occur of Merger Sub accepting for payment shares of Company Common Stock tendered in the Offer and the Company shareholders meeting, if (i) an Adverse Recommendation Change has occurred, as defined in the Merger Agreement, (including by failure to include the Company recommendation in the Schedule 14D-9 and the proxy statement mailed to the Company’s shareholders in connection with the Merger), (ii) within 48 hours (or such longer period of time that the Board determines in good faith is reasonably necessary to comply with its fiduciary duties under applicable law) of a written request by Parent for the Board to reaffirm the Board’s recommendation to the Company’s shareholders following the date any takeover proposal or any material change thereto is first publicly announced, published or sent to the Company’s shareholders, the Company fails to issue a press release that reaffirms, without qualification, the Board’s recommendation (provided that such request shall only be made once with respect to such takeover proposal absent further material changes thereto), (iii) the Board (or any committee thereof) fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any takeover proposal subject to Regulation 14D under the Exchange Act within ten business days after the commencement of such takeover proposal (including, for these purposes, by taking no position with respect to the acceptance by the Company’s shareholders of a tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer), (iv) the Company shall have intentionally and materially breached any of its obligations under Section 5.2 of the Merger Agreement (which is summarized under the heading “No Solicitation of a Takeover Proposal”) or (v) the Company or the Board (or any committee thereof) shall authorize or publicly propose any of the foregoing;

•	before the first to occur of Merger Sub accepting for payment shares of Company Common Stock tendered in the Offer and the consummation of the Merger, if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of the condition to the Offer or the Merger with respect to the Company’s representations, warranties or covenants and (ii) is incapable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the termination date, the Company does not commence to cure such breach or failure within ten business days after its receipt of written notice thereof from Parent and use its reasonable best efforts to pursue such cure thereafter;

•	before Merger Sub accepts for payment shares of Company Common Stock tendered in the Offer, if, on any then scheduled expiration date for the Offer, Merger Sub is not required (and Parent is not required to cause Merger Sub) to extend the Offer in the manner described under the heading “The Offer” and any of the conditions to the Offer shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived on such then scheduled expiration date; provided, that Parent may not terminate the Merger Agreement under such circumstances if the Offer has been terminated by Parent because the Company is seeking approval of the Merger Agreement at the Company’s shareholders meeting; or

•	prior to the first to occur of Merger Sub accepting for payment shares of Company Common Stock tendered in the Offer and the consummation of the Merger, if a Material Adverse Effect (as defined in the Merger Agreement) shall have occurred;

•	by the Company, if:

•	before the first to occur of Merger Sub accepting for payment shares of Company Common Stock tendered in the Offer and the receipt of the approval of the Merger by the Company’s shareholders, in order to enter into a definitive agreement constituting a Superior Proposal (as defined in the Merger Agreement) in any circumstance in which the Board is permitted to make an Adverse Recommendation Change (as defined in the Merger Agreement) in accordance with the terms and subject to the conditions of the no solicitation provisions of the Merger Agreement and concurrently with such termination the Company pays to Parent the Termination Fee (as defined below);

•	before the first to occur of Merger Sub accepting for payment shares of Company Common Stock tendered in the Offer and the consummation of the Merger, if (i) Parent or Merger Sub shall have breached in any material respect any of its representations or warranties contained in the Merger Agreement or (ii) Parent or Merger Sub shall have failed to perform in any material respect all obligations, covenants or agreements required to be performed by them under the Merger Agreement at or before such time as Merger Sub accepts for payment shares of Company Common Stock tendered in the Offer or, if the Offer shall have been terminated, the closing date of the Merger, in each case, which breach or failure to perform (A) is incapable of being cured by Parent or Merger Sub by the Termination Date or, if capable of being cured by Parent by the termination date, Parent and Merger Sub do not commence to cure such breach or failure within ten business days after their receipt of written notice thereof from the Company and use their reasonable best efforts to pursue such cure thereafter and (B) in any way would reasonably be expected to prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the Offer, the Merger or the other transactions contemplated by the Merger Agreement;

•	before Merger Sub accepts for payment shares of Company Common Stock tendered in the Offer, if the Offer has expired in accordance with its terms and has not been extended by Merger Sub, and Merger Sub has not accepted for payment within three business days following such expiration all shares validly tendered and not validly withdrawn; provided, that the Company may not terminate the Merger Agreement under such circumstances if the Offer has been terminated by Parent because the Company is seeking approval of the Merger Agreement at the Company’s shareholders meeting; or

•	before the consummation of the Merger if (i) all the conditions that are applicable to each party’s obligation to consummate the Merger (other than the purchase of the shares if the Offer has been terminated but the Merger Agreement has not been terminated, and other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger, each of which is capable of being satisfied at that closing), (ii) Parent shall have failed to consummate the Merger by the time required under the Merger Agreement, (iii) the Company has notified Parent in writing that it stands and will stand ready, willing and able to consummate the Merger at such time, and (iv) the Company shall have given Parent written notice at least three business days prior to such termination stating the Company’s intention to terminate the Merger Agreement in this circumstance and the basis for such termination.

Termination Fee and Expense Reimbursement (Page 64)

•	If the Merger Agreement is terminated in certain circumstances described under “Termination Fee and Expense Reimbursement” beginning on page 64, the Company may be required to pay a termination fee of $17.3 million to Parent.

•	The Merger Agreement also provides that if the Merger Agreement is terminated in accordance with the terms of Section 8.1(d) thereof, then the Company shall pay to Parent an amount equal to all out-of-pocket costs, fees and expenses (including attorneys’ fees) incurred by Parent and its subsidiaries (including Merger Sub) in connection with the Merger Agreement, the Offer and the Merger, such amount not to exceed $1,000,000.

•  Market Price of Company Common Stock (Page 66)

The per share Merger consideration of $38.00 per share of Company Common Stock:

•	represents a premium of 8.5% over the closing price of the Company Common Stock on December 17, 2010, which was the last full trading day before the Offer and the Merger were publicly announced;

•	represents a premium of a 37.0% premium over the closing price of the shares on October 21, 2010, which was the last full trading day before the Company publicly announced that it was considering strategic alternatives; and

•	represents a premium of 64.5% over the closing price of the shares on September 22, 2010, which was the last full trading day before the Board authorized the retention of BofA Merrill Lynch to explore strategic alternatives.

•  Dissenters’ Rights (Page 69)

If the Merger is consummated pursuant to the Merger Agreement, each holder of shares of Company Common Stock who fully complies with and meets all the requirements of the provisions of Chapter 13 of the California General Corporation Law (the “CGCL”), whom we refer to as a “qualifying shareholder,” may have the right to require the Company to purchase the holder’s shares for cash at “fair market value.” A qualifying shareholder will be entitled to exercise these dissenters’ rights under the CGCL only if (i) the holders of 5% or more of the outstanding shares properly file demands for payment of the fair market value or (ii) the shares held by such holder are subject to any restriction on transfer imposed by the Company or by any law or regulation (“Restricted Securities”). Accordingly, if the holders of 5% or more of the shares properly file demands for payment in compliance with Chapter 13 of the CGCL, all other qualifying shareholders will be entitled to require the Company to purchase their shares for cash at their fair market value if the Merger is consummated. If the holders of less than 5% of the shares properly file demands for payment in compliance with Chapter 13 of the CGCL but any holder of Restricted Securities properly files such a demand, only such holder or holders of Restricted Securities shall be entitled to require the Company to purchase their shares as described in the preceding sentence. In addition, if immediately prior to the effective time of the Merger, the shares are not listed on a national securities exchange certified by the California Commissioner of Corporations, holders of shares may exercise dissenters’ rights as to any or all of their shares entitled to such rights. If the Merger is not consummated, no qualifying shareholder will be entitled to have the Company or Merger Sub purchase such holder’s shares under Chapter 13 of the CGCL.

Under the CGCL, the “fair market value” of the shares may be one agreed to by the Company and the qualifying shareholders or judicially determined, depending on the circumstances. The “fair market value” is determined as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation as a result of the Merger and subject to adjustments. The value so determined could be more or less than the Offer Price.

If the Company denies that a shareholder is a qualifying shareholder, or if a qualifying shareholder and the Company fail to agree on the fair market value of shares, then such shareholder demanding purchase of shares as dissenting shares or the Company may, within six months after the Company mails the notice of a short-form Merger pursuant to Section 1110 of the CGCL or, if applicable, the required notice that shareholders have approved the Merger, file a complaint or intervene in a pending action to determine whether the shares are dissenting shares or the fair market value of the shares, as applicable.

The foregoing discussion of the rights of qualifying shareholders does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any available dissenters’ rights and is qualified in its entirety by reference to Chapter 13 of the CGCL, a copy of which is reproduced in its entirety as Annex C to this proxy statement.

•  Delisting and Deregistration of Company Common Stock (Page 72)

If the Merger is completed, the Company Common Stock will be delisted from the Nasdaq Global Select Market (“Nasdaq”), and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we would no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the Company Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 73.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement and approve the Merger is approved by our shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company. Upon completion of the Merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation. As a result of the Merger, the Company will become a subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company Common Stock.

Q:	Did Merger Sub commence a tender offer for shares of Company Common Stock?

A:	Yes. On December 30, 2010, Merger Sub commenced the offer to purchase all of the outstanding shares of Company Common Stock at a price of $38.00 per share, in cash, without interest thereon and less any applicable withholding taxes. The Offer was commenced pursuant to the Merger Agreement.

Under the terms of the Merger Agreement, the parties agreed to pursue the Merger whether or not the Offer is completed. If the Offer is not completed, the parties agreed that the Merger could only be completed after the receipt of shareholder approval of the adoption of the Merger Agreement and the approval of the Merger that will be considered at the special meeting.

We are soliciting proxies for the special meeting to obtain shareholder approval of the adoption of the Merger Agreement and the approval of the Merger to be able to consummate the Merger regardless of the outcome of the Offer. Regardless of whether you tendered your shares of Company Common Stock in the Offer, you may nevertheless vote your shares at the special meeting because you were a shareholder as of the record date of the meeting.

Q.	What will I receive if the Merger is completed?

A.	Upon completion of the Merger, you will be entitled to receive the per share Merger consideration of $38.00 in cash, without interest, less any applicable withholding taxes, for each share of Company Common Stock that you own, unless you have properly exercised and not withdrawn your dissenters’ rights under the CGCL with respect to such shares and dissenters’ rights are available under California law. For example, if you own 100 shares of Company Common Stock, you will receive $3,800 in cash in exchange for your shares of Company Common Stock, without interest and less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.	When do you expect the Merger to be completed?

A.	We are working towards completing the Merger as soon as possible. If the Merger is approved at the shareholders meeting then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Q.	What happens if the Merger is not completed?

A.	If the Merger Agreement is not adopted by the shareholders of the Company or if the Merger is not completed for any other reason, the shareholders of the Company will not receive any payment for their shares of Company

Common Stock. Instead, the Company will remain an independent public company, and the Company Common Stock will continue to be listed and traded on Nasdaq. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the Merger Agreement and to reimburse Parent for up to $1 million of its out-of-pocket expenses, as described under “The Merger Agreement — Termination Fee and Expense Reimbursement” beginning on page 64.

Q.	Is the Merger expected to be taxable to me?

A.	Yes. The exchange of shares of Company Common Stock for cash in the Merger will generally be a taxable transaction to United States securities holders for United States federal income tax purposes. In general, a United States holder whose shares of Company Common Stock are converted into the right to receive cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and its adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the United States holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.

Payments made to a non-United States holder with respect to shares of Company Common Stock exchanged for cash pursuant to the Merger will generally be exempt from United States federal income tax. A non-United States holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the holder certifies that it is not a United States person or otherwise establishes a valid exemption from backup withholding tax.

You should read “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 45 for definitions of “United States Holder” and “Non-United States Holder,” and for a more detailed discussion of the United States federal income tax consequences of the Merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?

A:	Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of the Company. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 37.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form because you own shares of Company Common Stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters. You are encouraged to vote even if you have tendered your shares in the Offer.

Q.	When and where is the special meeting?

A.	The special meeting of shareholders of the Company will be held on [ • ], 2011 at 8 a.m. Pacific Time, at [ • ]. This proxy statement for the special meeting will be mailed to shareholders on or about [ • ], 2011.

Q.	Who may attend the special meeting?

A.	All shareholders of record at the close of business on [ • ], 2011, which is the record date for the special meeting, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and admission is on a first-come, first-served basis. Please be prepared to present valid photo identification for admission to the special meeting.

If you hold shares of Company Common Stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a copy of a statement reflecting your share ownership as of the record date, or a legal proxy from your broker or nominee.

Shareholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

Q.	When will the shareholders’ list be available for examination?

A.	A complete list of the shareholders of record as of the record date will be available for examination by shareholders of record beginning on [ • ], 2011 at the Company’s headquarters and will continue to be available through and during the special meeting at [ • ].

Q.	Who may vote?

A.	You may vote if you owned Company Common Stock as of the close of business on the record date. Each share of Company Common Stock is entitled to one vote. As of the record date, there were [ • ] shares of Company Common Stock outstanding and entitled to vote at the special meeting.

Q.	What will I be voting on?

A.	You will be voting on the following:

•	the adoption of the Merger Agreement and approval of the Merger; and

•	the approval to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and approve the Merger.

Q.	What are the voting recommendations of the Company’s board of directors?

A.	The Board unanimously recommends that you vote your shares of Company Common Stock “FOR” the proposal to adopt the Merger Agreement and approve the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How do I vote?

A.	If you are a shareholder of record (that is, if your shares of Company Common Stock are registered in your name with BNY Mellon Shareowner Services, our transfer agent), there are four ways to vote:

Telephone Voting:  You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your shares of Company Common Stock and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your shares of Company Common Stock and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail:  You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of Company Common Stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Company Common Stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the special meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the meeting.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Pacific Time on [ • ], 2011. Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

Even if you plan to attend the special meeting, you are encouraged to vote your shares of Company Common Stock by proxy. You may still vote your shares of Company Common Stock in person at the meeting even if you have previously voted by proxy. If you are present at the meeting and vote in person, your previous vote by proxy will not be counted. Simply attending the special meeting without voting, however, will not revoke your proxy.

Q.	What if I hold my shares of Company Common Stock in “street name”?

A.	You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your shares of Company Common Stock as you have directed. Please note that if you wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger, and your shares of Company Common Stock will not have an effect on the proposal to adjourn the special meeting.

Q.	Can I change my mind after I vote?

A.	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares of Company Common Stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Q.	Who will count the votes?

A.	A representative of [ ] will count the votes and will serve as the independent inspector of elections.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We encourage you to register all of your shares of Company Common Stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at [ ] or at the following address:

[ ]

Q.	Will my shares of Company Common Stock be voted if I do not provide my proxy?

A.	If you are the shareholder of record and you do not vote or provide a proxy, your shares of Company Common Stock will not be voted.

If your shares of Company Common Stock are held in street name, they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority under the rules of the New York Stock Exchange (the “NYSE”) rules to vote shares of Company Common Stock for which their customers do not provide voting instructions on certain “routine” matters.

However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement and approve the Merger and the proposal to approve the adjournment of the special meeting, if necessary or appropriate, and, as a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company Common Stock on non-routine matters, which we refer to generally as broker non-votes.

Q.	May shareholders ask questions?

A.	Yes. Our representatives will answer shareholders’ questions of general interest following the meeting consistent with the rules distributed at the special meeting.

Q.	How many votes must be present to hold the meeting?

A.	A majority of the outstanding shares of Company Common Stock entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. Shares of Company Common Stock represented in person or by proxy, including abstentions, will be counted for purposes of determining whether a quorum is present. Broker non-votes will not be counted for determining whether a quorum is present.

Q.	What vote is required to approve each proposal?

A.	The adoption of the Merger Agreement and approve the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement and approve the Merger is based upon the total number of outstanding shares of Company Common Stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy and entitled to vote on the matter at the special meeting even if less than a quorum. Abstaining will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock, your shares of Company Common Stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Q.	How are votes counted?

A.	For the proposal to adopt the Merger Agreement and approve the Merger, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted “AGAINST” the proposal, but broker non-votes will not have an effect on the proposal.

Q.	Who will pay for this proxy solicitation?

A.	We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares of Company Common Stock. A few of our officers and employees may participate in the solicitation of proxies without additional compensation.

Q.	Will any other matters be voted on at the special meeting?

A.	As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

Q.	What is the Company’s website address?

A.	Our website address is www.appsig.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the Investor Relations-SEC Filings section, as soon as reasonably practicable after electronically filing such material with the SEC.

This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Shareholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, shareholders may obtain free copies of the documents filed with the SEC by contacting the Company at 460 West California Avenue, Sunnyvale, California 94086, (408) 749-1888.

The references to our website address and the SEC’s website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

Our SEC filings are available in print to any shareholder who requests a copy at the phone number or address listed above.

Q.	What happens if I sell my shares of Company Common Stock before the special meeting?

A.	The record date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the Merger. If you transfer your shares of Company Common Stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share Merger consideration to the person to whom you transfer your shares.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company Common Stock in your own name as the shareholder of record, please vote your shares of Company Common Stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. You will be sent a letter of transmittal promptly after the completion of the Merger, describing how you may exchange your shares of Company Common Stock for the per share Merger consideration. If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company Common Stock in exchange for the per share Merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise dissenters’ rights under the CGCL instead of receiving the per share Merger consideration for my shares of Company Common Stock?

A.	Yes. As a holder of Company Common Stock, you are entitled to exercise dissenters’ rights under the CGCL in connection with the Merger if you take certain actions and meet certain conditions and if shareholders holding in the aggregate at least five percent of the Company Common Stock properly exercise their dissenters’ rights under the CGCL. See “Dissenters’ Rights” beginning on page 69.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Company Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please call [ • ] toll-free at [ • ].

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “project,” “estimate,” “will,” “may,” “should,” “future,” “predicts,” “potential,” “continue” and similar expressions identify these forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the Merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. You are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q, factors and matters contained or incorporated by reference in this document, and the following factors:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee;

•	the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the Merger, including receipt of required regulatory approvals;

•	the failure of the Merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the Merger Agreement;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally; and

•	the amount of the costs, fees, expenses and charges related to the Merger.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Business” and “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see “Where You Can Find More Information” beginning on page 73). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

PARTIES TO THE MERGER

The Company

Applied Signal Technology, Inc.
460 West California Avenue
Sunnyvale, California 94086
(408) 749-1888

The Company is a California corporation formed in 1984, and is headquartered in Sunnyvale, California. The Company is a leading provider of advanced intelligence, surveillance and reconnaissance (ISR) products, systems, and services that enhance global security. For more information about the Company, please visit our website www.appsig.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 73. Company Common Stock is publicly traded on Nasdaq under the symbol “APSG”.

Parent

Raytheon Company
870 Winter Street
Waltham, MA 02451
(781) 522-3000

Parent is a Delaware corporation formed in 1922 and is headquartered in Waltham, Massachusetts. Parent is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. Parent provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing, effects, and command, control, communications and intelligence systems (C3I), as well as a wide range of mission support services. Parent serves both domestic and international customers, principally as a prime contractor on a broad portfolio of defense and related programs for government customers. For more information about Parent, please visit Parent’s website www.raytheon.com. Parent’s common stock is publicly traded on the NYSE under the symbol “RTN”.

Merger Sub

RN Acquisition Company
c/o Raytheon Company
870 Winter Street
Waltham, MA 02451
(781) 522-3000

Merger Sub is a California corporation and a wholly-owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company. To date, Merger Sub has not carried on any activities other than those related to its formation and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [ • ], 2011, starting at 8 a.m., Pacific Time, at [ • ], or at any postponement or adjournment thereof. At the special meeting, holders of shares of Company Common Stock will be asked to approve the proposal to adopt the Merger Agreement and approve the Merger and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and approve the Merger.

Our shareholders must approve the proposal to adopt the Merger Agreement and approve the Merger in order for the Merger to occur. If our shareholders fail to approve the proposal to adopt the Merger Agreement and approve the Merger, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on [ • ], 2011 as the record date for the special meeting, and only holders of record of shares of Company Common Stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company Common Stock at the close of business on the record date. On the record date, there were [ • ] shares of Company Common Stock outstanding and entitled to vote. Each share of Company Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Company Common Stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company Common Stock represented at the special meeting but not voted, including shares of Company Common Stock for which a shareholder directs an “abstention” from voting, will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for determining whether a quorum is present. A quorum is necessary to transact business at the special meeting. Once a share of Company Common Stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

Only shareholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present a valid photo identification, such as a driver’s license or passport. If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company Common Stock and a valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the Merger Agreement and approve the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock. For the proposal to adopt the Merger Agreement and approve the Merger, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast in favor of the proposal to adopt the Merger Agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

If your shares of Company Common Stock are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares of Company Common Stock, the “shareholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company Common Stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement and approve the Merger and, as a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company Common Stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote FOR, AGAINST or ABSTAIN. For purposes of this proposal, if your shares of Company Common Stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of Company Common Stock not voted, will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting.

If you are a shareholder of record, you may have your shares of Company Common Stock voted on matters presented at the special meeting in any of the following ways:

Telephone Voting:  You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your shares of Company Common Stock and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your shares of Company Common Stock and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail:  You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of Company Common Stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Company Common Stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the special meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share Merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement and approve the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you have any questions or need assistance voting your shares, please call [ • ] toll-free at [ • ].

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of [ • ], 2011, the record date for the special meeting, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [ • ] shares of Company Common Stock (excluding any shares of Company Common Stock deliverable upon exercise or conversion of any Options or Restricted Shares), representing [ • ]% of the outstanding shares of Company Common Stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company Common Stock “FOR” the proposal to adopt the Merger Agreement and approve the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

On December 18, 2010, certain shareholders, who are also members of the Board and certain of their affiliates, entered into separate tender and voting agreements with Parent and Merger Sub (the “Tender and Voting Agreements”). Pursuant to the Tender and Voting Agreements, among other things, each such shareholder has agreed to tender in the Offer, and not withdraw, all of the shares beneficially owned by the shareholder, as well as any other shares of Company Common Stock acquired by the tendering shareholder after the date of the Tender and Voting Agreements. In addition, each shareholder appointed Parent and Merger Sub as proxy for such shareholder with the power to vote all shares of Company Common Stock covered by the Tender and Voting Agreement and beneficially owned at the time of the vote, whether at an annual, special, postponed or adjourned meeting of the Company’s shareholders, or to grant consent or approval in any written consent in lieu of such a meeting to, among other things, vote in favor of approval of the Merger and adoption of the Merger Agreement and vote in favor of any adjournment of any shareholder meeting with respect to the Merger or the Merger Agreement.

Proxies and Revocation

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company Common Stock will not be voted on the proposal to adopt the Merger Agreement and approve the Merger, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

If you are a shareholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and approve the Merger or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. If the Merger is approved at the shareholders meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Rights of Dissenting Shareholders

If the Merger is consummated pursuant to the Merger Agreement, each holder of shares of Company Common Stock who fully complies with and meets all the requirements of the provisions of Chapter 13 of the CGCL, whom we may refer to as “qualifying shareholders”, may have the right to require the Company to purchase the holder’s shares for cash at “fair market value.” A qualifying shareholder will be entitled to exercise these dissenters’ rights under the CGCL only if (i) the holders of 5% or more of the outstanding shares of Company Common Stock properly file demands for payment of the fair market value or (ii) the shares held by such holder are subject to any restriction on transfer imposed by the Company or by any law or regulation (“Restricted Securities”). Accordingly, if the holders of 5% or more of the shares properly file demands for payment in compliance with Chapter 13 of the CGCL, all other qualifying shareholders will be entitled to require the Company to purchase their shares for cash at their fair market value if the Merger is consummated. If the holders of less than 5% of the shares properly file demands for payment in compliance with Chapter 13 of the CGCL but any holder of restricted securities properly files such a demand, only such holder or holders of restricted securities shall be entitled to require the Company to purchase their shares as described in the preceding sentence. In addition, if immediately prior to the effective time of the Merger, the shares are not listed on a national securities exchange certified by the California Commissioner of Corporations, holders of shares may exercise dissenters’ rights as to any or all of their shares entitled to such rights. If the Merger is not consummated, no qualifying shareholder will be entitled to have the Company or Merger Sub purchase such holder’s shares under Chapter 13 of the CGCL.

Under the CGCL, the “fair market value” of the shares may be one agreed to by the Company and the qualifying shareholders or judicially determined, depending on the circumstances. The “fair market value” is determined as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation as a result of the Merger and subject to adjustments. The value so determined could be more or less than the Offer price.

If the Company denies that a shareholder is a qualifying shareholder, or if a qualifying shareholder and the Company fail to agree on the fair market value of shares, then such shareholder demanding purchase of shares as dissenting shares or the Company may, within six months after the Company mails the notice of a short-form merger pursuant to Section 1110 of the CGCL or, if applicable, the required notice that shareholders have approved the Merger, file a complaint or intervene in a pending action to determine whether the shares are dissenting shares or the fair market value of the shares, as applicable.

The foregoing discussion of the rights of qualifying shareholders does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any available dissenters’ rights and is qualified in its entirety by reference to Chapter 13 of the CGCL, a copy of which is reproduced in its entirety as Annex D to this proxy statement.

Payment of Solicitation Expenses

The Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Company Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy or vote, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [ • ] toll-free at [ • ].

THE MERGER

This discussion of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You should carefully read the entire Merger Agreement in its entirety as it is the legal document that governs the Merger.

The Merger Agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

In the Merger, each outstanding share of Company Common Stock (except for the Excluded Shares) will be converted into the right to receive the per share Merger consideration of $38.00 in cash, without interest, less any applicable withholding taxes.

Background of the Contemplated Transactions

The Company continually reviews its position in the intelligence, surveillance and reconnaissance (ISR) and cyber solutions industries to examine potential strategic business transactions that might be in the interests of its shareholders. The Company’s management regularly spends time identifying potential business acquisitions of interest and regularly engages in discussions with companies that appear to be appropriate candidates for business combinations. As part of its ongoing evaluation of the Company’s business and its strategic planning, the Board periodically discusses and reviews the Company’s strategic goals and alternatives, performance and prospects. The Board has in the past received updates from time to time from various investment bankers on the state of the Company’s industry and potential for acquisition activity.

Over the years, the Company has been approached multiple times by different parties to inquire whether the Board was interested in pursuing a potential transaction. After review, the Board determined each time that pursuing the inquiry was not in the best interests of the shareholders.

In addition, the defense electronics industry has a relatively limited number of significant participants. Over the years, the Company has worked with Parent and most of the other significant participants in the industry on certain programs and, in connection with such programs, their employees have interacted frequently. Prior to their discussions with respect to the Offer and the Merger described below, Parent and the Company have had an ongoing business relationship relating to teaming and subcontractor arrangements that are common in the industries in which Parent and the Company operate.

In early 2008, the Company retained BofA Merrill Lynch to advise the Company with respect to takeover preparedness and evaluating its strategic alternatives. In June 2009, the Board formed an ad hoc Mergers and Acquisitions Committee comprised of David D. Elliman, Milton E. Cooper and Robert J. Richardson to review any strategic opportunities presented to the Company, including acquisitions, and to make a recommendation to the full Board as to any such opportunities. Each member of the M&A Committee is an independent director of the Company. The M&A Committee was established as an administrative convenience in order to permit the efficient review of potential transactions and to facilitate the involvement of members of the Board in any acquisition process, and not because of any actual or perceived conflict of interest involving any director.

In May 2010, the Company initiated its annual strategic business planning process to assess future growth opportunities for the Company. The Company received input from an independent strategic advisory board consisting of recognized former government officials to provide insight and perspectives into the U.S. federal government budgeting process. The information was used to create a corporate growth strategy consisting of detailed implementation plans for each of the Company’s lines of business. The strategic plan contemplated expansion through a combination of organic growth and strategic acquisitions.

In June 2010, following public speculation as to a potential sale of a similar company in the Company’s market space, the Board determined that it would be advisable to review potential strategic alternatives and compare the resulting options to the Company’s strategic plan. William B. Van Vleet III, the Company’s President and Chief Executive Officer and a director, updated the Board on strategic alternatives available to the Company, and reported to the Board on his meetings with a number of investment bankers. At the end of June 2010, the sale of the similar company was announced publicly at a price that implied the possibility of obtaining a compelling value for the Company in any sale process.

In September 2010, the Company’s management presented its strategic plan to the Board. Although the plan identified areas for reasonable growth as an independent company, the Board determined that a pursuit of strategic alternatives, up to and including a sale of the Company, had the potential to generate greater shareholder value. The Board requested independent validation of the potential value of the Company in a sale process. Mr. Van Vleet contacted BofA Merrill Lynch to discuss re-engaging BofA Merrill Lynch to assist the Company in evaluating strategic alternatives available to the Company. BofA Merrill Lynch commenced a preparatory review of the Company’s business and operations and the Company’s potential strategic alternatives.

On September 22 and 23, 2010, in connection with a regularly scheduled board meeting, the independent members of the Board held a meeting to consider strategic alternatives for the Company, which was followed by a meeting of the M&A Committee and the full Board. At the meetings, representatives of BofA Merrill Lynch discussed the Company’s financial performance and presented a preliminary review of the strategic alternatives available to the Company. BofA Merrill Lynch also described the process that it would recommend if the Board determined to engage in a further exploration of strategic alternatives. At the Board meeting, a representative from DLA Piper LLP (US) (“DLA Piper”), counsel to the Company, reviewed with the Board their fiduciary duties with respect to any potential sale transaction, and management provided input on the strategic alternatives available to the Company. Following the presentations and further questions and discussion, the Board determined to engage in a further exploration of strategic alternatives and authorized the re-engagement of BofA Merrill Lynch to assist the Company in exploring strategic alternatives and any potential sale transaction. The Board selected BofA Merrill Lynch on the basis of BofA Merrill Lynch’s experience, its reputation and its familiarity with the Company and its business. The Company executed an amended and restated engagement agreement with BofA Merrill Lynch pursuant to which it engaged BofA Merrill Lynch to serve as its exclusive financial advisor in connection with the Company’s evaluation of strategic alternatives and any potential sale transaction.

At the end of September 2010, the Company, BofA Merrill Lynch and DLA Piper began preparing for the commencement of a process to contact potentially interested parties in connection with an exploration of strategic alternatives, including the preparation of a confidential description of the Company. The Company’s management and its financial and legal advisors also prepared a management brief, due diligence materials and draft transaction documents in preparation for contacting potentially interested parties.

On October 11, 2010, the M&A Committee authorized BofA Merrill Lynch to begin contacting potentially interested parties on behalf of the Company in connection with an exploration of strategic alternatives. Beginning on October 12, 2010, BofA Merrill Lynch began contacting a targeted list of 14 likely bidders from the defense industry that had been identified by the Company and BofA Merrill Lynch. Due to market speculation as to the Company’s potential sale process, another strategic bidder that was not on the targeted list approached the Company about participating in the potential sale process and was invited to participate. Commencing on October 14, 2010, DLA Piper, on behalf of the Company, negotiated mutual nondisclosure agreements with the interested parties. The Company and Parent executed a mutual nondisclosure agreement on October 19, 2010. The Company also entered into mutual nondisclosure agreements with nine other interested parties.

On October 18, 2010, BofA Merrill Lynch began distributing a confidential information package, including projections, to each of the 10 interested parties that had entered into mutual nondisclosure agreements with the Company. BofA Merrill Lynch also sent, on behalf of the Company, a bid process letter to each of the 10 parties, indicating to the parties that they should submit an indication of interest letter to BofA Merrill Lynch no later than November 9, 2010.

In mid-to-late October 2010, occasional press reports speculated as to the Company’s potential sales process and the Company’s retention of investment bankers. Consistent with its long-standing policy, the Company declined to comment on market rumors. During the week of October 18, 2010, the Company noted an increase in its share price and trading volume. As a result, on October 22, 2010, the Company issued a press release stating that the Company was considering strategic alternatives, and that the Company had retained BofA Merrill Lynch, but that no assurance could be given that any transaction would be completed.

On November 9, 2010, BofA Merrill Lynch, on behalf of the Company, received five preliminary indications of interest at prices ranging from $31.38 to $37.00 per share. The five bidders submitting indications of interest included (a) Parent, (b) two other large U.S. defense contractors (“Bidder A” and “Bidder B,” respectively), (c) a large foreign-owned defense contractor (“Bidder C”) and (d) a strategic bidder in the commercial aerospace and defense businesses (“Bidder D”). Parent’s indication of interest was at a price of $32.00 to $34.00 per share. The other five previously interested parties that executed mutual nondisclosure agreements declined to submit indications of interest.

On November 11, 2010, the M&A Committee met with representatives of BofA Merrill Lynch and DLA Piper to discuss the status of the potential sale process. Following the M&A Committee meeting, the full Board convened to discuss the status of the Company’s exploration of strategic alternatives. At that Board meeting, a representative from DLA Piper advised the Board as to their fiduciary duties in considering strategic alternatives. Representatives of BofA Merrill Lynch reviewed with the Board its analysis of the proposals received. Mr. Van Vleet provided the Board with an overview of management’s activities in support of the review of strategic alternatives. He also noted that the public announcement of a potential transaction had created a great deal of uncertainty for the Company’s employees and described the risks to the Company if the conclusion of the process was delayed. During the presentations, the Board asked numerous questions and an extensive discussion ensued.

In the second half of November 2010, members of the Company’s management, with assistance from BofA Merrill Lynch, conducted management presentations with the five interested parties and simultaneously facilitated a due diligence process with the five interested parties. The due diligence process included conducting in-person management presentations, responding to various due diligence questions about the Company’s assets and operations, conducting telephonic due diligence discussions between the Company’s and the interested parties’ outside financial, legal and accounting advisors, and conducting in-person due diligence review sessions and on-site due diligence visits to the Company’s facilities. Each interested party was given an extensive, in-person presentation by Company representatives, and was provided access to the Company’s on-line data room containing financial, operational, regulatory, intellectual property, human resource, legal and other information concerning the Company.

As part of these due diligence activities, on November 17, 2010, members of Parent’s senior management, including Richard R. Yuse, President of Parent’s Space and Airborne Systems business, and Michael J. Cody, Parent’s Vice President, Corporate Development, met informally with members of the Company’s senior management and representatives of BofA Merrill Lynch to discuss Parent’s due diligence review and the Company’s operations. On November 18, 2010, members of Parent’s management and outside financial advisors attended an in-person management and due diligence presentation by the Company’s management and BofA Merrill Lynch.

During the week of November 22, 2010, BofA Merrill Lynch asked the five interested parties to update their views on price and to provide a detailed agenda and timeline for conducting any remaining due diligence. During the week of November 29, 2010, BofA Merrill Lynch received feedback from three interested parties, including Parent. Bidder A indicated a price in the mid-$30’s. Bidder B declined to provide feedback because it determined that it could no longer support the value in its original indication of interest. Bidder C declined to provide feedback, and indicated that it would be unable to complete a transaction in the near future. Bidder D indicated a price in the mid-$30’s, which was at the low end of its previously indicated range, and also indicated that it would be unable to complete a transaction in the near future. Parent declined to provide a specific price, but indicated that it was prepared to make, at the appropriate time, a best and final offer at a price in the mid-to-high $30’s. Parent and Bidder A both indicated that they would be able to complete any remaining due diligence promptly and be ready to submit a final bid soon thereafter.

On December 1, 2010 and December 2, 2010, members of Parent’s management and its accounting advisors met with the Company’s outside accounting advisors in connection with Parent’s due diligence review of the Company’s financial statements.

On December 3, 2010, the M&A Committee met to discuss the status of discussions with the various bidders. BofA Merrill Lynch reviewed with the M&A Committee its analysis of the current proposals. After deliberations, the M&A Committee determined that Parent and Bidder A were the bidders most likely to provide the highest value for the Company’s shareholders, and the most likely to be able to submit a final bid promptly. The M&A Committee noted that Bidder C’s foreign ownership would necessitate a regulatory approval process that would not apply to any of the other bidders, and that Bidder C itself had stated that it would be unable to complete a transaction in the near future. The M&A Committee also discussed the fact that Bidder C’s foreign ownership could be a concern for the Company’s customers and would increase the risk of damage to the Company in the event that discussions with Bidder C became known in the marketplace but no transaction was completed. The M&A Committee noted that Bidder D might have difficulty completing a transaction because, among other things, it had a limited ability to review classified information, and 90% of the Company’s business involved classified contracts, and that Bidder D itself had stated that it would be unable to complete a transaction in the near future. The M&A Committee also noted the continued risk of employee departures if the conclusion of the process was delayed. For all of the foregoing reasons, the M&A Committee instructed BofA Merrill Lynch to focus its efforts on Parent and Bidder A and to request final offers from those parties, but to keep in contact with Bidder C and Bidder D in case Parent or Bidder A were not able to complete a transaction.

On December 6, 2010, BofA Merrill Lynch asked Parent and Bidder A to submit best and final offers no later than December 15, 2010. BofA Merrill Lynch also sent to Parent and Bidder A the form of merger agreement that had been prepared by DLA Piper, with input from the Company and the M&A Committee. The draft merger agreement contemplated a transaction structured as an all-cash tender Offer. Parent and Bidder A were asked to submit any proposed revisions to the form of merger agreement no later than December 15, 2010. On December 10, 2010, BofA Merrill Lynch distributed to Parent and Bidder A draft disclosure schedules to the Company’s draft of the merger agreement.

Between December 6, 2010 and December 15, 2010, representatives from DLA Piper had discussions with representatives from Parent and Bidder A to respond to questions regarding the draft merger agreement and disclosure schedules. During this time, Parent and Bidder A continued their due diligence investigation of the Company. BofA Merrill Lynch and representatives of the Company had ongoing discussions with Parent and Bidder A in connection with outstanding due diligence inquiries.

On December 13, 2010, members of Parent’s senior management, including Mr. Yuse, met with Mr. Van Vleet to discuss Parent’s potential acquisition of the Company.

On December 14, 2010, Hunton & Williams LLP, counsel to Parent (“H&W”), discussed with DLA Piper certain issues with respect to the draft merger agreement. Among other things, they discussed structuring the transaction as a tender offer with a minimum tender condition that was equal to the minimum number of shares that, taken together with the Company’s authorized but unissued shares that would be subject to the Top-Up Option, would permit Merger Sub to effect a short-form merger without the need to hold a meeting of the Company’s shareholders (the ‘‘Minimum Threshold”). They also discussed providing that the merger agreement would require the Company to proceed on a parallel track by filing a proxy statement for a special meeting of the Company’s shareholders to approve a one-step merger if a majority, but less than the number of shares necessary to obtain the Minimum Threshold, were tendered in the Offer.

Also on December 14, 2010, members of Parent’s senior management, including David C. Wajsgras, Parent’s Senior Vice President and Chief Financial Officer, and Mr. Cody, discussed the Company’s financial performance for the quarter ended October 31, 2010, with members of the Company’s senior management, including Mr. Van Vleet.

On December 15, 2010, Parent submitted a best and final offer of $38.00 per share, together with Parent’s proposed revisions to the form of merger agreement. Parent’s draft merger agreement contemplated an all-cash tender offer structure and the ability to complete the transaction as a one-step merger in certain circumstances. Parent’s draft merger agreement also requested that the Company’s directors, in their capacity as shareholders, enter into tender and voting agreements pursuant to which, among other things, they would agree to tender their shares in the Offer. Parent also advised that its due diligence was substantially complete.

Also on December 15, 2010, Bidder A advised BofA Merrill Lynch that it required approval by its board of directors before submitting its best and final offer and that its board was scheduled to meet in the morning on December 17, 2010.

On December 16, 2010 and December 17, 2010, representatives of DLA Piper and BofA Merrill Lynch had discussions with Parent and its representatives as to certain issues raised by Parent’s final bid and Parent’s comments to the draft merger agreement.

On December 17, 2010, the M&A Committee started meeting at 11:00 a.m. Eastern time to consider the terms of Parent’s best and final offer and to review the revisions to the draft merger agreement proposed by Parent. Following the M&A Committee meeting, the Board convened to review the status of the potential sale process. Representatives of DLA Piper discussed with the Board their fiduciary duties in the context of a potential sale transaction. During the course of the Board meeting, Bidder A contacted BofA Merrill Lynch and explained that it would not be submitting a final offer, which information was shared with the Board. Representatives of BofA Merrill Lynch then reviewed with the Board the financial aspects of Parent’s proposal. Following this discussion, BofA Merrill Lynch confirmed to the Board that, if requested, and subject to its receipt and review of the final merger agreement, it was prepared to render its opinion to the effect that the consideration to be received by the holders of shares in the Contemplated Transactions was fair, from a financial point of view, to such holders. Representatives from DLA Piper described for the Board the key provisions of the draft merger agreement from Parent and the key issues raised. Discussion then ensued among the members of the Board regarding Parent’s revised merger agreement, during which time representatives of DLA Piper responded to questions from members of the Board. The Board also discussed the implications of Bidder A’s decision not to submit any final bid and further considered alternatives other than a sale, including remaining an independent company. BofA Merrill Lynch advised the Board that they had asked Parent to submit a best and final offer, and that they believed Parent had complied with that request. Given that Parent had indicated that it had submitted its best and final offer, and that Parent’s bid was the only final offer submitted and represented a compelling value, the Board determined after a lengthy discussion that it would not be advisable to ask Parent to increase its offer price or to have further discussions with any other potential bidders. Further discussions would also give the Parent an opportunity to reconsider the price it was offering and the terms it proposed in its draft merger agreement. The Board concluded after a lengthy discussion that the benefits to the Company’s shareholders of proceeding to a merger agreement with Parent as quickly as possible at the price it was currently offering outweighed the benefits of any further negotiations concerning price. Accordingly, the Board instructed DLA Piper to continue negotiations on the merger agreement submitted by Parent and attempt to resolve any open issues. The Board decided to defer any decision on approving Parent’s offer to allow the negotiations to proceed and the Board more time to consider and reflect on the information presented. Following the meeting, BofA Merrill Lynch advised Parent that the Board desired to proceed with negotiations with Parent with a view toward finalizing the merger agreement, the disclosure schedules and the tender and voting agreements.

During the remainder of December 17, 2010 and December 18, 2010, DLA Piper and H&W had multiple discussions with respect to the draft merger agreement. DLA Piper sent to H&W a proposed form of tender and voting agreement. In the evening of December 17, 2010, H&W submitted its comments to the Company’s draft disclosure schedules and form of tender and voting agreement. DLA Piper and H&W proceeded to negotiate and finalize drafts of the merger agreement, disclosure schedules and tender and voting agreements.

At the end of the day on December 18, 2010, the M&A Committee convened to consider the terms of Parent’s revised merger agreement. Following the M&A Committee meeting, the full Board convened. Representatives of DLA Piper reviewed the status of the negotiations and the revised terms of the merger agreement and reviewed with the Board their fiduciary duties in the context of the transaction being considered. BofA Merrill Lynch reiterated its overview of financial matters. BofA Merrill Lynch then reviewed its financial analysis of the proposed transaction and delivered to the Board its opinion to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the consideration of $38.00 per share in cash to be received by holders of shares in the Contemplated Transactions was fair, from a financial point of view, to such holders. Following questions by the members of the Board to representatives of BofA Merrill Lynch and DLA Piper, and further discussion among the members of the Board, the M&A Committee recommended that the Board accept the Offer from Parent. Then the Board, by unanimous action of all members, determined that acceptance of Parent’s Offer was in the best interests of the Company’s shareholders. The Board approved and authorized the execution, delivery and performance of, and declared advisable, the Merger Agreement, the Offer, the Merger and the Contemplated Transactions, and further resolved to recommend to the Company’s shareholders that they tender their shares pursuant to the Offer, and, if required, adopt the Merger Agreement and approve the Merger.

After the adjournment of the Board meeting, representatives of BofA Merrill Lynch telephoned representatives of Parent to inform Parent that the Board had accepted Parent’s offer. The Merger Agreement and the tender and voting agreements were executed later in the evening on December 18, 2010.

The parties announced the transaction in separately issued press releases before the opening of the U.S. stock markets on December 20, 2010.

On December 30, 2010, Parent and Merger Sub commenced the Offer, which has an initial expiration date of January 28, 2011.

Reasons for Recommendation

The Board consulted with the Company’s senior management, the M&A Committee, the Company’s outside legal advisor, DLA Piper, and the Company’s financial advisor, BofA Merrill Lynch, in evaluating the Merger Agreement and the Contemplated Transactions and in the course of reaching its determination to adopt the Merger Agreement and approve the Offer, the Merger and the Contemplated Transactions and to recommend unanimously that the Company’s shareholders accept the Offer and tender their shares pursuant to the Offer and, if required by applicable law, adopt the Merger Agreement and approve the Merger. The Board considered a number of factors, including the following material factors and benefits of the Offer and Merger, each of which the Board believed supported its recommendation:

•	The Company’s Business and Financial Condition and Prospects. The Board’s familiarity with the business, operations, prospects, business strategy, properties, assets and financial condition of the Company, and the certainty of realizing in cash a compelling value for shares in the Offer, compared to the risks and uncertainties associated with operating the Company’s business (including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009), particularly in a volatile and unpredictable financial environment.

•	Review of Strategic Alternatives. The Board’s belief, after a review of strategic alternatives, including potential acquisitions by the Company, and discussions with the Company’s management and advisors, that the value offered to shareholders in the Offer and the Merger was more favorable to the shareholders of the Company than the potential value that might have resulted from any other strategic opportunity reasonably available to the Company, including remaining an independent company.

•	Risks of Remaining Independent. The Board’s assessment, after discussions with the Company’s management and advisors, of the risks of remaining an independent company and pursuing the Company’s strategic plan, compared to the certainty of realizing, in cash, a compelling value for the shares, including risks relating to:

•	the availability and timing of U.S. and international government and commercial funding for the Company’s products and services, including changes in appropriations types and amounts due to the expenditure priorities of the U.S. federal government;

•	changes in the U.S. government procurement laws, regulations, policies and budgets (including changes to respond to the government’s budgetary constraints and cost-cutting initiatives, as well as changes that have increased the Company’s internal costs for monitoring, auditing and reporting activity);

•	the number, length and type of contracts and task orders awarded to the Company by its governmental and commercial customers;

•	whether the U.S. government will exercise options to extend the Company’s contracts;

•	any delay or termination of the Company’s contracts and programs;

•	the future impact and risks inherent in any acquisitions, reorganizations or divestitures the Company may make, including any outcome of the Company’s exploration of strategic alternatives;

•	the U.S. government’s ability to hire and retain contracting personnel;

•	the Company’s ability to retain contracts during any rebidding process;

•	decisions by U.S. government agencies on the methods of seeking contractor support;

•	difficulties in developing and producing operationally advanced technology systems;

•	the Company’s ability to secure business with government prime contractors;

•	the Company’s ability to maintain adequate and unbroken supplier performance;

•	the timing and customer acceptance of contract deliverables;

•	the Company’s ability to attract and retain qualified personnel, including personnel with appropriate security clearances;

•	charges from any future impairment reviews; and

•	the competitive environment for intelligence information technology products and services.

•	Auction Process. The completion of a robust auction process for the sale of the Company, including the active solicitation of 14 potential bidders, the participation of ten interested parties in the diligence process and receipt of indications of interest from five interested parties. The Company had previously publicly announced that it was reviewing strategic alternatives and had retained BofA Merrill Lynch in connection with such review, making it likely that any potential bidder would have been aware of the opportunity.

•	Negotiations with Parent. The course of discussions and negotiations between the Company and Parent, improvements to the terms of the Merger Agreement in connection with those negotiations, and the Board’s belief based on these negotiations that this was the highest price per share that Parent was willing to pay and that these were the most favorable terms to the Company to which Parent was willing to agree.

•	Premium to Market Price. The fact that the $38.00 price to be paid for each share represented an 8.5% premium over the closing price of the shares on December 17, 2010, which was the last full trading day before the Offer and the Merger were publicly announced, a 37.0% premium over the closing price of the shares on October 21, 2010, which was the last full trading day before the Company publicly announced that it was considering strategic alternatives, and a 64.5% premium over the closing price of the shares on September 22, 2010, which was the last full trading day before the Board authorized the retention of BofA Merrill Lynch to explore strategic alternatives.

•	Opinion of Financial Advisor. The opinion of BofA Merrill Lynch, dated December 18, 2010, to the Board to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the consideration of $38.00 per share in cash to be received by holders of shares in the in the Offer and the Merger was fair, from a financial point of view, to such holders, as more fully described in the section entitled “— Opinion of the Company’s Financial Advisor.”

•	Likelihood of Completion. The Board’s belief that the Merger likely will be completed, which is based on, among other things, the absence of a financing condition, Parent’s representation that it has sufficient financial resources to pay the aggregate merger consideration and consummate the Merger, the limited number of conditions to the Merger, Parent’s prior experience in completing acquisitions of other companies and the relative likelihood of obtaining required regulatory approvals for the Contemplated Transactions and the terms of the Merger Agreement regarding the obligations of both companies to pursue such approvals.

•	Cash Consideration. The form of consideration to be paid to holders of shares in the Offer and Merger is cash, which will provide certainty of value and immediate liquidity to the Company’s shareholders.

•	Terms of the Merger Agreement. The terms of the Merger Agreement, including the ability of the Company, under certain circumstances specified in the Merger Agreement and prior to the earlier of the completion of the Offer and the special meeting, to furnish information to and engage in discussions or negotiations with a third party that makes an unsolicited bona fide written proposal for an acquisition transaction.

•	Ability to Withdraw or Change Recommendation. The Board’s ability under the Merger Agreement to withdraw or modify its recommendation to the Company’s shareholders in favor of the Offer and the Merger under certain circumstances, including its ability to terminate the Merger Agreement in connection with a Superior Offer, subject to payment of a termination fee of $17.3 million.

•	Reasonableness of Termination Fee. The Board’s determination that the termination fee payable by the Company to Parent in the event of certain termination events under the Merger Agreement is within the customary range of termination fees for transactions of this type.

•	Dissenters’ Rights. The potential availability of statutory dissenters’ rights for the shareholders who do not tender their shares in the Offer and who otherwise comply with all the required procedures under the CGCL, which allows such shareholders to seek appraisal of the fair value of their shares.

The Board also considered a variety of uncertainties and risks in its deliberations concerning the Merger Agreement and the Contemplated Transactions, including the Offer and the Merger, including the following:

•	No Shareholder Participation in Future Growth or Earnings. The fact that the nature of the Contemplated Transactions as a cash transaction will prevent shareholders from being able to participate in any future earnings or growth of the Company, or the combined company, and shareholders will not benefit from any potential future appreciation in the value of the shares, including any value that could be achieved if the Company engages in future strategic or other transactions or as a result of the improvements to the Company’s operations.

•	Taxable Consideration. The fact that the gains from the Contemplated Transactions would generally be taxable to the Company’s shareholders for U.S. federal income tax purposes.

•	Effect of Public Announcement. The effect of a public announcement of the Merger Agreement on the Company’s operations, stock price, customers, suppliers, business partners and employees and its ability to attract and retain key management, technical, research and sales personnel.

•	Effect of Failure to Complete Transactions. The fact that, if the Offer or the Merger are not consummated, the trading price of the shares could be adversely affected, the Company will have incurred significant transaction and opportunity costs attempting to consummate the transactions, the Company may lose customers, suppliers, business partners and employees after the announcement of the Merger Agreement, the Company’s business may be subject to disruption, the market’s perceptions of the Company’s prospects could be adversely affected and the Company’s directors, officers and other employees will have expended considerable time and effort to consummate the transactions.

•	Interim Restrictions on Business. The fact that the restrictions in the Merger Agreement on the conduct of the Company’s business prior to the consummation of the Merger, requiring the Company to operate its business in the ordinary course of business and subject to other restrictions, other than with the consent of Parent, may delay or prevent the Company from undertaking business opportunities that could arise prior to the consummation of the Offer or the Merger.

•	Restrictions on Soliciting Proposals; Termination Fee. The restrictions in the Merger Agreement on the active solicitation of competing proposals and the requirement, under the Merger Agreement, that the Company pay Parent a termination fee of $17.3 million if the Merger Agreement is terminated in certain circumstances or if, in certain circumstances, the Company engages in another transaction during the one-year period thereafter.

•	Interests of Directors and Officers. The fact that the executive officers and directors of the Company may have interests in the Contemplated Transactions, including the Offer and the Merger, that are different from, or in addition to, those of the Company’s shareholders.

The foregoing discussion of information and factors considered by the Board is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of Merger Agreement and the Contemplated Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Rather, the Board viewed its determinations and recommendations as being based on the totality of information and factors presented to and considered by the Board. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted and the Merger be approved by the shareholders of the Company. See the section entitled “The Merger” beginning on page 22.

Opinion of the Company’s Financial Advisor

The Company has retained BofA Merrill Lynch to act as the financial advisor to its Board in connection with the Contemplated Transactions. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Merrill Lynch to act as the financial advisor in connection with the Contemplated Transactions on the basis of BofA Merrill Lynch’s experience in transactions similar to the Contemplated Transactions, its reputation in the investment community and its familiarity with the Company and its business.

The full text of BofA Merrill Lynch’s written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the consideration of $38.00 per share from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the Contemplated Transactions and does not constitute a recommendation as to whether any shareholder of the Company should tender any shares of Company Common Stock pursuant to the Offer or how any shareholder of the Company should vote or act in connection with the Merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company;

•	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

•	reviewed the trading history for the shares and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the Contemplated Transactions to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•	considered the fact that the Company publicly announced that it would explore its strategic alternatives and the results of BofA Merrill Lynch’s efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

•	reviewed the Merger Agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company’s forecasts, BofA Merrill Lynch was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Merrill Lynch did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of the Company, that the Contemplated Transactions would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Contemplated Transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Contemplated Transactions.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the Contemplated Transactions (other than the consideration of $38.00 per share to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Contemplated Transactions. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the consideration of $38.00 per share in cash to be received by holders of shares and no opinion or view was expressed with respect to any consideration received in connection with the Contemplated Transactions by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Contemplated Transactions, or class of such persons, relative to the consideration of

$38.00 per share. Furthermore, no opinion or view was expressed as to the relative merits of the Contemplated Transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Contemplated Transactions. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to whether any shareholder of the Company should tender shares pursuant to the Offer or how any shareholder of the Company should vote in connection with the Merger or any related matter. Except as described above, neither the Company nor the Board imposed other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Summary of Analyses

Selected Publicly Traded Companies Analysis.  BofA Merrill Lynch reviewed publicly available financial and stock market information for the Company and the following nine publicly traded companies in the defense electronics and “pure play” defense industries:

•	Anaren, Inc.;

•	Comtech Telecommunications Corp;

•	Cubic Corporation;

•	EMS Technologies Inc.;

•	FLIR Systems Inc.;

•	Herley Industries, Inc.;

•	Integral Systems, Inc.;

•	Orbital Sciences Corporation; and

•	Viasat Inc.

BofA Merrill Lynch reviewed enterprise values of the selected publicly traded companies, calculated as equity values based on closing share prices on December 14, 2010, plus debt, preferred equity and minority interest, less cash and marketable securities, as a multiple of fiscal years 2010 and 2011 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. BofA Merrill Lynch then applied a multiple range of 8.0x — 10.0x of fiscal year 2011 estimated EBITDA, adjusted to exclude transactions fees, litigation, inventory write-downs and Defense Contract Audit Agency expenses, derived from the selected publicly traded companies to corresponding estimated adjusted EBITDA of the Company based on management projections. Estimated financial data of the selected publicly traded companies were based on publicly available consensus estimates of research analysts’ reports and calendarized to December 31. This analysis indicated the following implied per share equity value reference range for the Company (rounded to the nearest $0.25), as compared to the consideration of $38.00 per share:

Implied per Share Equity
Value Reference Range	Per Share
for the Company	Consideration

$21.75 - $26.50	$38.00

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Precedent Transactions Analysis.  BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following ten selected transactions involving companies in the defense and intelligence industries:

Announcement Date	Acquiror		Target

November 8, 2006	•	Northrop Grumman Corporation	•	Essex Corporation
September 17, 2007	•	ITT Corporation	•	EDO Corporation
January 16, 2008	•	Cobham plc	•	SPARTA Inc.
May 12, 2008	•	Comtech Telecommunications Corp.	•	Radyne Corp.
May 12, 2008	•	Finmeccanica, S.p.A.	•	DRS Technologies, Inc.
August 27, 2008	•	Serco Group plc	•	SI International, Inc.
June 4, 2009	•	General Dynamics	•	Axsys Technologies, Inc.
May 7, 2010	•	CGI Group Inc.	•	Stanley Inc.
June 30, 2010	•	The Boeing Company	•	Argon ST, Inc.
September 20, 2010	•	Safran SA	•	L-1 Identity Solutions

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s adjusted EBITDA for the last twelve months, or LTM. BofA Merrill Lynch then applied a multiple range of 13.0x – 16.0x of adjusted LTM EBITDA derived from the selected transactions to the Company’s adjusted LTM EBITDA. This analysis indicated the following implied per share equity value reference range for the Company (rounded to the nearest $0.25), as compared to the consideration of $38.00 per share:

Implied per Share Equity
Value Reference Range	Per Share
for the Company	Consideration

$33.75 – $41.25	$38.00

No company, business or transaction used in this analysis is identical or directly comparable to the Company or the Contemplated Transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the Contemplated Transactions were compared.

Discounted Cash Flow Analysis.  BofA Merrill Lynch performed a discounted cash flow analysis of the Company to calculate the estimated present value of the unlevered, after-tax free cash flows that the Company could generate during the Company’s fiscal years 2011 through 2015 based on forecasts relating to the Company prepared by the management of the Company. BofA Merrill Lynch performed a discounted cash flow analysis using two methods of valuing the Company at the end of the projection period, the terminal exit multiple method and the perpetuity growth rate method. For the discounted cash flow analysis using the terminal exit multiple method, for the purpose of calculating the terminal value for the Company at the end of the forecast period, BofA Merrill Lynch applied terminal multiples ranging from 8.0x – 10.0x to the Company’s 2015 estimated EBITDA. For the discounted cash flow analysis using the perpetuity growth rate method, for the purpose of calculating the terminal value for the Company at the end of the forecast period, BofA Merrill Lynch applied varying growth rates in the near term and perpetuity to the Company’s normalized 2015 estimated unlevered free cash flow. Normalized 2015 estimated unlevered free cash flow was derived from the Company’s 2015 estimated EBITDA by utilizing varying assumptions, including with respect to depreciation and amortization, working capital and investments in growth opportunities. For both the discounted cash flow analysis using the terminal exit multiple method and the discounted cash flow analysis using the perpetuity growth rate method, the cash flows and terminal values were then discounted to present value using discount rates ranging from 9.5% – 11.5%. These analyses indicated the following implied per share equity value reference ranges for the Company (rounded to the nearest $0.25), as compared to the consideration of $38.00 per share:

Implied per Share Equity Value Reference Range for the Company

	Perpetuity Growth	Per Share
Terminal Exit Multiple Method	Rate Method	Consideration

$29.25 – $38.25	$19.75 – $37.50	$38.00

Other Factors

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•	the implied premium that the consideration to be received by the holders of the shares represented over the historical trading prices of the shares immediately preceding October 21, 2010, the trading day immediately prior to announcement of a review of the strategic alternatives, noting that the consideration of $38.00 per share represented an implied premium of:

•	8.8% over the closing price of the shares on December 14, 2010;

•	37.0% over the unaffected price on October 21, 2010;

•	64.5% over the unaffected price on September 22, 2010, the date of the Board meeting described in the section entitled “— Background of the contemplated transactions;”

•	36.7% over the unaffected 52-week high price;

•	122.5% over the unaffected 52-week low price;

•	71.5% over the unaffected three-month average price;

•	85.5% over the unaffected six-month average price;

•	89.4% over the unaffected one-year average price; and

•	108.3% over the unaffected three-year average price;

•	the historical trading prices of the shares during the one-year period ending on October 21, 2010, noting that the unaffected low and high closing prices during such period were $17.08 and $27.80, respectively; and

•	the present value of analyst share price targets for the shares in recently published, publicly available research analysts’ reports, noting that the low and high share price targets discounted to present value utilizing a cost of equity of 11.25% ranged from $20.67 to $32.36 per share.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and BofA Merrill Lynch. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the consideration of $38.00 per share and were provided to the Board in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of the Company.

The type and amount of consideration payable in the Contemplated Transactions was determined through negotiations between the Company and Parent, rather than by any financial advisor, and were approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the Contemplated Transactions and should not be viewed as determinative of the views of the Board or management with respect to the Contemplated Transactions or the consideration.

The Company has agreed to pay BofA Merrill Lynch for its services in connection with the Contemplated Transactions a customary fee, a portion of which was payable in connection with its opinion and a significant portion of which is contingent upon the completion of the Offer. Pursuant to the engagement letter between BofA Merrill Lynch and the Company, dated as of October 7, 2010, the Company has agreed to pay BofA Merrill Lynch a fee totaling approximately $8.8 million, of which $1 million was earned upon delivery of its opinion and the remaining portion of which will be payable upon the consummation of the Offer and the Merger. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent and certain of their respective affiliates.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and have received and in the future may receive compensation for the rendering of these services, including (i) having acted as a joint book-running manager and as one of the underwriters for Parent’s offerings of notes in 2009 and 2010, (ii) having acted or acting as lead arranger, bookrunner and syndication agent for, and a lender under, certain credit facilities of Parent, including Parent’s primary revolving credit facility and (iii) having provided or providing certain foreign exchange and treasury management and trade services and products to Parent.

Certain Company Projections

The Company does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year, and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates.

However, in connection with the due diligence review of the Company, in mid-October, 2010, the Company provided an information package to each of the ten interested parties that had previously executed confidentiality agreements as part of the Company’s sale process. The information packages included non-public internal financial forecasts regarding the Company’s anticipated future operations for the balance of the fiscal year ended October 31, 2010 and the five fiscal years ended October 31, 2011, 2012, 2013, 2014 and 2015, respectively, copies of which were also provided to BofA Merrill Lynch. The forecasts identified above are referred to collectively as the ‘‘Internal Financial Forecasts.” Summaries of the Internal Financial Forecasts are set forth below.

The Internal Financial Forecasts were not prepared with a view toward public disclosure. Rather, the Internal Financial Forecasts were prepared by the Company’s management solely for internal management purposes, the bidders’ review in connection with their due diligence investigations and BofA Merrill Lynch’s use in connection with its opinion regarding the Offer and the Merger. The Internal Financial Forecasts were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles, nor were they examined or reviewed by the Company’s independent public accounting firm or any other accounting firm, nor has any such firm expressed any opinion or other assurance with respect thereto. There is no guarantee that the Internal Financial Forecasts will be realized, or that the assumptions upon which they are based will prove to be correct. In addition, the Internal Financial Forecasts did not include certain potential downward revisions that may occur due to ongoing customer contract matters that were disclosed to each of the bidders. Further, the Internal Financial Forecasts do not take into account the effect of any failure to occur of the Offer or the Merger and should not be viewed as accurate or continuing in that context. The Company’s shareholders are cautioned not to place undue reliance on the Internal Financial Forecasts included in this proxy statement. The Internal Financial Forecasts are being included in this proxy statement not to influence your decision whether to tender your shares in the Offer or vote in favor of the adoption of the Merger Agreement and approval of the Merger, but rather because they were made available by the Company to the bidders and BofA Merrill Lynch.

The Internal Financial Forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management. Important factors that may affect actual results and result in the forecast results not being achieved include, but are not limited to, the risks and uncertainties identified in the reports filed by the Company with the SEC (including the Company’s Form 10-K for the fiscal year ended October 31, 2010). Some of these specific risks, although not all, are: the Company’s ability to achieve the anticipated benefits of its recent acquisitions, the Company’s ability to capture organic growth opportunities and to utilize the strategic advantages of a strong capital position; the Company’s ability to obtain new orders from procurers, including the U.S. Government when anticipated and to successfully perform and achieve profitability on such contracts; the Company’s ability to hire qualified staff as needed; and other factors affecting the Company’s business that are beyond its control. The Internal Financial Forecasts also reflect assumptions as to certain business decisions that are subject to change. Because the Internal Financial Forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. The Internal Financial Forecasts should be read together with the historical financial statements of the Company included in its Form 10-K for the fiscal year ended October 31, 2010.

Accordingly, there can be no assurance that the projections contained in the Internal Financial Forecasts will be realized, and actual results may vary materially from those shown. The inclusion of the Internal Financial Forecasts in this proxy statement should not be regarded as an indication that Parent or Merger Sub or their affiliates, advisors or representatives considered or consider the Internal Financial Forecasts to be a reliable prediction of future events, and the Internal Financial Forecasts should not be relied upon as such. None of the Company, Parent or Merger Sub or their respective affiliates, advisors or representatives can give you any assurance that actual results will not differ from the Internal Financial Forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the Internal Financial Forecasts to reflect circumstances existing after the date the Internal Financial

Forecasts were prepared or to reflect events, even in the event that any or all of the assumptions underlying the projections contained in the Internal Financial Forecasts are shown to be in error. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Internal Financial Forecasts.

The Internal Financial Forecasts include non-GAAP financial measures, including EBITDA. The Company believes that EBITDA provides important information about the operating trends of the Company. The Company uses EBITDA to evaluate performance of its business operations. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from similarly titled measures used by other companies. EBITDA is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

These projections include the following:

	Fiscal Year Ending October 31,
	2010E	2011E	2012E	2013E	2014E	2015E
	(Dollars in millions)

Backlog	$187	$179	$194	$221	$253	$307
Bookings	$262	$282	$312	$404	$537	$634
Revenue	$225	$270	$315	$389	$483	$577
Operating Income	$22	$21	$26	$36	$51	$62
EBITDA	$28	$29	$34	$45	$61	$73

Closing and Effective Time of Merger

If the Merger is approved at the special meeting then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter. The effective time of the Merger will occur as soon as practicable following the closing of the Merger upon the filing of a certificate of merger with the Secretary of State of the State of California (or at such later date as we and Parent may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

Each record holder of shares of Company Common Stock (other than holders of solely the Excluded Shares) will be sent a letter of transmittal describing how such holder may exchange its shares of Company Common Stock for the per share Merger consideration as soon as reasonably practicable after the effective time of the Merger.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share Merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the paying agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

Overview

The Company’s executive officers and the members of the Board may be deemed to have certain interests in the Contemplated Transactions, including the Offer and the Merger, that may be different from or in addition to those of the Company’s shareholders generally. These interests may create potential conflicts of interest. The Board was aware of those interests and considered them, among other matters, in reaching its decision to adopt the Merger Agreement and approve the Contemplated Transactions.

Company Stock Options

Under the Merger Agreement, upon the earlier of the effective time of the Offer or the effective time of the Merger, each unexercised Option, whether vested or unvested, that is outstanding immediately prior to the effective time of the Offer or the effective time of the Merger, as the case may be, shall be canceled. The holders of each such Option will become entitled to receive an amount in cash equal to the product of (a) the excess of the Offer Price over the exercise price per share subject to such Option multiplied by (b) the number of shares subject to such Option immediately prior to the effective time of the Offer or the effective time of the Merger, as the case may be, without interest and less any required withholding taxes (such amount, the “Option Spread Value”). The Option Spread Value will be paid to each holder of an Option as soon as practicable after the effective time of the Offer or the effective time of the Merger, as the case may be.

The table below sets forth information regarding the Options held by the Company’s directors and executive officers as of December 28, 2010 that would be canceled and exchanged immediately prior to the effective time of the Offer or the effective time of the Merger, as the case may be, into the right to receive the Option Spread Value. All of the Options are vested.

	Options to be Converted to the Option Spread Value
		Weighted
		Average
		Exercise
	Number of	Price
Name	Shares	per Share

William B. Van Vleet III	20,000	$18.85
James E. Doyle	46,250	$23.23
Dr. John Treichler	30,000	$29.15
Renato F. Roscher, Jr.	32,000	$25.14
Mark Andersson	—	—
Dr. Joseph Leonelli	12,000	$18.85
Roger W. Anderson	—	—
Dr. John F. Pesaturo	12,000	$18.85
Milton E. Cooper	30,000	$25.43
John P. Devine	15,000	$24.76
David D. Elliman	37,500	$17.68
Marie S. Minton	—	—
Robert J. Richardson	35,000	$18.02

The table below sets forth the Option Spread Value of the Options held by the Company’s directors and executive officers, as of December 28, 2010, that will be paid following the effective time of the Offer or the effective time of the Merger, as the case may be. All of such Options are vested.

Option
Spread
Name	Value

William B. Van Vleet III	$383,000
James E. Doyle	$683,275
Dr. John R. Treichler	$265,650
Renato F. Roscher, Jr.	$411,520
Mark Andersson	—
Dr. Joseph Leonelli	$229,800
Roger W. Anderson	—
Dr. John F. Pesaturo	$229,800
Milton E. Cooper	$377,175
John P. Devine	$198,675
David D. Elliman	$761,850
Marie S. Minton	—
Robert J. Richardson	$699,275

Simultaneous with the first to occur of the effective time of the Offer and the effective time of the Merger, Parent and Merger Sub shall pay the Company an amount in cash equal to the aggregate amount of consideration to be paid to holders of Options and the Company shall cause such consideration to be paid to such holders pursuant to the terms of the Merger Agreement.

Restricted Shares

At the earlier of the effective time of the Offer or the effective time of the Merger, each unvested Company Restricted Share (as defined in the Merger Agreement and referred to herein as ‘‘Restricted Shares”) outstanding immediately prior to the effective time of the Offer or the effective time of the Merger, as the case may be, will be converted, with the holder of such Restricted Share becoming entitled to receive upon vesting an amount in cash equal to the product of (a) the amount of the Offer price and (b) the number of Restricted Shares held by such holder, without interest and less any required withholding taxes (such amount, the “Restricted Share Value”), and Parent shall cause the Surviving Corporation to pay the Restricted Share Value to such holder as soon as practicable following the vesting of such Restricted Share in accordance with its terms. The table below sets forth the gross Restricted Share Value of Restricted Shares held by the Company’s directors and executive officers, as of December 28, 2010.

Total Value of
Unvested
Restricted
Name	Shares

William B. Van Vleet III	$4,009,000 *
James E. Doyle	$722,000
Dr. John R. Treichler	$1,216,000
Renato F. Roscher, Jr.	$665,000
Mark Andersson	$2,926,000
Dr. Joseph Leonelli	$608,000
Roger W. Anderson	$1,941,230
Dr. John F. Pesaturo	$579,500
Milton E. Cooper	—
John P. Devine	—
David D. Elliman	—
Marie S. Minton	—
Robert J. Richardson	—

*	40% of the unvested Restricted Shares held by Mr. Van Vleet will accelerate on the first to occur of the effective time of the Offer or the effective time of the Merger.

Employee Stock Purchase Plan

Under the Company’s 1993 Employee Stock Purchase Plan, as amended (the “ESPP”), participants are permitted to purchase shares at a discount on certain dates through payroll deductions within a pre-determined purchase period. Employee directors and executive officers of the Company are eligible to participate in the ESPP. Certain executive officers of the Company currently participate in the ESPP. Pursuant to the Merger Agreement, the Company has agreed that, among other things, (i) participation in the ESPP is limited to those employees who were participants as of the date of the Merger Agreement, (ii) no purchase period will be commenced after the date of the Merger Agreement, (iii) each purchase right under the ESPP outstanding immediately prior to the effective time of the Offer or the effective time of the Merger, as the case may be, shall be used to purchase from the Company whole shares of Common Stock (subject to the provisions of the ESPP regarding the maximum number and value of shares purchasable per participant) at the applicable price determined under the terms of the ESPP for the then outstanding purchase period, using such date as the final purchase date for such purchase period, and any remaining accumulated but unused payroll deductions shall be distributed to the relevant participants without interest as promptly as practicable following the effective time of the Offer or the effective time of the Merger, as the case may be, and (iv) the ESPP will terminate, effective upon the earlier of the purchase date for the purchase period in effect on the date of the Merger Agreement and the effective time of the Offer or the effective time of the Merger, as the case may be.

Section 16 Matters

Pursuant to the Merger Agreement, the Company has agreed to take all reasonable steps as may be required to cause the treatment of the Options and Restricted Shares in connection with the Merger Agreement by each individual who is a director or executive officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.

Severance and Change-in-Control Arrangements

On August 18, 2004, the Compensation Committee of the Board (the “Compensation Committee”) adopted, and has subsequently amended from time to time, most recently on December 13, 2010, the Company’s Executive

Retention and Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides certain benefits to the Company’s executive officers and key employees upon involuntary termination of employment and in connection with a Change in Control of the Company, as defined in the Executive Severance Plan and described below.

A participant in the Executive Severance Plan whose employment is terminated without cause or resigns following certain adverse changes in employment circumstances, including any such termination or resignation that occurs during a period from the first public announcement of a change in control and ending 12 months after a change in control, will be entitled to specified severance benefits. In addition to accrued compensation, including any earned but unpaid prior year bonus, and benefits earned under the Company’s employee benefit and equity compensation plans, the terminated participant will receive cash severance payments equal to the aggregate of the participant’s base salary for a period of 24 months in the case of the chief executive officer, and 12 months in the case of other executive officers, plus an amount equal to the participant’s annual bonus for one year. In addition, participants will be entitled to receive for the same respective periods employer-paid health benefits substantially similar to those provided immediately prior to the termination. Participants will also be entitled to acceleration in full of the vesting of equity awards they hold upon any such termination occurring within 24 months following a change in control. Provision of all such benefits is conditioned upon the participant’s execution of a release of claims against us and entry into a covenant not to compete with us set forth in a restrictive covenants agreement. The participant may elect to terminate the restrictive covenants agreement, including the termination of the non-competition agreement, in exchange for forfeiting any additional severance payments payable after such termination. The treatment of any stock based awards held by Executive Severance Plan participants upon a change in control of the Company will be determined under the plans or agreements providing for such options or awards.

Following a participant’s termination of employment, the participant will be indemnified by us to the fullest extent permitted under applicable law and will be provided with directors’ and officers’ liability insurance (if applicable) for a period of six years, each as set forth in the Executive Severance Plan. If any payment or benefit received or to be received by the participant pursuant to the Executive Severance Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Company will pay the executive officer only such amounts as will not exceed the amount that produces the greatest after-tax benefit to the participant.

For purposes of the Executive Severance Plan, a Change in Control means the occurrence of any of the following:

•	any person or entity becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding shares of Company Common Stock;

•	the Company is a party to a merger, consolidation, or similar corporate transaction, or series of related transactions, which results in the holders of the Company’s voting securities outstanding immediately prior to such transaction(s) failing to retain immediately after such transaction(s) direct or indirect beneficial ownership of more than 50% of the outstanding shares of Company Common Stock;

•	the sale or disposition of all or substantially all of our assets or consummation of any transaction, or series of related transactions, having a similar effect; or

•	a change in the composition of the Board within any consecutive two-year period as a result of which fewer than a majority of the directors are incumbent directors.

For purposes of the Executive Severance Plan, “Cause” means the occurrence of any of the following, as determined in good faith by a vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held in whole or in part for such purpose:

•	the participant’s commission of any material act of fraud, embezzlement, dishonesty, intentional falsification of any employment or other Company records, or any criminal act which impairs his or her ability to perform his or her duties;

•	the participant’s willful misconduct, breach of fiduciary duty for personal profit or material failure to abide by our code of conduct or other policies;

•	the participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or

•	the participant’s conviction for a felony causing material harm to the Company’s reputation and standing.

For purposes of the Executive Severance Plan, “Good Reason” means the occurrence during the two-year period following a change in control of the Company (as described above) of any of the following conditions without the participant’s consent:

•	a material, adverse change in the participant’s position, duties, substantive functional responsibilities, or reporting responsibilities, causing the executive’s position to be of materially lesser rank or responsibility;

•	a material, adverse change in the authority, duties, substantive functional responsibilities or reporting responsibilities of the officer to whom the participant is required to report, causing such officer’s position to be of materially lesser rank or responsibility within the Company or an equivalent business unit of its parent;

•	a material decrease in the size of the budget within the Company over which the participant has responsibility;

•	a material decrease in the participant’s base salary rate or target bonus amount;

•	any failure to continue to provide the executive with the opportunity to participate in any benefit or compensation plans and programs in which the participant was participating immediately prior to such failure, or to provide the executive with all other fringe benefits from time to time in effect for the benefit of any employee group that customarily includes a person holding the employment position or a comparable position then held by the participant;

•	the relocation of the participant’s work place to a location that increases the regular commute distance by more than thirty (30) miles, or, following the consummation of a Change in Control of the Company, the imposition of business travel requirements substantially more demanding than such travel requirements existing immediately prior to the Change in Control of the Company; or

•	following the consummation of a Change in Control of the Company, any material breach of the Executive Severance Plan.

Summary of Certain Benefits Payable in Connection with the Contemplated Transactions

The table below contains an estimate of the value of certain material payments and benefits payable, in connection with the Contemplated Transactions, to the Company’s executive officers, directors and affiliates. The table excludes, among other things, payments that may be made for (i) outstanding shares of Company Common Stock that are tendered for purchase pursuant to the Offer and (ii) the Option Spread Value for Options that are estimated to be vested on March 15, 2011, an illustrative date of the effective time of the Merger. Amounts shown in the table are estimates and assume, among other things, that each executive officer or director of the Company will have a qualifying termination of his or her employment on March 15, 2011. These estimates will not be used to determine actual benefits paid, which will be calculated in accordance with terms of the Merger Agreement or the related agreement, plan or arrangement, as applicable, and may materially differ from these estimates.

			Restricted	Health
		Restricted	Share	Care
Name	Severance	Shares	Acceleration	Premiums

William B. Van Vleet III	$1,767,600	105,500	$4,009,000	$41,122
James E. Doyle	495,000	19,000	722,000	20,100
Dr. John R. Treichler	513,000	32,000	1,216,000	14,285
Renato F. Roscher, Jr.	434,000	17,500	665,000	21,877
Mark Andersson	571,200	77,000	2,926,000	1,999
Dr. Joseph Leonelli	392,000	16,000	608,000	2,060
Roger W. Anderson	420,000	51,085	1,941,230	2,202
Dr. John F. Pesaturo	359,800	15,250	579,500	14,603
Milton E. Cooper	—	—	—	—
John P. Devine	—	—	—	—
David D. Elliman	—	—	—	—
Marie S. Minton	—	—	—	—

Directors’ Compensation

Under the Company’s director compensation policy, only directors who are not employees of the Company receive compensation for their services as directors. Directors are compensated entirely by annual cash payments, payable quarterly. Non-employee directors receive an annual retainer of $76,000, plus a fee of $1,000 per meeting for in-person attendance at each of the four regularly scheduled meetings of the Board per annum. The Chairman of the Audit Committee receives an additional $14,000 annual retainer, the Chairman of the Compensation Committee receives an additional $7,500 annual retainer, the Chairman of the Governance and Nominating Committee receives an additional $5,000 annual retainer and the Chairman of the Board receives an additional $10,000 annual retainer. In addition, in connection with the sale process, the Board determined that each individual member of the M&A Committee would receive $10,000 per month, which total amount shall not exceed $50,000, and the Chairman of the M&A Committee would receive $15,000 per month, which total amount shall not exceed $75,000. The Company also reimburses its non-employee directors for their out-of-pocket expenses incurred in connection with attendance at Board, committee and shareholder meetings and other Company business.

Employee Benefit Matters

The Merger Agreement provides that Parent and its subsidiaries, until December 31, 2011, shall provide each person employed by the Company or its subsidiaries immediately prior to the effective time of the Merger and who remains employed by the Company or its subsidiaries on or after the effective time of the Merger (“Continuing Employees”) with compensation (including base salary and bonus opportunities, but not equity-based compensation) and benefits (including paid time off, 401(k), health and severance benefits) that are materially no less favorable in the aggregate than those provided to the Continuing Employees immediately prior to the effective time of the Merger. The Merger Agreement also provides that Parent shall, solely to the extent Parent makes its employee benefits plans available to Continuing Employees after the effective time of the Merger, give credit to Continuing Employees for prior service to the Company or its subsidiaries for purposes of eligibility to participate, vesting, benefits levels or accruals for such employees in respect of Parent’s employee benefits plans (other than benefit levels and accruals under any retirement, pension or savings plan, except for credit for prior service for the purposes of determining eligibility for a matching contribution under Parent’s savings and investment plan), except in cases where credit would result in duplication of benefits.

Director and Officer Exculpation, Indemnification and Insurance

The Company’s articles of incorporation and bylaws provide that the Company shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by California law.

Based on such indemnification provisions, pursuant to Section 204 of the CGCL, the Company’s directors will not be personally liable to the Company or to its shareholders for monetary damages for breach or alleged breach of the directors’ duty of care or for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties. The Company’s directors will continue to be subject to personal liability to the Company and its shareholders, however, for, among other things:

•	any act or omission that involves intentional misconduct or a knowing and culpable violation of law;

•	any act or omission that a director believes to be contrary to the best interests of the Company or its shareholders or that involves the absence of good faith on the part of the director;

•	any transaction from which a director derives an improper personal benefit;

•	any act or omission that shows a reckless disregard for the director’s duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the Company or its shareholders; and

•	any act or omission that constitutes an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its shareholders under Sections 310 or 316 of the CGCL.

These provisions have no effect on claims against any of the Company’s directors in his or her capacity as an officer.

Section 317 of the CGCL has been interpreted to provide for the indemnification of directors, officers, employees and agents against liability and the entitlement to reimbursement of expenses incurred, under certain circumstances, for claims arising under the Securities Act of 1933, as amended (the “Securities Act”). The SEC has adopted the position, however, that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under the Merger Agreement, Parent and Merger Sub have agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger existing as of the date of the Merger Agreement in favor of the current or former directors or officers of the Company and its subsidiaries (each, an “Indemnified Party”) as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company (as in effect at the time of the Merger Agreement) shall be assumed by the Surviving Corporation in the Merger, without further action, upon the effective time of the Merger, and shall survive the Merger and shall continue in full force and effect in accordance with their terms. From and after the effective time of the Merger, Parent and the Surviving Corporation shall be jointly and severally liable to pay and perform in a timely manner such indemnification obligations.

Under the Merger Agreement, from the effective time of the Offer through the sixth anniversary of the effective time of the Merger, Parent shall, or shall cause the Surviving Corporation to, cause the Company’s directors and officers that are insured under the Company’s current directors’ and officers’ liability insurance policy in effect as of the date of the Merger Agreement (the ‘‘Existing D&O Policy”) to be covered by a directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the effective time of the Merger on terms with respect to such coverage and amounts no less favorable than those of the Existing D&O Policy. However, in no event shall Parent be obligated to pay an annual premium for such insurance in excess of 300% of the annual premium currently paid by the Company for the Existing D&O Policy.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the Merger to shareholders of the Company whose shares are converted into the right to receive cash in the Merger. This discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to shareholders of the Company. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with a retroactive effect. The discussion applies only to shareholders of the Company in whose hands shares are capital assets within the meaning of Section 1221 of the Code. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered as to the tax consequences of the Merger. This discussion does not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of shareholders (including, without limitation, insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, partnerships, S-corporations, and other pass-through entities and broker-dealers) which may be subject to special rules under the Code. This discussion does not discuss the United States federal income tax consequences to any shareholder of the Company who, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, or a U.S. holder having a functional currency other than the U.S. dollar, nor does it consider the effect of any federal estate or gift tax laws or foreign, state or local tax laws. This discussion also does not address tax considerations that may be relevant to shareholders of the Company in light of their particular circumstances, such as holding shares as part of a straddle, hedge, conversion, or constructive sale transaction, an integrated investment or other risk-reduction transaction or shareholders of the Company that are subject to the alternative minimum tax. This discussion does not address the United States federal income tax consequences to a shareholder who receives Merger consideration as the result of the vesting and/or the deemed exercise of stock options or warrants or as the result of the vesting of restricted stock. If a partnership holds the shares, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares should consult their tax advisors regarding the tax consequences of the Merger.

Because individual circumstances may differ, each shareholder should consult its, his or her own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the Merger on a beneficial holder of shares, including the application and effect of the alternative minimum tax and any state, local and foreign tax laws and of changes in such laws.

The exchange of shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a shareholder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received for the shares and the shareholder’s adjusted tax basis in the shares exchanged for cash pursuant to the Merger. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same price per share in a single transaction) exchanged for cash pursuant to the Merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the shareholder’s holding period for such shares is more than one year at the time of consummation the Merger, as the case may be. Long-term capital gains recognized by a non-corporate shareholder upon a disposition of a share generally will be eligible for reduced United States federal income tax rates. In the case of a share that has been held for one year or less, such capital gains generally will be subject to tax at ordinary income tax rates. Certain limitations apply to the use of a shareholder’s capital losses.

In general, the Company’s shareholders who exercise statutory dissenters’ rights in connection with the Merger will also recognize gain or loss. Any holder considering exercising statutory dissenters’ rights should consult his, her or its own tax advisor.

A shareholder whose shares exchanged for cash pursuant to the Merger is subject to information reporting and may be subject to backup withholding unless certain information is provided to the paying agent or an exemption applies. See Section 3.2 of the Merger Agreement — “Exchange of Certificates.”

Regulatory Approvals and Notices

Antitrust Compliance.  Under the HSR Act and the related rules and regulations that have been issued by the FTC, certain transactions may not be consummated until specified information and documentary material (“Premerger Notification and Report Forms”) have been furnished to the FTC and the Antitrust Division of the Department of Justice (the “Antitrust Division”) and certain waiting period requirements have been satisfied. These requirements of the HSR Act apply to the Merger.

Under the HSR Act, the Merger may not be completed until the expiration of a 15 calendar day waiting period following the filing by Parent, as the ultimate parent entity of Merger Sub, of a Premerger Notification and Report Form concerning the Offer and the Merger with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. Parent filed a Premerger Notification and Report Forms with the FTC and the Antitrust Division in connection with the purchase of shares in the Offer and the Merger on January 3, 2011. The Company filed a Premerger Notification and Report Form with the same offices on January 7, 2011. Accordingly, the required waiting period with respect to the Offer and the Merger will expire at 11:59 p.m., New York City time, on January 18, 2011, unless earlier terminated by the FTC and the Antitrust Division or unless the FTC or the Antitrust Division issues a request for additional information and documentary material (a “Second Request”) prior to that time. If within the 15 calendar day waiting period either the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Offer and the Merger would be extended until 10 calendar days following the date of substantial compliance by Parent with that request, unless the FTC or the Antitrust Division terminates the additional waiting period before its expiration. After the expiration of the 10 calendar day waiting period, the waiting period could be extended only by court order or with Parent’s consent. In practice, complying with a Second Request can take a significant period of time. Although the Company is required to file certain information and documentary material with the FTC and the Antitrust Division in connection with the Offer and the Merger, neither the Company’s failure to make those filings nor a request for additional documents and information issued to the Company by the FTC or the Antitrust Division will extend the waiting period with respect to the purchase of shares in the Offer and the Merger. The Merger will not require an additional filing under the HSR Act if Merger Sub owns more than 50% of the outstanding shares at the time of the Merger or if the Merger occurs within one year after the HSR Act waiting period applicable to the offer expires or is terminated.

The FTC and the Antitrust Division will scrutinize the legality under the antitrust laws of Merger Sub’s proposed acquisition of the Company. At any time before or after Merger Sub’s acceptance for payment of shares pursuant to the Merger, if the Antitrust Division or the FTC believes that the Merger would violate the U.S. federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC and the Antitrust Division have the authority to challenge the transaction by seeking a federal court order enjoining the transaction or, if shares have already been acquired, requiring disposition of such shares or the divestiture of substantial assets of Merger Sub, the Company or any of their respective subsidiaries or affiliates or requiring other conduct relief. U.S. state attorneys general and private persons may also bring legal action under the antitrust laws seeking similar relief or seeking conditions to Merger Sub’s obligation to accept for payment shares tendered in the Offer or consummate the Merger. While Parent believes that consummation of the Merger would not violate any antitrust laws, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the Antitrust Division or any state or any other person, Merger Sub may not be obligated to consummate the Merger.

State Takeover Statutes.  The Company is incorporated under the laws of the State of California. Section 1203 of the CGCL provides that if a tender offer is made to some or all of a corporation’s shareholders by an “interested party,” an affirmative opinion in writing as to the fairness of the consideration to the shareholders of such corporation is required to be delivered to the shareholders at the time that the tender offer is first made in writing to the shareholders. However, if the tender offer is commenced by publication and tender offer materials are subsequently mailed or otherwise distributed to the shareholders, the opinion may be omitted in the publication if the opinion is included in the materials distributed to the shareholders. If a tender of shares is being sought by an “interested party” and a third party proposal (a ‘‘Proposal”) to acquire the same corporation is made to the corporation or its shareholders, at least ten days prior to the date for the acceptance of the shares tendered to the “interested party,” the shareholders of the corporation shall be informed of such Proposal, forwarded copies of any written materials provided by the person making the Proposal and given a reasonable period of time (ten days from the date of notice or publication of the Proposal) to withdraw any tender in favor of the “interested party” tender offer. For purposes of Section 1203, the term “interested party” includes, among other things, a person who is a party to the transaction and (a) directly or indirectly controls the corporation that is the subject of the tender offer or proposal, (b) is, or is directly or indirectly controlled by, an officer or director of the subject corporation or (c) is an entity in which a material financial interest is held by any director or executive officer of the subject corporation. The Company believes that no state takeover or similar statute is applicable to the Merger Agreement, the Offer, the Merger, the other transactions contemplated by the Merger Agreement or compliance with the terms of the Merger Agreement, and that the resolutions adopted by its Board are sufficient to render inapplicable to Parent, Merger Sub, the Merger Agreement, the Merger, the Tender and Voting Agreements and the other transactions contemplated by the Merger Agreement the restrictions on business combinations set forth in the CGCL.

A number of other states have adopted laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business therein or whose business operations otherwise have substantial economic effects in such states. If any government official or third party seeks to apply any state takeover law to the Offer or the Merger, we will take such action as then appears desirable, which action may include challenging the applicability or validity of such statute in appropriate court proceedings. If it is asserted that one or more state takeover statutes apply to the Offer, the Merger, the Merger Agreement or the Tender Agreements and it is not determined that such statute or statutes do not apply or are invalid as applied to the Offer, the Merger, the Merger Agreement or the Tender Agreements, as applicable, we might be required to file certain information with, or to receive approvals from, the relevant state authorities or holders of shares, and we may be unable to accept for payment or pay for the shares tendered pursuant to the Offer, or be delayed in continuing or consummating the Offer or the Merger. In such case, we may not be obligated to accept for payment or pay for any tendered shares.

Litigation Relating to the Merger

On January 11, 2011, the Company received a copy of an unfiled complaint and was informed that a putative shareholder class action lawsuit has been, or will be, filed in the Superior Court of the State of California, County of Santa Clara, captioned Jarackas v. Applied Signal Technology, Inc., et al. (Case No. 111CV191643) against the Company, the members of the Board, Parent and Merger Sub (the “Complaint”). The Complaint alleges that the members of the Board breached their fiduciary duties in connection with the Board’s recommendation to the Company’s shareholders to accept the Offer, authorizing the Company to enter into the Merger Agreement and the disclosures regarding the Offer and the Merger. The Complaint seeks injunctive relief and does not seek an award of money damages. The Company believes the allegations are without merit and intends to defend vigorously the action.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information”, beginning on page [ • ].

Explanatory Note Regarding the Merger Agreement

The Merger Agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub

were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedule that the Company delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Merger Agreement

The Offer.  On December 30, 2010, Merger Sub commenced the Offer at a price of $38.00 per share, net to the seller in cash, without interest, and less any applicable withholding of taxes. The Offer contemplated that, after completion of the Offer and the satisfaction or waiver of all the conditions to the Offer, Merger Sub would merger with and into the Company and all outstanding shares of Company Common Stock, other than Excluded Shares, would be canceled and converted into the right to receive cash equal to $38.00 per share, without interest and less any applicable withholding of taxes. The offer was commenced pursuant to the merger agreement.

Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the Offer is completed. If the Offer is not completed, the parties agreed and California law provides that the Merger could only be completed after the receipt of the Shareholder Approval (as defined below) at the special meeting. We are soliciting proxies for the special meeting to obtain the Shareholder Approval to be able to consummate the Merger regardless of the outcome of the Offer.

The Merger Agreement also provides that the obligation of Merger Sub to purchase shares of Company Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods (any extensions thereof) under the HSR Act and other customary closing conditions. In addition, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn, together with any shares of Company Common Stock then owned by Parent and its subsidiaries, equals at least 76.3% of the Company Common Stock outstanding as of the expiration of the Offer.

Pursuant to the Merger Agreement, the Company granted to Merger Sub an irrevocable right (the ‘‘Top-Up Option”) to purchase a number of newly issued shares of Company Common Stock (“Top-Up Shares”) that, when added to the number of shares owned by Parent, Merger Sub and any of their wholly-owned subsidiaries immediately prior to the time of such exercise, Merger Sub owns at least one share more than 90% of the shares of Company Common Stock outstanding immediately after the exercise of the Top-Up Option at a price per share equal to the Offer Price. Merger Sub may exercise this right at any time after shares of Company Common Stock are accepted for purchase in the Offer and prior to the earlier to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement.

We refer in this proxy statement to the Offer and to terms of the Merger Agreement applicable to the Offer; however, the Offer is being made separately to the holders of shares of Company Common Stock and is not applicable to the special meeting.

The Merger.  The Merger Agreement provides that, upon and subject to the conditions of the Merger Agreement, and in accordance with the CGCL, at the effective time of the Merger:

•	Merger Sub will be merged with and into the Company, and the separate existence of Merger Sub will cease; and

•	the Company will continue as the surviving corporation of the Merger (which we refer to as the “Surviving Corporation”).

At the effective time of the Merger, (i) the articles of incorporation of the Company shall be amended and restated in its entirety to be identical to the articles of incorporation of Merger Sub in effect immediately prior to the Merger and (ii) the by-laws of Merger Sub in effect immediately before the effective time of the Merger shall become the by-laws of the Surviving Corporation, in each case with references to Merger Sub therein automatically amended to become references to the Surviving Corporation.

Conditions to the Merger

Conditions of the Company, Parent and Merger Sub.  The obligations of each party to effect the Merger are subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the Merger of the following conditions:

•	adoption of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock;

•	expiration or termination of applicable waiting periods under the HSR Act and other regulatory clearances in other relevant jurisdictions shall have been obtained; and

•	no temporary restraining order, preliminary or permanent injunction or other Judgment (as defined in the Merger Agreement) issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the Merger shall be in effect.

Conditions of the Company.  The obligations of the Company to effect the Merger are subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the Merger of the following conditions:

•	the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Effective Time;

•	Parent and Merger Sub must have performed in all material respects all of their obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

•	Parent and Merger Sub shall paid the Company an amount in cash equal to the aggregate amount of consideration to be paid to holders of Options and Restricted Shares and the Company shall have paid such consideration to such holders.

Conditions of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the Merger of the following conditions:

•	the representations and warranties of the Company set forth in the Merger Agreement regarding the Company’s capital structure as being true and correct as of the date of the Merger Agreement and as of the effective time;

•	the representations and warranties of the Company set forth in the Merger Agreement regarding corporate organization, authority to consummate the transactions contemplated by the Merger Agreement, absence of undisclosed broker’s fees, the opinion of BofA Merrill and state takeover laws that are qualified as to materiality or Material Adverse Effect being true and correct in all respects, and any such representations or warranties that are not so qualified being correct in all material respects, in each case as of the date of the Merger Agreement and as of the effective date, except to the extent such representations and warranties relate to an earlier time (in which case on and as of such earlier time);

•	the representations and warranties of the Company set forth in the Merger Agreement (other than those listed in the preceding two bullets) as being true and correct as of the date of the Merger Agreement and as of the effective time, except to the extent such representations and warranties relate to an earlier time (in which case on and as of such earlier time), except to the extent that the facts or matters as to which such representations and warranties relate are not so true and correct (without giving effect to any qualifications and limitations as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect

•	the Company must have performed in all material respects all of the obligations required to be performed by it under the Merger Agreement at or prior to the effective time; and

•	prior to the effective time of the Merger, there should not have occurred any state of facts, condition, change, development or event which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect (as defined in the Merger Agreement) on the Company.

Conversion of Capital Stock.  At the effective time of the Merger:

•	each share issued and outstanding immediately prior to the effective time of the Merger (other than shares to be cancelled as described below and other than shares held by a holder who exercises dissenters’ rights with respect to the shares and for whom such dissenters’ rights are available under California law) shall be converted into the right to receive the Offer Price upon surrender of such share in accordance with the Merger Agreement, in cash and without interest and less any applicable withholding of taxes as required by applicable law;

•	shares held as treasury stock by the Company or any of its subsidiaries or owned by Parent or Merger Sub immediately prior to the effective time of the Merger shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor; and

•	each share of Merger Sub’s common stock issued and outstanding immediately prior to the effective time of the Merger shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

After the effective time of the Merger, the shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate, or evidence of shares held in book-entry form, that immediately prior to the effective time of the Merger represented any such shares shall cease to have any rights with respect thereto, except the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”) in accordance with the terms of the Merger Agreement. At the effective time of the Merger, Parent shall, or shall cause the Surviving Corporation to, deposit with the paying agent funds in amounts and at the times necessary for the payment of the Merger Consideration to be paid to holders of shares in the Merger.

Treatment of Options.  At the earlier of the time that Merger Sub accepts for payment shares tendered in the Offer or the effective time of the Merger, each outstanding option to purchase shares granted pursuant to the Company’s equity compensation plans that is outstanding and unexercised at such time (in each case, whether vested or unvested) will be canceled without any action on the part of the holder of any option in consideration for the right to receive, as soon as practicable (and in any event within two business days) following the acceptance of shares in the Offer or the effective time of the Merger, as the case may be, an amount in cash equal to the excess, if any, of the Offer Price over the exercise price per share subject to such option.

Treatment of Restricted Shares.  At the earlier of the time that Merger Sub accepts for payment shares tendered in the Offer or the effective time of the Merger, each outstanding restricted share granted pursuant to the Company’s equity incentive plans will be converted without any action on the part of the holder of such restricted share into the right to receive an amount in cash equal to the Offer Price less any applicable withholding of taxes, as soon as practicable (and in any event within two business days) following the vesting of such restricted share in accordance with its terms.

Treatment of Purchase Plan.  Under the ESPP, participants are permitted to purchase shares at a discount on certain dates through payroll deductions within a pre-determined purchase period. Employee directors and executive officers of the Company are eligible to participate in the ESPP. Certain executive officers of the

Company currently participate in the ESPP. Pursuant to the Merger Agreement, the Company has agreed that, among other things, (i) participation in the ESPP is limited to those employees who were participants as of the date of the Merger Agreement, (ii) no purchase period will be commenced after the date of the Merger Agreement, (iii) each purchase right under the ESPP outstanding immediately prior to the time that Merger Sub accepts for payment shares tendered in the Offer (or the effective time of the Merger, as the case may be) shall be used to purchase from the Company whole shares (subject to the provisions of the ESPP regarding the maximum number and value of shares purchasable per participant) at the applicable price determined under the terms of the ESPP for the then-outstanding purchase period, using such date as the final purchase date for such purchase period, and any remaining accumulated but unused payroll deductions shall be distributed to the relevant participants without interest as promptly as practicable following the time that Merger Sub accepts for payment shares tendered in the Offer (or the effective time of the Merger, as the case may be) and (iv) the ESPP will terminate, effective upon the earlier of the purchase date for the purchase period in effect on the date of the Merger Agreement and the time that Merger Sub accepts for payment shares tendered in the Offer (or, if the Offer has been terminated, the effective time of the Merger).

Merger Without a Meeting of Shareholders; Shareholders’ Meeting.  If, following the Offer and any subsequent offering period and the exercise, if any, of the Top-Up Option, Parent and its subsidiaries shall own at least 90% of the shares, the parties to the Merger Agreement shall take all necessary and appropriate action, including with respect to the transfer to Merger Sub of any shares held by Parent or any subsidiary of Parent, to cause the Merger to become effective, as soon as practicable after Merger Sub accepts for payment the shares tendered in the Offer, without holding the Company shareholders meeting in accordance with the CGCL. If the Minimum Tender Condition is met and Merger Sub accepts and purchases shares in the Offer, Merger Sub will own at least 90% of the outstanding shares (including shares issued pursuant to the Top-Up Option) and expects to consummate the Merger without a meeting of the shareholders of the Company and the special meeting would be canceled.

At the Company shareholders meeting, if any, Parent agrees to cause all shares acquired pursuant to the Offer and all other shares, if any, owned by Parent or any subsidiary of Parent to be voted in favor of the Merger.

Representations and Warranties.  The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The representations and warranties in the Merger Agreement were made for solely for purposes of the Merger Agreement, were the product of negotiations among the Company, Parent and Merger Sub, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or Material Adverse Effect different from that generally applicable to public disclosures to shareholders or used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. Moreover, inaccuracies in the representations and warranties are subject to waiver by the parties to the Merger Agreement without notice to you. Accordingly, you should not rely on the representations and warranties contained in the Merger Agreement as statements of actual facts.

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub with respect to, among other things:

•	corporate matters related to the Company and its subsidiaries, such as organization, standing, qualification, power and authority to operate its business;

•	its subsidiaries;

•	its capital structure;

•	corporate power and the validity of the Merger Agreement, including approval by the Board;

•	no violations of laws, judgments, governance documents or contracts because of the Offer and the Merger;

•	required consents and approvals with respect to the Offer and the Merger;

•	financial statements and public SEC filings;

•	internal controls and compliance with the Sarbanes-Oxley Act;

•	no undisclosed liabilities;

•	the information included in certain documents filed with the SEC or sent to the Company’s shareholders in connection with the Offer and the Merger;

•	conduct of business and the absence of a Material Adverse Effect and other certain actions;

•	the absence of litigation;

•	material contracts;

•	compliance with government contracts;

•	compliance with laws and permits;

•	environmental matters;

•	labor matters;

•	employee benefit plans, ERISA matters and certain related matters;

•	taxes;

•	liens and title to properties;

•	intellectual property;

•	Rule 14d-10 matters;

•	the inapplicability of state takeover statutes;

•	brokers’ fees and expenses;

•	receipt of the opinion of its financial advisor;

•	compliance with anti-bribery laws and export control laws; and

•	use of representatives outside the United States.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, a “Material Adverse Effect” means any state of facts, condition, change, development or event with respect to the Company that, individually or in the aggregate (i) results in or is reasonably likely to result in a Material Adverse Effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevents, materially impedes or materially delays the consummation of the Offer or the Merger to a date following the Termination Date. The definition of “Material Adverse Effect” excludes from clause (i):

•	any state of facts, condition, change, development or event with respect to the Company that generally affects the industry in which the Company primarily operates or the economy, or financial or capital markets, in the United States or elsewhere in the world, except for events that disproportionately affect, individually or together with other events, the Company and its subsidiaries when compared to others operating in the Company’s and its subsidiaries’ industry;

•	any state of facts, condition, change, development or event with respect to the Company that arises from or otherwise relates to any act of terrorism, war, national or international calamity or any other similar event, except for events that disproportionately affect, individually or together with other events, the Company and its subsidiaries when compared to others operating in the Company’s and its subsidiaries’ industry;

•	any failure, in and of itself, by the Company to meet any internal or published projections or predictions (whether such projections or predictions were made by the Company or independent third parties) for any period ending on or after the date of the Merger Agreement, provided that the underlying causes of any such failure are not excluded;

•	any state of facts, condition, change, development or event that results from or arises out of any change in GAAP (as defined below) or changes in applicable law or the interpretation thereof by a governmental entity after the date of the Merger Agreement, except for events that disproportionately affect, individually or together with other events, the Company and its subsidiaries when compared to others operating in the Company’s and its subsidiaries’ industry;

•	any state of facts, condition, change, development or event (including any loss of employees or any loss of, or any disruption in, supplier, customer, licensor, licensee, partner or similar relationships) that is directly attributable to the announcement or pendency of the Offer, the Merger or the other transactions contemplated by the Merger Agreement; and

•	any state of facts, condition, change, development or event that results from changes in the market price or trading volume of the shares, provided that the underlying causes of such changes are not excluded.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company with respect to, among other things:

•	corporate matters related to Parent and Merger Sub, such as organization, standing, power and authority;

•	the validity of the Merger Agreement;

•	no violations of laws, judgments, governance documents or contracts because of the Offer and the Merger;

•	required consents and approvals with respect to the Offer and the Merger;

•	the information included in certain documents filed with the SEC or sent to the Company shareholders in connection with the Offer and the Merger;

•	the business activities of Merger Sub;

•	the sufficiency of funds to consummate the Offer and the Merger; and

•	Parent’s and Merger Sub’s holdings of shares.

Some of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to “materiality.”

None of the representations and warranties contained in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement survive the effective time of the Merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the Merger.

Conduct of Business Pending the Merger.  Except as disclosed in writing by the Company to Parent and Merger Sub prior to execution of the Merger Agreement, or permitted by the terms of the Merger Agreement, or unless Parent has given prior written consent, which will not be unreasonably withheld, from the date of the Merger Agreement until the effective time of the Merger or until the termination of the Merger Agreement, the Company will and will cause its subsidiaries to:

•	carry on its business in the ordinary course consistent with past practice;

•	comply with all applicable laws;

•	use reasonable best efforts to keep available the services of its present officers and other employees;

•	use reasonable best efforts to preserve assets and relationships with licensors, licensees, partners, customers, suppliers, distributors and others having business dealings with the Company and its subsidiaries; and

•	maintain all franchises, rights and permits.

In addition, except with the prior written consent of Parent, which will not be unreasonably withheld, or as may be required by applicable law, as specifically contemplated by the terms of the Merger Agreement or as disclosed in writing by the Company to Parent and Merger Sub prior to execution of the Merger Agreement, from the date of the Merger Agreement until the effective time of the Merger, the Company will not, and will not permit its subsidiaries to, among other things:

•	declare, set aside or pay dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or other equity or voting interests, other than dividends by a wholly owned subsidiary of the Company to its parent;

•	split, combine or reclassify the terms of its capital stock or other equity or voting interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests;

•	purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (except pursuant to the forfeiture of stock options or restricted stock, or pursuant to settlement of the exercise price of stock options or certain tax withholding obligations);

•	issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or other equity, voting interests, convertible securities or rights to acquire such equity, or stock appreciation rights, restricted stock units, stock-based performance units, “phantom” stock awards or other rights linked to the value of the Company or the Company shares, except for the issuance of shares upon the exercise of outstanding options, rights under the ESPP or the Top-Up Option;

•	amend its or its subsidiaries’ articles of incorporation, by-laws or other organizational documents;

•	acquire or agree to acquire, in whole or substantial part, any entity, business, division, or all or substantially all of the assets thereof;

•	sell, lease, license, sell and lease back, mortgage or otherwise subject to lien or otherwise dispose of or abandon any properties or assets other than in the ordinary course of business consistent with past practice, subject to certain exceptions;

•	repurchase, prepay or incur any indebtedness for borrowed money, including by way of a guarantee or an issuance or sale of debt securities, other than short-term borrowings incurred in the ordinary course of business consistent with past practice for working capital needs;

•	issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries;

•	make any loans, advances or capital contributions to, or investments in, persons other than the Company or its wholly owned subsidiaries, except for advances to employees in respect of travel or other related ordinary expenses in the ordinary course of business consistent with past practice;

•	incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, other than in the ordinary course of business;

•	pay, discharge, settle or satisfy any claims (for an amount in excess of $250,000), liabilities or obligations, except for claims, liabilities, and obligations reserved for in the Company’s most recent financial statements or incurred in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of the Merger Agreement, and paid in the ordinary course consistent with past practice, except for certain costs associated with the Merger and the Offer;

•	waive, relinquish, release, grant, transfer or assign any right of material value;

•	disclose any confidential or proprietary information without a confidentiality agreement in place;

•	enter into any material contract, modify or amend in any material respect any material contract, or waive, release, accelerate, terminate, cancel, assign or fail to enforce a material contract other than in the ordinary course of business;

•	except as required by applicable law or by the terms of any the Company benefit plan or agreement:

•	adopt, enter into, establish, terminate, amend or modify any the Company benefit plan or agreement;

•	increase the compensation or benefits of, pay any bonus to, or grant any loan to, current or former directors, officers or employees, other than in connection with new hires or promotions, in each case in the ordinary course of business;

•	grant or amend any awards under any the Company benefit plan;

•	grant or pay severance, separation, retention, incentive compensation, termination or similar compensation or benefits to, or increase in any manner the severance, separation, retention, incentive compensation, termination or similar compensation or benefits of current or former directors, officers or employees; or

•	grant or pay any change in control compensation or benefits to, or increase in any manner any change in control or similar compensation or benefits of, any of the Company’s or its subsidiaries’ current or former directors, officers or employees;

•	form a subsidiary;

•	adopt or enter into any collective bargaining agreement or other labor union agreement;

•	enter into, approve, recommend (or publicly propose to recommend or approve), or permit any of its subsidiaries to enter into, any agreement requiring, or reasonably expected to cause the Company to abandon, terminate, delay or fail to consummate, or that would reasonably expected to impede, interfere, or be inconsistent with the Merger or the Offer and related transactions or requiring, or reasonably expected to cause, the Company to fail to comply with the Merger Agreement;

•	fail to maintain material insurance policies;

•	adopt a plan of complete or partial liquidation, dissolution, Merger, consolidation, restructuring, recapitalization or other reorganization;

•	enter into a new line of business;

•	convene or adjourn a meeting of the shareholders, other than a meeting to approve the Merger;

•	take any action intended to cause a condition of the Offer or the Merger not to be satisfied or intended to prevent, delay, or impair the Company’s ability to consummate the Merger; or

•	authorize, commit, resolve or agree to do any of the foregoing actions.

Tax and Accounting Matters.  The Company agreed that, during the period from the date of the Merger Agreement until the effective time of the Merger, the Company and each of its subsidiaries will retain all books, documents and records reasonably necessary for the preparation of tax returns as well as any support related to potential tax audits. In addition, except as required by applicable law or with Parent’s prior written consent, the Company agreed that neither it nor any of its subsidiaries will, from the date of the Merger Agreement until the effective date of the Merger:

•	make or change any tax election;

•	file any amended tax return;

•	agree to any adjustment of any tax attribute;

•	change (or make a request to any governmental entity to change) any of its methods of reporting income or deductions for federal income tax purposes;

•	file any claim for a refund of taxes;

•	consent to any extension or waiver of the limitation period applicable to any tax claim or assessment that could adversely affect Parent’s tax liability;

•	make any change in any financial or tax accounting principle, method or practice, other than as required by generally accepted accounting principles in the U.S. (“GAAP”), the SEC, the Public Company Accounting Oversight Board, applicable law or as recommended by the Company’s independent auditor; or

•	settle or compromise any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its subsidiaries in respect of any material amount of tax or enter into any closing agreement that could adversely affect Parent’s tax liability.

Termination of Certain Contracts.  The Company agreed that, prior to the effective time of the Merger, it will terminate certain foreign representative contracts.

No Solicitation of a Takeover Proposal.  The Company agreed that it shall not, and shall not permit its controlled affiliates or permit its or any of its controlled affiliates’ directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives, whom we refer to collectively as “representatives,” to, directly or indirectly:

•	solicit, initiate, propose or encourage, or take any other action to knowingly facilitate, any Takeover Proposal (as defined below) or any inquiries or offers or the making of any proposal or any other efforts or attempt that could reasonably be expected to lead to a Takeover Proposal; or

•	enter into, continue or otherwise participate in any communications or negotiations regarding, or furnish to any person or entity any information or provide access to any of its properties with respect to, or otherwise knowingly cooperate in any way with any person or entity with respect to, any Takeover Proposal or any inquiries or offers or the making of any proposal or any other efforts or attempt that could reasonably be expected to lead to a Takeover Proposal.

The Company also agreed that it shall, and shall cause its subsidiaries and direct its representatives to, immediately cease and cause to be terminated all existing communications and negotiations with any person or entity conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal and shall request, and exercise all rights under all confidentiality or nondisclosure agreements with regard to, the prompt return or destruction of all confidential information previously furnished in connection therewith.

In addition to the other obligations of the Company set forth above, the Company agreed that it shall, as promptly as practicable and in any event within 24 hours after the receipt thereof, advise Parent orally and in writing of (i) any Takeover Proposal or any request for information or inquiry that expressly contemplates or could reasonably be expected to lead to a Takeover Proposal and (ii) the material terms and conditions of such Takeover Proposal, request or inquiry (including the identity of the bidder and any change to the financial terms, conditions or other material terms thereof). The Company agreed to (i) keep Parent reasonably informed of the status (including any change to the financial terms, conditions, or other material terms) of any such Takeover Proposal, request or inquiry on a reasonably current basis (and in any event at Parent’s request and otherwise no later than 24 hours after the occurrence of any material change, development, discussions or negotiations) and (ii) provide to Parent, as soon as practicable and in any event within 24 hours after receipt or delivery thereof, copies of all draft agreements (and any other written material to the extent such material contains any financial terms, conditions or other material terms relating to any Takeover Proposal), written inquiries or correspondence sent by or provided to the Company (or its representatives) in connection with any such Takeover Proposal. The Company shall not, and shall cause its subsidiaries not to, enter into any contract with any person subsequent to the date of the Merger Agreement, and neither the Company nor any of its subsidiaries is party to any contract, in each case that prohibits the Company from providing such information to Parent.

Notwithstanding the restrictions described above, at any time before the first to occur of the Company shareholders meeting to approve the Merger and the acceptance of shares for payment in the Offer, the Company may, and may permit and authorize its affiliates and its and their respective representatives to, subject to compliance with the provisions described in the immediately succeeding paragraph, (i) furnish information with respect to the

Company and its subsidiaries to a person or entity making a bona fide written Takeover Proposal (and its representatives) pursuant to a confidentiality agreement with standstill and nonsolicitation provisions identical in all substantive respects to, and which otherwise contains terms that are no less favorable to the Company than, those contained in its confidentiality agreement with Parent and (ii) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal, if:

•	the Company concurrently provides or makes available to Parent any information concerning the Company or its subsidiaries provided to such third party that was not previously provided to Parent;

•	the Company provides Parent with 24 hours prior written notice (or such lesser prior notice as is provided to the members of the Board of the Company or any committee thereof) of any meeting of the Board of the Company or any such committee at which the directors of the Company would reasonably be expected to consider such Takeover Proposal, inquiry or request or otherwise consider furnishing information or participating in such discussions or negotiations;

•	the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below) and that the failure to so respond to such Takeover Proposal would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable law; and

•	the Takeover Proposal was not solicited after the date of the Merger Agreement and did not otherwise result from a breach of the nonsolicitation provisions of the Merger Agreement, including those described above.

The Merger Agreement requires the Company not to disclose any commercially sensitive non-public information to any such person or its representatives except in a manner consistent with the Company’s past practice in dealing with the disclosure of such information in the context of evaluating Takeover Proposals prior to the date of the Merger Agreement.

The Merger Agreement provides that, except to the extent the Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the shareholders of the Company under applicable law, the Company shall not terminate, waive, amend or modify any provision of any standstill, confidentiality or non-solicitation agreement to which it or any of its subsidiaries is a party and that relates to a Takeover Proposal, and the Company shall take all necessary actions and use its reasonable best efforts to enforce, to the fullest extent permitted by applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches and to enforce specifically the terms and provisions thereof.

The Merger Agreement provides that nothing contained in the Merger Agreement prohibits the Company from making any disclosure to its shareholders if, in the good faith judgment of the Board (after consultation with outside legal counsel), such failure to disclose is reasonably likely to result in a breach of applicable law; provided, however, that the taking of any such position or making of any such disclosure shall be subject to and only taken in compliance with the provisions of the Merger Agreement described below and that the Company shall, to the extent practicable, provide Parent with a reasonable opportunity to comment on and review any such disclosure and, provided further, that any disclosure other than (i) a factually accurate statement by the Company that only describes the Company’s receipt of a Takeover Proposal, the identity of the person or group making such proposal, the terms and conditions thereof and the operation of the Merger Agreement with respect thereto, and contains a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) an express rejection of any applicable Takeover Proposal or (iii) an express reaffirmation of the Company Recommendation (as defined below) shall be deemed to be an Adverse Recommendation Change (as defined below).

Recommendation of the Board.  Subject to the provisions described below, the Board agreed to recommend that the Company’s shareholders accept the Offer, tender their shares of Company Common Stock pursuant to the Offer and, if required by applicable law, adopt the Merger Agreement. This is referred to as the “Company Recommendation.” The Merger Agreement provides that, except as described below, neither the Board nor any committee thereof shall (i) withhold, withdraw (or not continue to make), change, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to withhold, withdraw (or not continue to make), change, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Recommendation or any approval or recommendation by any such committee regarding the Merger Agreement, the Offer and the Merger, or approve or recommend, or propose publicly to approve or recommend any Takeover Proposal, or resolve or agree to take any such action, (ii) fail to publicly recommend against any Takeover Proposal or fail to publicly reaffirm the Company Recommendation or any approval or recommendation by any such committee regarding the Merger Agreement, the Offer and the Merger within two business days after Parent so requests, (iii) fail to include the Company Recommendation in the documents filed with the Schedule TO and the documents included therein (together with any supplements or amendments thereto) or the proxy statement sent to the Company’s shareholders in connection with the shareholder special meeting to approve the Merger, (iv) approve or recommend, or propose publicly to approve, recommend or permit the Company or any of its affiliates to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, Merger Agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than pursuant to a confidentiality agreement with standstill provisions identical in all substantive respects to, and which otherwise contains terms that are no less favorable to the Company than, those contained in its confidentiality agreement with Parent), or (v) take any other action or make any other public statement that is inconsistent with the Company Recommendation (any such action or resolution or agreement to take such action in clauses (i) — (v) above being referred to herein as an ‘‘Adverse Recommendation Change”).

Before the first to occur of Merger Sub accepting for payment shares tendered in the Offer and the meeting of the Company’s shareholders to approve the Merger, the Board may effect an Adverse Recommendation Change in response to a Superior Proposal if:

•	the Company has received a Takeover Proposal with respect to which the Board has determined in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to take such action would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable law;

•	the Superior Proposal is not attributable to the breach of the no solicitation provisions of the Merger Agreement, including those described above;

•	at least three business days prior to the Adverse Recommendation Change, the Company has provided Parent a written notice of its intention to (i) effect an Adverse Recommendation Change or (ii) terminate the Merger Agreement in order to enter into a definitive agreement that constitutes a Superior Proposal, which we refer to as a “notice of an Adverse Recommendation Change.” The notice of an Adverse Recommendation Change must identify the persons making such Superior Proposal and contain a description in reasonable detail of the facts and circumstances giving rise to the proposed Adverse Recommendation Change and of the material terms and conditions of the Superior Proposal, including a copy of the definitive acquisition agreement relating to such Superior Proposal and any information concerning the Company or its subsidiaries provided to the third party making such Superior Proposal which was not previously provided to Parent;

•	during the three business day period after Parent’s receipt of the notice of an Adverse Recommendation Change, the Company has, and has caused its representatives to, if requested by Parent, negotiated in good faith with Parent and its representatives regarding any such revisions to the terms of the transactions contemplated by the Merger Agreement; and

•	during the three business day period after Parent’s receipt of the notice of an Adverse Recommendation Change, Parent has not made a proposal that, in the reasonable good faith judgment of the Board (after consultation with its outside legal counsel and financial advisor), causes the Offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal or that otherwise permits the Board to proceed with the Company Recommendation and not proceed with the Adverse Recommendation Change.

The Merger Agreement provides that any material changes to the facts and circumstances giving rise to a proposed Adverse Recommendation Change or the financial terms or any material change to other material terms of such Superior Proposal occurring prior to the Company’s effecting an Adverse Recommendation Change shall require the Company to provide to Parent a new notice of an Adverse Recommendation Change and a new notice period and to comply with the requirements of the Merger Agreement (including those described above) with respect to each such new written notice.

In all circumstances in which the Board is permitted to effect an Adverse Recommendation Change, it may also terminate the Merger Agreement to enter into a definitive acquisition agreement that constitutes a Superior Proposal in accordance with the provisions applicable to an Adverse Recommendation Change, provided that the Company has paid the Termination Fee (as defined below).

Except to the extent the Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the shareholders of the Company under applicable law, the Company agreed that it shall not terminate, waive, amend or modify any provision of any standstill, confidentiality or non-solicitation agreement to which it or any of its subsidiaries is a party and that relates to a Takeover Proposal, and the Company agreed to take all necessary actions and use its reasonable best efforts to enforce, to the fullest extent permitted by applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches and to enforce specifically the terms and provisions thereof.

For purposes of this Offer to Purchase and the Merger Agreement:

•	“Takeover Proposal” means any proposal, inquiry or offer (whether or not in writing) from any person or entity (other than Parent or Merger Sub or any of their affiliates) with respect to, in a single transaction or series of transactions, any:

•	merger, consolidation, share exchange, recapitalization, other business combination or similar transaction involving the Company;

•	sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, recapitalization, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of the Company or otherwise), of any business or asset or assets of the Company or any of its subsidiaries representing 15% or more of the consolidated net income, revenues or assets (whether determined by reference to book value or fair market value) of the Company and its subsidiaries, taken as a whole;

•	issuance, sale or other disposition, directly or indirectly, to any person or entity (or the shareholders of any entity) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) or any interest in such securities representing 15% or more of the outstanding shares or of the voting power of the Company’s capital stock;

•	transaction in which any person or entity (or the shareholders of any entity) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares or of the voting power of the Company’s capital stock; or

•	combination of the foregoing.

•	“Superior Proposal” means any binding bona fide written offer, which was not solicited after the date of the Merger Agreement and did not result from a breach of the no solicitation provisions of the Merger Agreement, made by any person or entity (other than Parent or Merger Sub or any of their affiliates) that, if consummated, would result in such person or entity (or in the case of a direct merger between such person and the Company, the shareholders of such entity) acquiring, directly or indirectly, more than 50% of the outstanding shares or of the voting power of the Company’s capital stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, and which offer the Board reasonably determines in good faith (after consultation with its outside legal counsel and financial advisor) (i) provides a higher value from a financial point of view to the shareholders of the Company than the consideration payable in the Offer and the Merger (taking into account all of the terms and conditions of such proposal and the Merger Agreement (including any changes to the terms of the Offer or the Merger Agreement proposed by Parent in response to such Superior Proposal or otherwise)), (ii) is reasonably likely to be completed in a timely fashion, taking into account the conditionality and likelihood of consummation and all financial, legal, regulatory and other aspects of such proposal and (iii) for which financing, if a cash transaction (whether in whole or part), is then fully committed or reasonably determined to be available by the Board.

Access to Information.  To the extent permitted under applicable law, the Company agreed to provide, and to cause its subsidiaries to provide, Parent and Parent’s representatives access upon reasonable advance notice and during normal business hours to their respective properties, assets, books, records, contracts, permits, documents, information, directors, officers and employees, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company and its subsidiaries, and the Company agreed to furnish, and to cause its subsidiaries to furnish, to Parent any information concerning its business as Parent may reasonably request.

Reasonable Best Efforts.  Each of the Company, Parent and Merger Sub has agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Offer, the Merger and the other transactions contemplated by the Merger Agreement, including (i) the satisfaction of the conditions to the Offer and the Merger, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, clearances, orders and authorizations from, and the giving of any necessary notices to, governmental entities and third parties, (iii) taking all reasonable steps to provide any supplemental information requested by any governmental entity in the course of its review of the Offer and the Merger, (iv) defending any lawsuits or other legal proceedings that challenge the Merger Agreement, the Offer or the Merger and (v) the execution and delivery of any additional instruments necessary to consummate the Offer and the Merger. If any state takeover statute or similar statute or regulation is or becomes applicable to the Merger Agreement or any of the Offer, the Merger and the other transactions contemplated by the Merger Agreement, the Company and the Board each will use its reasonable best efforts to ensure that the Offer, the Merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to minimize the effect of such statute or regulation on the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement. In the event a governmental entity objects to the Offer, the Merger, or any other transaction contemplated by the Merger Agreement, the Company, Parent and Merger Sub will cooperate with each other and use reasonable best efforts to resolve such objection.

Filings and Notice.  The Company, Parent and Merger Sub each has agreed to file, as promptly as reasonably practicable after the date of the Merger Agreement, all materials initially required to be filed under the HSR Act and file as promptly as practicable thereafter all other filings necessary or appropriate under any applicable law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, lessening of competition, or foreign investment. To the extent permitted by applicable law, the parties will request expedited treatment and will work together as may be necessary to make any such filing. The parties have also agreed to keep each other informed of any material communications, inquiries or requests for additional information in connection with such filings, provide each other with a meaningful opportunity to review such material communications, inquiries and requests, and to promptly comply with reasonable requests.

Notwithstanding anything in the Merger Agreement to the contrary, Parent and Merger Sub will not be required to, and neither the Company nor any of its subsidiaries may, without the prior written consent of Parent (which may be withheld in Parent’s sole discretion) (i) sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, whether before or after the effective time of the Merger, any assets, entities, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or any of their respective subsidiaries or affiliates (or agree or consent to any of the foregoing actions), (ii) initiate, defend or maintain any litigation brought by a current or potential customer of Parent, the Company or any of their respective subsidiaries or affiliates in connection with the Merger Agreement, (iii) enter into any hold-separate or similar agreements, orders or decrees or (iv) change, restrict or impair, or agree or commit to any change or restriction on, or other impairment of, (A) the ability of Parent, the Company or any of their respective subsidiaries or affiliates to own or operate any of their respective assets, licenses, operations, rights, product lines, businesses or interests therein or (B) Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the capital stock of the Surviving Corporation except with respect to Parent and Merger Sub in the case of clause (iii) or (iv) as would not reasonably be expected to (1) have a material adverse effect on the Company and its subsidiaries, taken as a whole (without giving effect to the Offer or the Merger), or (2) materially and adversely diminish the benefits expected to be derived by Parent from the consummation of the Merger and other transactions contemplated in the Merger Agreement.

Except as prohibited by law, the Company will promptly notify Parent of (i) any written communication from any person alleging that its consent is required in connection with the Offer, the Merger or any other transaction contemplated by the Merger Agreement, (ii) any situation that would cause any of the closing conditions to the Offer to not be met when the Offer is scheduled to expire, (iii) any notice or other communication received from a governmental entity in connection with the Offer, the Merger or any other transaction contemplated by the Merger Agreement, (iv) any filing made by the Company with a governmental entity in connection with the Offer, the Merger or any other transaction contemplated by the Merger Agreement and (v) any suits, actions or proceedings commenced or threatened that relate to the consummation of the Merger Agreement, the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement; provided, however, that no such notification shall affect the representations, warranties, obligations, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Merger Agreement. Parent will promptly notify the Company of any representation or warranty made by Parent or Merger Sub in the Merger Agreement becoming untrue in any material respect and of any failure by Parent or Merger Sub to perform any obligation, covenant or agreement under the Merger Agreement, if the matter to be disclosed would reasonably be expected to prevent, materially impede or materially delay consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that no such notification shall affect the representations, warranties, obligations, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Merger Agreement.

Shareholder Litigation.  In the event of any litigation against the Company and/or its directors or officers relating to the Offer, the Merger or the other transactions contemplated by the Merger Agreement, the Company shall give Parent the opportunity to participate in and shall keep Parent promptly informed with respect to the defense and will obtain the prior written consent of Parent prior to settling or satisfying any such claim, though the Company shall control such defense except to the extent that Parent or Merger Sub is a defendant in the litigation (and in that event solely as to the defense of Parent and Merger Sub).

Public Announcements.  Parent and Merger Sub, on the one hand, and the Company, on the other, have agreed not to make any press release or other public statement regarding the Offer, the Merger and the other transactions contemplated by the Merger Agreement before, to the extent reasonably practicable, consulting with each other and giving each other a reasonable opportunity to review and comment on any press release or other public statement, except as required by applicable law, court process or any listing agreement with Nasdaq or the New York Stock Exchange.

Employee Matters.  From the effective time of the Merger until December 31, 2011, the compensation and benefits for those employed at the Company immediately prior to the effective time of the Merger and who remain in the employment of the Surviving Corporation or its subsidiaries on or after the effective time of the Merger (“Continuing Employees”) shall be materially no less favorable in the aggregate than that provided to such employees immediately prior to the effective time of the Merger. Continuing Employees will receive credit for their service at the Company prior to the effective time of the Merger under Parent’s employee benefit plans that Parent makes available to such Continuing Employees for purposes of eligibility, vesting and benefit levels and accruals (other than benefit levels and accruals under any retirement, pension or savings plan, except that such service shall be treated as service with Parent and its subsidiaries for purposes of the 60-consecutive-month employment requirement for determining the level of matching contribution to which the person may be eligible under Parent’s Savings and Investment Plan), unless such credit would result in duplication of benefits. In addition, with respect to Continuing Employees, for purposes of each Parent benefit plan that is a welfare benefit plan, (i) any pre-existing condition, exclusion, actively-at-work requirement or waiting period shall be waived to the extent such condition, exclusion, requirement or waiting period was satisfied or waived under the comparable benefit plan or agreement with the Company as of the effective time of the Merger (or, if later, any applicable plan transition date) and (ii) full credit shall be given for any co-payments, deductibles or similar payments made or incurred prior to the effective time of the Merger for the plan year in which the Merger (or such transition date) became effective.

Parent shall cause the Surviving Corporation to honor all obligations of the benefits plans and agreements of the Company, including any rights or benefits arising from the transactions contemplated by the Merger Agreement.

Nothing in the Merger Agreement restricts the right of Parent or any of its affiliates (including the Surviving Corporation) to terminate or modify the terms of the employment of any employee of the Company after the effective time of the Merger, subject to any applicable severance or change of control agreements. Parent may also terminate or modify any Company or Parent employee benefit plan or agreement, provided that, from the effective time of the Merger until December 31, 2011, any such changes will not have an effect on those employed at the Company immediately prior to the effective time of the Merger, to the extent such changes are materially less favorable in the aggregate to what such employees received before.

Indemnification and Insurance.  The Merger Agreement provides for certain indemnification and insurance rights in favor of the Company’s current and former directors and officers, who we refer to as “indemnified persons.” Specifically, Parent and Merger Sub have agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger, shall be assumed by the Surviving Corporation and continue in full force and effect in accordance with their terms, even if the Surviving Corporation is consolidated or merged into another entity or dissolved by Parent.

For a period of six years after the completion of the Merger, directors’ and officers’ liability insurance will be maintained for those persons currently covered by the Company’s existing insurance policy for acts or omissions occurring prior to the effective date of the Merger on terms and in amounts no less favorable than those of the insurance policy in effect on the date of the Merger Agreement. Parent may fulfill its obligation to provide liability insurance, however, by causing the Company to purchase a non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policy, which are commonly referred to as “tail” policies. Furthermore, in no event will Parent be required to pay an annual premium for such insurance in excess of 300% of the annual premium currently paid by the Company for such insurance.

After the effective time of the Merger, the indemnified persons are third party beneficiaries of, and entitled to rely upon, these provisions of the Merger Agreement.

Stock Exchange Delisting.  The Merger Agreement provides that the Company will cooperate with Parent and Merger Sub and use its reasonable best efforts prior to the effective time of the Merger to cause the delisting from Nasdaq and deregistration of the shares under the Exchange Act after the effective time of the Merger.

Termination.  The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual written consent of Parent, Merger Sub and the Company;

•	by either Parent or the Company:

•	if the effective time of the Merger has not occurred prior to the Termination Date for any reason; provided, however, that the right to terminate the Merger Agreement in such event shall not be available to any party whose action or failure to act has been the principal cause of, or primarily resulted in, the failure of the effective time of the Merger to have occurred prior to such date and such action or failure to act was not otherwise expressly permitted under the Merger Agreement;

•	if any preliminary or permanent injunction or other judgment (other than a temporary restraining order) issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the Offer or the Merger shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement in such event shall not be available to any party which is then in breach of Section 6.3 of the Merger Agreement (which is summarized above under the headings “Reasonable Best Efforts” and “Filings and Notice”) and such breach has been a principal cause of such restraint or prohibition being or remaining in effect; or

•	if any temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of delaying the consummation of the Offer or the Merger beyond the Termination Date shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement in such event shall not be available to any party which is then in breach of Section 6.3 of the Merger Agreement (which is summarized above under the headings “Reasonable Best Efforts” and “Filings and

Notice”) and such breach has been a principal cause of such restraint or prohibition being or remaining in effect.

•	by the Company:

•	before the first to occur of Merger Sub accepting for payment shares tendered in the Offer and the receipt of the approval of the Merger by the Company’s shareholders, in order to enter into a definitive agreement constituting a Superior Proposal in any circumstance in which the Company’s Board is permitted to make an Adverse Recommendation Change (as described above) in accordance with the terms and subject to the conditions of the no solicitation provisions of the Merger Agreement and concurrently with such termination the Company pays to Parent the Termination Fee;

•	before the first to occur of Merger Sub accepting for payment shares tendered in the Offer and the effective time of the Merger, if (i) Parent or Merger Sub shall have breached in any material respect any of its representations or warranties contained in the Merger Agreement or (ii) Parent or Merger Sub shall have failed to perform in any material respect all obligations, covenants or agreements required to be performed by them under the Merger Agreement at or before such time as Merger Sub accepts for payment shares tendered in the Offer or, if the Offer shall have been terminated, the closing date of the Merger, in each case, which breach or failure to perform (A) is incapable of being cured by Parent or Merger Sub by the Termination Date or, if capable of being cured by Parent by the Termination Date, Parent and Merger Sub do not commence to cure such breach or failure within ten business days after their receipt of written notice thereof from the Company and use their reasonable best efforts to pursue such cure thereafter and (B) in any way would reasonably be expected to prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the Offer, the Merger or the other transactions contemplated by the Merger Agreement;

•	before Merger Sub accepts for payment shares tendered in the Offer, if the Offer has expired in accordance with its terms and has not been extended by Merger Sub, and Merger Sub has not accepted for payment within three business days following such expiration all shares validly tendered and not validly withdrawn; provided, that the Company may not terminate the Merger Agreement under such circumstances if the Offer has been terminated by Parent because the Company is seeking approval of the Merger Agreement at the Company’s shareholders meeting; or

•	before the effective time of the Merger if (i) all the conditions that are applicable to each party’s obligation to consummate the Merger (other than the purchase of the shares if the Offer has been terminated but the Merger Agreement has not been terminated, and other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger, each of which is capable of being satisfied at that closing), (ii) Parent shall have failed to consummate the Merger by the time required under the Merger Agreement, (iii) the Company has notified Parent in writing that it stands and will stand ready, willing and able to consummate the Merger at such time, and (iv) the Company shall have given Parent written notice at least three business days prior to such termination stating the Company’s intention to terminate the Merger Agreement in this circumstance and the basis for such termination.

•	by Parent:

•	prior to the first to occur of Merger Sub accepting for payment shares tendered in the Offer and the Company shareholders meeting, if (i) an Adverse Recommendation Change has occurred (including by failure to include the Company Recommendation in the Schedule 14D-9 and the proxy statement mailed to the Company’s shareholders in connection with the Merger), (ii) within 48 hours (or such longer period of time that the Board determines in good faith is reasonably necessary to comply with its fiduciary duties under applicable law) of a written request by Parent for the Board to reaffirm the Company Recommendation following the date any Takeover Proposal or any material change thereto is first publicly announced, published or sent to the Company’s shareholders, the Company fails to issue a press release that reaffirms, without qualification, the Company Recommendation (provided that such request shall only be made once with respect to such Takeover Proposal absent further material changes thereto), (iii) the Board (or any committee thereof) fails to recommend, in a Solicitation/Recommendation

Statement on Schedule 14D-9, against any Takeover Proposal subject to Regulation 14D under the Exchange Act within ten business days after the commencement of such Takeover Proposal (including, for these purposes, by taking no position with respect to the acceptance by the Company’s shareholders of a tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer), (iv) the Company shall have intentionally and materially breached any of its obligations under Section 5.2 of the Merger Agreement (which is summarized under the headings “No Solicitation of a Takeover Proposal” and “Company Board Recommendation” above) or (v) the Company or the Board (or any committee thereof) shall authorize or publicly propose any of the foregoing;

•	before the first to occur of Merger Sub accepting for payment shares tendered in the Offer and the effective time of the Merger, if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of the condition to the Offer or the Merger with respect to the Company’s representations, warranties or covenants and (ii) is incapable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, the Company does not commence to cure such breach or failure within ten business days after its receipt of written notice thereof from Parent and use its reasonable best efforts to pursue such cure thereafter;

•	before Merger Sub accepts for payment shares tendered in the Offer, if, on any then scheduled Expiration Date for the Offer, Merger Sub is not required (and Parent is not required to cause Merger Sub) to extend the Offer in the manner described under the heading “The Offer” above and any of the conditions to the Offer shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived on such then scheduled Expiration Date; provided, that Parent may not terminate the Merger Agreement under such circumstances if the Offer has been terminated by Parent because the Company is seeking approval of the Merger Agreement at the Company’s shareholders meeting; or

•	prior to the first to occur of Merger Sub accepting for payment shares tendered in the Offer and the effective time of the Merger, if a Material Adverse Effect shall have occurred.

Effect of Termination and Termination Fees.  If the Merger Agreement is terminated, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company or their respective subsidiaries, officers or directors, subject to the survival of certain provisions as described in Section 8.2 of the Merger Agreement (including the required payment by the Company to Parent of the Termination Fee described below in certain circumstances) and except that the termination of the Merger Agreement shall not relieve or release any party to the Merger Agreement from any liability arising out of its willful breach of the Merger Agreement or any fraud.

Termination Fee and Expense Reimbursement.  The Company has agreed to pay Parent a termination fee of $17,300,000 (the “Termination Fee”) by wire transfer of same-day funds if:

•	Parent terminates the Merger Agreement because an Adverse Recommendation Change or similar event described in the Merger Agreement has occurred or the Company shall have intentionally and materially breached any of its obligations under Section 5.2 of the Merger Agreement (which is summarized under the headings “No Solicitation of a Takeover Proposal” and “Company Board Recommendation” above);

•	the Company terminates the Merger Agreement in response to a Superior Proposal in accordance with the terms and subject to the conditions of the no solicitation provisions of the Merger Agreement; or

•	(i) prior to the termination of the Merger Agreement, any Takeover Proposal (substituting 50% for the 15% thresholds set forth in the definition of Takeover Proposal) is publicly proposed or publicly disclosed and not publicly withdrawn, (ii) the Merger Agreement is terminated by Parent (to the extent permitted by the Merger Agreement) as a result of the Company’s breach of any of its representations or warranties or failure to perform any of its obligations, covenants or agreements contained in the Merger Agreement, and (iii) within 12 months after termination of the Merger Agreement, (A) the Company enters into any acquisition agreement or other definitive agreement or contract providing for any Takeover Proposal or (B) a transaction in respect of any Takeover Proposal shall have been consummated, with such fee payable upon the first to occur of the execution of such definitive agreement and the completion of such Takeover Proposal, less any expenses payable under the next paragraph.

The Merger Agreement also provides that if the Merger Agreement is terminated in accordance with the terms of Section 8.1(d) thereof (which provides that Parent may terminate the Merger Agreement if, before Merger Sub accepts for payment shares tendered in the Offer, the Company shall have breached any of its representations or warranties or failed to perform any of its obligations, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of the condition to the Offer with respect to the Company’s representations, warranties or covenants and (ii) is incapable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, the Company does not commence to cure such breach or failure within ten business days after its receipt of written notice thereof from Parent and use its reasonable best efforts to pursue such cure thereafter), then the Company shall pay to Parent an amount equal to all out-of-pocket costs, fees and expenses (including attorneys’ fees) incurred by Parent and its subsidiaries (including Merger Sub) in connection with the Merger Agreement, the Offer and the Merger, such amount not to exceed $1,000,000, which shall be paid from time to time after such termination by wire transfer of same-day funds to an account designated by Parent and within two business days of Parent’s submission to the Company of documentation of such expenses.

The Company acknowledged that the agreements to pay the Termination Fee and reimburse Parent’s expenses are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not have entered into the Merger Agreement. Accordingly, the Company agreed that if it fails promptly to pay the Termination Fee and reimburse Parent’s expenses when due and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for such amounts, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on such amounts.

Enforcement.  The parties agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were breached and accordingly agreed that the parties are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions in addition to any other remedy to which they are entitled at law or in equity. Each party has agreed that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the party seeking such injunction, specific performance or other equitable relief has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or equity. In the event that a party seeks an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the terms and provisions of the Merger Agreement, such party shall not be required to provide any bond or other security in connection with any such injunction or other judgment.

Expenses.  Except as set forth above under the heading “Termination Fee and Expense Reimbursement,” all costs and expenses incurred by the parties will be paid by the party incurring such costs and expenses, whether or not the Merger or the Offer is consummated.

Amendment.  Subject to the approval rights of a majority of the independent directors set forth above under the heading “The Company’s Board of Directors,” the Merger Agreement may be amended by the parties thereto at any time, whether before or after Merger Sub accepts for payment shares tendered in the Offer shall have occurred or the Shareholder Approval, if required by applicable law, has been obtained; provided, however, that (a) after Merger Sub accepts for payment shares tendered in the Offer, there shall be no amendment that decreases the Merger Consideration and (b) after the Shareholder Approval has been obtained, there shall be made no amendment that by law requires further approval by shareholders of the Company without obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

MARKET PRICE OF COMPANY COMMON STOCK

The shares of Company Common Stock currently trade Nasdaq under the symbol “APSG.” As of the close of business on December 28, 2010, there were (i) 14,029,294 shares outstanding (including 597,580 unvested

Restricted Shares) and (ii) 1,491,983 shares authorized and reserved for issuance under equity incentive plans (including Options to purchase 699,830 shares).

The following table sets forth, for the periods indicated, the high and low sale prices per share for each quarterly period indicated, as reported by Nasdaq based on published financial sources.

	High		Low

Fiscal Year Ended October 31, 2008
First Quarter		$14.97		$12.41
Second Quarter		13.61		10.73
Third Quarter		15.98		11.42
Fourth Quarter		18.86		12.85
Fiscal Year Ended October 31, 2009
First Quarter		$19.90		$13.01
Second Quarter		22.30		16.77
Third Quarter		26.92		17.29
Fourth Quarter		26.50		20.08
Fiscal Year Ended October 31, 2010
First Quarter		$21.16		$17.72
Second Quarter		20.16		17.22
Third Quarter		21.66		17.08
Fourth Quarter		34.01		18.52
Fiscal Year Ending October 31, 2011
First Quarter (through [ ], 2011)	$	[ ]	$	[ ]

On [          ], 2011, the reported closing sales price of the shares on Nasdaq was $[     ]. On December 17, 2010, the trading day immediately prior to the public announcement of the execution of the Merger Agreement, the reported closing sales price of the shares on Nasdaq was $35.02. On October 21, 2010, the last full trading day prior to the Company’s public announcement that it was considering strategic alternatives, the reported closing sales price of the shares on Nasdaq was $27.73. The Company has paid dividends at the rate of $0.50 per share per annum, payable quarterly, since fiscal year 2004, and continued payment of the dividend is subject to approval by the Board, and is reviewed quarterly. The continued payment of dividends and the amount thereof in the future will depend on a number of factors, including the Company’s financial condition, capital requirements, results of operations, future business prospects, and other factors that the Board may deem relevant. In addition, the Merger Agreement provides that, except with the prior written consent of Parent, as may be required by applicable law, as specifically contemplated by the terms of the Merger Agreement or as disclosed in writing by the Company to Parent and Merger Sub prior to execution of the Merger Agreement, from the date of the Merger Agreement until the effective time of the Merger, the Company will not, and will not permit its subsidiaries to, pay dividends. Shareholders are urged to obtain a current market quotation for the shares of the Company Common Stock.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of the record date for the special meeting, certain information with respect to the beneficial ownership of the Company Common Stock by (i) each shareholder known by us to be the beneficial owner of more than 5% of the Company Common Stock, (ii) each of our directors and director-nominees, (iii) each executive officer named in the Summary Compensation Table found elsewhere in this document and (iv) all directors and executive officers of the Company as a group.

	Number of Shares
	Beneficially
Beneficial Owner(1)	Owned(2)	Percent(3)

Beneficial Owners of in excess of 5% (other than directors and named executive officers)
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	1,369,664	9.76%
Investment funds affiliated with Mario Gabelli(6) One Corporate Center, Rye, New York 10580	1,158,200	8.25%

ICS Opportunities, Ltd(7) 666 Fifth Avenue New York, New York 10103	766,762	5.46%

Named Executive Officers(8)
William Van Vleet III(9)	133,200	*
James E. Doyle(10)	95,254	*
Dr. John R. Treichler(11)	338,683	2.4%
Renato F. Roscher, Jr.(12)	84,000	*
Mark M. Andersson(13)	81,420	*
Directors
Milton E. Cooper(14)	35,850	*
John P. Devine(15)	48,530	*
David D. Elliman(16)	80,185	*
Marie S. Minton	8,388	*
Robert J. Richardson(17)	41,850	*
Directors and executive officers as a group (13 persons)(18)	1,079,794	6.7%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(3)	Calculated on the basis of 14,029,294 shares of common stock outstanding as of the record date, provided that any additional shares of common stock that a shareholder has the right to acquire within 60 days after the record date, pursuant to grants of stock options or awards of restricted stock are deemed to be outstanding and beneficially owned by the person holding such options or restricted stock for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 8, 2010, by BlackRock, Inc., BlackRock Inc. has sole investment discretion and voting authority over these shares.

(5)	Based on a Schedule 13F filed with the Securities and Exchange Commission on November 14, 2010, by The Vanguard Group, Inc. Of these shares, Vanguard Fiduciary Trust Co. holds 21,666 shares, over which it has shared investment discretion and sole voting authority. Vanguard Group holds 715,497 shares, over which it has sole investment discretion and no voting authority.

(6)	The shares included in the table are based solely on the Schedule 13D filed with the SEC on December 29, 2010, by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Gabelli Securities, Inc. (“GSI”), and Teton Advisors, Inc. (“Teton Advisors”). Of the shares reported, Gabelli Funds owns 718,000 shares, GAMCO owns 216,200 shares, GSI owns 129,500 shares and Teton Advisors owns 94,500 shares. Each of the reporting persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) Gabelli Funds has sole dispositive and voting power with respect to the shares held by certain affiliated funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Applied Signal Technology and, in that event, the proxy voting committee of each affiliated fund shall respectively vote that fund’s shares, (ii) at any time, the proxy voting committee of each affiliated fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iii) the power of Mario Gabelli is indirect with respect to the shares beneficially owned directly by other reporting persons.

(7)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on November 3, 2010, by ICS Opportunities, Ltd. (“ICS Opportunities”), Millennium International Management LP (“Millennium International Management”), Millennium International Management GP LLC (“Millennium International Management GP”), Millennium Management LLC (“Millennium Management”), and Israel A. Englander. As of the close of business on November 2, 2010, ICS Opportunities beneficially owned 766,762 shares. Millennium International Management is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over shares owned by ICS Opportunities. Millennium International Management GP is the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over shares owned by ICS Opportunities. Millennium Management LLC is the general partner of the 100% shareholder of ICS Opportunities and may be deemed to have shared voting control and investment discretion over shares owned by ICS Opportunities. Israel A. Englander is the managing member of Millennium International Management GP and of Millennium Management. Consequently, Mr. Englander may also be deemed to have shared voting control and investment discretion over shares owned by ICS Opportunities.

(8)	The address of the executive officers and directors is c/o Applied Signal Technology, Inc., 460 West California Avenue, Sunnyvale, California 94086.

(9)	Includes 105,500 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Van Vleet’s employment terminate prior to vesting.

(10)	Includes 46,250 shares subject to options exercisable by Mr. Doyle within sixty days of the record date. Also includes 19,000 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Doyle’s employment terminate prior to vesting.

(11)	Includes 30,000 shares subject to options exercisable by Dr. Treichler within sixty days of the record date and 32,000 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Dr. Treichler’s employment terminate prior to vesting. Also includes 25,000 shares held by Robert K. Treichler Trust and 12,735 shares held in the Anne Eckel Treichler Revocable Trust, over which Dr. Treichler disclaims beneficial ownership.

(12)	Includes 32,000 shares subject to options exercisable by Mr. Roscher within sixty days of the record date and 17,500 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Roscher’s employment terminate prior to vesting. Also included is 4,421 shares owned by his wife, over which Mr. Roscher disclaims beneficial ownership.

(13)	Includes 77,000 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Andersson’s employment terminate prior to vesting.

(14)	Includes 30,000 shares subject to options exercisable by Mr. Cooper within sixty days of the record date.

(15)	Includes 15,000 shares subject to options exercisable by Mr. Devine within sixty days of the record date.

(16)	Includes 37,500 shares subject to options exercisable by Mr. Elliman within sixty days of the record date. Also includes 6,666 shares held in Trust u/d Avery Rockefeller and 10,604 shares held by the Bawd Foundation, over which Mr. Elliman disclaims beneficial ownership.

(17)	Includes 35,000 shares subject to options exercisable by Mr. Richardson within sixty days of the record date.

(18)	Includes 249,750 shares subject to options that are currently exercisable or will become exercisable within 60 days after the record date, beneficially owned by executive officers and directors, and 333,335 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should the employee’s or director’s service terminate prior to vesting.

DISSENTERS’ RIGHTS

The following is a summary of Sections 1300 through 1313 of the CGCL, which sets forth the procedures for the Company’s shareholders to dissent from the Merger and to demand statutory appraisal rights under the CGCL. This summary does not purport to be a complete statement of the provisions of California law relating to the rights of the Company’s shareholders to an appraisal of the value of their shares and is qualified in its entirety by reference to Sections 1300 through 1313 of the CGCL, the full text of which is attached as Annex C hereto. Failure to follow the procedures required by the CGCL could result in the loss of dissenters’ rights.

Under Sections 181 and 1201 of the CGCL, the Merger constitutes a “reorganization” Chapter 13 of the CGCL provides appraisal rights for shareholders dissenting from reorganizations in certain circumstances. The Company Common Stock is listed on the Nasdaq. Generally, there are no appraisal rights in connection with securities listed on the Nasdaq or other national securities exchanges. The Company’s shareholders will be entitled to dissent and seek appraisal for their shares of Company Common Stock only if either of the following criteria are satisfied:

•	the Company Common Stock for which appraisal rights are sought are subject to restrictions on transfer imposed by the Company or by any law or regulation (for example, the shares of stock are “restricted securities” not registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and are not eligible for unrestricted resale pursuant to Rule 144 of the Securities Act) in which case only the holders of the Company Common Stock that are subject to such restrictions will have the right to dissent and seek appraisal for such stock; or

•	holders of 5% or more of the outstanding shares of Company Common Stock dissent from the Merger and demand appraisal, in which case all other qualifying holders of Company Common Stock will have the right to dissent and seek appraisal for such shares.

The Company is not aware of any transfer restrictions on its shares of Company Common Stock, except for those restrictions that apply to shares held by shareholders who are deemed to be affiliates of the Company as that term is defined in Rule 144 adopted by the SEC under the Securities Act. Any shareholder who believes there is another type of restriction on its shares and who wishes to exercise dissenters’ rights should consult with legal counsel as to the nature of the restriction and its relationship to the availability of dissenters’ rights in connection with the Merger.

Even though a shareholder who wishes to exercise dissenters’ rights may take certain actions in furtherance of those rights, if the Merger Agreement is later terminated and the Merger is abandoned, no shareholder of the Company will have the right to any payment from the Company by reason of having taken such actions. The following discussion is subject to the foregoing qualifications.

For a shareholder of the Company to exercise dissenters’ rights as to any shares of Company Common Stock in connection with the Merger, the shareholder must vote against the Merger and Merger Agreement and must make a written demand to the Company that it purchase the shares at their fair market value.

The written demand must:

•	be made by the record holder of the shares; thus, a beneficial owner of the Company Common Stock that is registered in the record ownership of another person (such as a broker or nominee) should instruct the record holder to follow the procedures for perfecting dissenters’ rights if the beneficial owner wants to dissent with respect to any or all of those shares;

•	be mailed or otherwise directed to Applied Signal Technology, Inc., 460 West California Avenue, Sunnyvale, California 94086, Attention: Corporate Secretary;

•	be received not later than 30 days after notice of the approval of the Merger is mailed to shareholders who voted against the Merger (as described below);

•	specify the shareholder’s name and mailing address and the number and class of shares held of record that the shareholder demands the Company purchase;

•	state that the shareholder is demanding purchase of the shares and payment of their fair market value; and

•	state the price that the shareholder claims to be the fair market value of the shares (this statement will constitute an offer by the shareholder to sell the shares to the Company at that price).

In addition, within 30 days after notice of the approval of the Merger is mailed to shareholders, the shareholder must also submit to the Company or a transfer agent of the Company, for endorsement as dissenting shares, the stock certificates representing the Company’s shares as to which the shareholder is exercising dissenters’ rights.

Simply failing to vote for, or voting against, the Merger will not be sufficient to constitute the demand described above.

Shares of Company Common Stock held by shareholders who have perfected their dissenters’ rights in accordance with Chapter 13 of the CGCL and have not withdrawn their demands or otherwise lost their rights are referred to in this summary as “dissenting shares”.

Within ten days after approval of the Merger by the Company’s shareholders, the Company must mail a notice of the approval to each shareholder who voted against the Merger and who could potentially exercise dissenters’ rights in accordance with the CGCL. This notice must state the price determined by the Company to represent the fair market value of the dissenting shares. Chapter 13 of the CGCL states that the fair market value, for this purpose, is determined “as of the day before the first announcement” of the terms of the Merger. The day before the first announcement of the terms of the proposed Merger was December 19, 2010.

The Company’s notice must also include a brief description of the procedures to be followed by those holders if the holders desire to exercise their dissenters’ rights and a copy of Sections 1300 through 1304 of Chapter 13 of the CGCL. The statement of price determined by the Company to represent the fair market value of dissenting shares, as set forth in the notice of approval of the Merger, will constitute an offer by the Company to purchase any dissenting shares at the stated amount if the Merger closes.

If the Company and a dissenting shareholder agree that the shares are dissenting shares and agree on the price of the shares, the dissenting shareholder is entitled to receive the agreed-upon price with interest at the legal rate on judgments from the date of that agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the Merger are satisfied. Payments are also conditioned on the surrender to the Company of the certificates representing the dissenting shares.

If the Company denies that shares are dissenting shares or the shareholder fails to agree with the Company as to the fair market value of the shares, then, within the time period provided by Section 1304(a) of Chapter 13 of the CGCL, any shareholder demanding purchase of such shares as dissenting shares or any interested corporation may file a complaint in the superior court in the proper California county requesting a determination as to whether the shares are dissenting shares or as to the fair market value of the holder’s shares, or both, or may intervene in any action pending on such a complaint.

On the trial of the action, the court will determine the status of the shares as dissenting shares if their status is in issue. If the fair market value of the dissenting shares is in issue, the court will determine, or appoint one or more impartial appraisers to determine, the fair market value of the shares.

If the court appoints an appraiser or appraisers, they will proceed to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of the appraisers, will make and file a report in the office of the clerk of the court. Thereafter, on the motion of any party, the report is submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

If the single appraiser or a majority of the appraisers fails to make and file a report within 10 days after the date of their appointment or within such further time as the court allows, or if the court does not confirm the report, the court will determine the fair market value of the dissenting shares. Subject to Section 1306 of Chapter 13 of the CGCL, judgment is rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares that any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest at the legal rate from the date on which the judgment is entered.

The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, is assessed or apportioned as the court considers equitable. However, if the price determined by the court is more than the price offered by the corporation, the corporation pays the costs (including, in the discretion of the court, attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date the shareholder made the demand and submitted shares for endorsement if the price determined by the court is more than 125 percent of the price offered by the corporation).

Except as expressly limited by Chapter 13, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined.

A holder of dissenting shares may not withdraw a demand for payment unless the Company consents to the withdrawal. Dissenting shares lose their status as dissenting shares, and dissenting shareholders cease to be entitled to require the Company to purchase their shares, if:

•	the Merger is abandoned;

•	the shares are transferred before their submission to the Company for the required endorsement or surrendered for conversion into shares of another class in accordance with the Company’s articles of incorporation;

•	the dissenting shareholder and the Company do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither the Company nor the shareholder files a complaint or intervenes in a pending action within six months after the Company mails a notice that its shareholders have approved the Merger; or

•	with the Company’s consent, the holder delivers to the Company a written withdrawal of such holder’s demand for purchase of the shares.

To the extent that the provisions of Chapter 5 of the CGCL (which places conditions on the power of a California corporation to make distributions to its shareholders) prevent the payment to any holders of dissenting shares of the fair market value of the dissenting shares, the dissenting shareholders will become creditors of the Company for the amount that they otherwise would have received in the repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors of the Company in any liquidation proceeding, with the debt to be payable when permissible under the provisions of Chapter 5 of the CGCL.

For U.S. federal income tax purposes, the Company’s shareholders who receive cash for their shares of Company Common Stock pursuant to the exercise of dissenters rights will generally recognize taxable gain or loss. Each holder should consult its own tax advisor as to the particular tax consequences of the exercise of dissenters rights to such holder.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

If the Merger is completed, the Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of Company Common Stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Shareholder Proposals and Nominations for 2011 Annual Meeting

Once the Merger is completed, there will be no public participation in any future meetings of the Company’s shareholders. If the Merger is not completed, our public shareholders will continue to be entitled to attend and participate in our shareholder meetings, and we would expect to hold our 2011 annual meeting of shareholders prior to the end of 2011.

Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card under the SEC Rules

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual Meeting of Shareholders, if such meeting is held, by submitting their proposals in writing to our Corporate Secretary in a timely manner. In the event that a shareholder desires to have a proposal considered for inclusion in our proxy statement for our 2011 Annual Meeting of Shareholders, if such meeting is held, the proposal must be forwarded in writing to our Corporate Secretary so that it is received no later than October 7, 2010. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and regulations promulgated by the SEC under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Applied Signal Technology, Inc.
Attention: Corporate Secretary
460 West California Avenue
Sunnyvale, California 94086

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Our bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) if an annual meeting, properly brought before the meeting by a shareholder or (4) if a special meeting, if, and only if, the notice of a special meeting provides for business to be brought before the meeting by shareholders and such business is properly brought before the meeting by a shareholder.

For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder proposal to be presented at an annual meeting must be received at our principal executive offices not less than 120 calendar days in advance of the date the our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. To be timely for our 2011 annual meeting of shareholders, our Corporate

Secretary must receive the written notice, containing the information specified in our bylaws, at our principal executive offices not later than the close of business on October 7, 2010.

Our bylaws provide that no resolution shall be put before the shareholders that is not a proper subject for action by shareholders under California law; that is obstructive, frivolous, dilatory, or repugnant to good taste; that contains any false or misleading statements; that relates to the redress of a personal claim or grievance against the corporation or any other person, or if it is designed to result in a benefit or interest that is not shared by the shareholders at large; that relates to operations that account for less than five percent of the corporation’s total assets at the end of its most recent fiscal year, and for less than five percent of its net earnings and gross sales for its most recent fiscal year, and is not otherwise significantly related to the corporation’s business; that deals with a matter beyond the corporation’s power to effectuate; that deals with a matter relating to conduct of the ordinary business operations of the corporation; or that is counter to or substantially duplicative of a proposal to be submitted by the corporation at the meeting. If the proposal deals with substantially the same subject matter as a prior proposal submitted to shareholders in the corporation’s proxy statement and a form of proxy related to any annual or special meeting of shareholders held within the preceding five calendar years, it may be omitted from the agenda of any meeting of shareholders held within three calendar years after the latest such submission, provided that: (i) if the proposal was submitted at only one meeting during such preceding period, it received less than five percent of the total number of votes cast in regard thereto, or (ii) if the proposal was submitted at only two meeting during such preceding period, it received at the time of its second submission less than eight percent of the total number of votes cast in regard thereof, or (iii) if the prior proposal was submitted at three or more meetings during such preceding period, it received at the time of its latest submission less than ten percent of the total number of votes cast in regard thereto.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.appsig.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2010 (filed with the SEC on January 13, 2011); and

•	Current Reports on Form 8-K (filed with the SEC on December 17, 2010 and December 20, 2010).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Investor Relations Department, Applied Signal Technology, Inc., 460 West California Avenue, Sunnyvale, California 94086, telephone number

(408) 749-1888 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [ • ], 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER
dated as of December 18, 2010,
among
RAYTHEON COMPANY,
RN ACQUISITION COMPANY
and
APPLIED SIGNAL TECHNOLOGY, INC.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

A-i

A-ii

A-iii

GLOSSARY

Term	Section

Acquisition Agreement	Section 5.2(b)
Adverse Recommendation Change	Section 5.2(b)
Adverse Recommendation Change Notice	Section 5.2(b)
Affiliate	Section 9.3(a)
Agreement	Preamble
Anti-Bribery Laws	Section 4.1(t)(i)
Arrangements	Section 4.1(q)
Beneficial Ownership	Section 9.3(b)
BofA Merrill Lynch	Section 4.1(s)
Business Day	Section 9.3(c)
CCC	Section 2.3
Certificate	Section 3.1(c)
Certificate of Merger	Section 2.3
Clearance Date	Section 6.1(b)
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 1.1(g)
Commonly Controlled Entity	Section 4.1(m)(i)
Company	Preamble
Company Articles	Section 2.5(a)
Company Benefit Agreement	Section 4.1(m)(i)
Company Benefit Plan	Section 4.1(m)(i)
Company Bylaws	Section 4.1(a)
Company Common Stock	Recitals
Company Disclosure Schedule	Section 4.1
Company Personnel	Section 4.1(m)(i)
Company Recommendation	Section 4.1(d)(i)
Company Restricted Shares	Section 4.1(c)(ii)
Company SEC Documents	Section 4.1(e)(i)
Company Stock Options	Section 4.1(c)(ii)
Company Stock Plans	Section 4.1(c)(ii)
Compensation Committee	Section 4.1(q)
Competition Law	Section 4.1(d)(iii)
Confidentiality Agreement	Section 1.2(c)
Continuing Employees	Section 6.11(a)
Contract	Section 4.1(d)(ii)
Covered Securityholders	Section 4.1(q)
Dissenting Shares	Section 3.3
Dissenting Shareholder	Section 3.3
DOJ	Section 6.3(a)
Effective Time	Section 2.3
Employment Compensation Arrangement	Section 4.1(q)
Environmental Claim	Section 4.1(k)(ii)

A-iv

Term	Section

Environmental Law	Section 4.1(k)(ii)
Environmental Permit	Section 4.1(k)(ii)
ERISA	Section 4.1(m)(i)
Event	Section 9.3(e)
Exchange Act	Section 1.1(a)
Expiration Date	Section 1.1(a)
Export Control Laws	Section 4.1(t)(ii)
Filed Company SEC Documents	Section 4.1
FTC	Section 6.3(a)
GAAP	Section 4.1(e)(i)
Government Contract	Section 4.1(i)(B)
Governmental Entity	Section 4.1(d)(iii)
Hazardous Material	Section 4.1(k)(ii)
HSR Act	Section 4.1(d)(iii)
Independent Director	Section 6.9(b)
Information Statement	Section 4.1(d)(iii)
Initial Expiration Date	Section 1.1(a)
Intellectual Property	Section 4.1(p)(iv)
Judgment	Section 4.1(d)(ii)
Knowledge	Section 9.3(d)
Law	Section 4.1(d)(ii)
Legal Restraints	Section 7.1(b)
Liens	Section 4.1(b)
Material Adverse Effect	Section 9.3(e)
Material Contract	Section 4.1(i)(C)
Merger	Recitals
Merger Consideration	Section 3.1(c)
Merger Sub	Preamble
Minimum Tender Condition	Exhibit A
NASDAQ	Section 4.1(d)(iii)
Notice Period	Section 5.2(b)
Offer	Recitals
Offer Closing	Section 1.1(c)
Offer Closing Date	Section 1.1(c)
Offer Conditions	Section 1.1(c)
Offer Documents	Section 1.1(e)
Offer Price	Recitals
Parent	Preamble
Parent Approval	Section 4.2(b)(i)
Parent Benefit Plan	Section 6.11(b)
Paying Agent	Section 3.2(a)
Permits	Section 4.1(j)
Permitted Liens	Section 4.1(o)
Person	Section 9.3(f)

A-v

Term	Section

Preferred Stock	Section 4.1(c)
Proxy Statement	Section 4.1(d)(iii)
Purchase Plan	Section 4.1(c)(ii)
Release	Section 4.1(k)(ii)
Representatives	Section 5.2(a)
Schedule 14D-9	Section 1.2(b)
SEC	Section 1.1(a)
Secretary of State	Section 2.3
Securities Act	Section 1.3(b)
Shareholder Approval	Section 4.1(d)(i)
Shareholders Meeting	Section 6.1(b)
Short-Form Merger Threshold	Section 1.1(b)
SOX	Section 4.1(e)(i)
Subsidiary	Section 9.3(g)
Superior Proposal	Section 5.2(a)
Superior Proposal Notice	Section 5.2(b)
Surviving Corporation	Section 2.1
Tail Period	Section 6.5(c)
Takeover Proposal	Section 5.2(a)
Tax Returns	Section 4.1(n)(xv)
Taxes	Section 4.1(n)(xv)
Tender Agreements	Recitals
Termination Date	Section 8.1(b)(i)
Termination Fee	Section 6.6(b)
Top-Up Option	Section 1.3(a)
Top-Up Shares	Section 1.3(a)

A-vi

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger dated as of December 18, 2010 (this “Agreement”), by and among Raytheon Company, a Delaware corporation (“Parent”), RN Acquisition Company, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Applied Signal Technology, Inc., a California corporation (the “Company”).

RECITALS

WHEREAS, Parent desires to acquire all of the outstanding shares of common stock, without par value, of the Company (the “Company Common Stock”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of the acquisition of the outstanding shares of Company Common Stock by Parent on the terms and subject to the conditions set forth in this Agreement, Parent proposes to cause Merger Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the “Offer”) to purchase all of the outstanding shares of Company Common Stock for consideration of a price per share of Company Common Stock of $38.00 (such amount, or any other amount per share paid pursuant to the Offer and this Agreement, the “Offer Price”), net to the seller in cash, without interest, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, following consummation of the Offer, Merger Sub will be merged with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger as a wholly-owned Subsidiary of Parent and, subject to certain limitations set forth herein, each share of Company Common Stock that is not tendered and accepted pursuant to the Offer will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Offer Price;

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that the Offer, the Merger, this Agreement and the other transactions contemplated hereby are fair to and in the best interests of the Company and its shareholders, (ii) approved and declared advisable this Agreement, including the Offer and the Merger, and (iii) resolved to recommend that the shareholders of the Company tender their shares of Company Common Stock pursuant to the Offer and, to the extent required by applicable Law, approve the Merger and this Agreement;

WHEREAS, the Board of Directors of each of Parent and Merger Sub has unanimously (i) determined that the Offer, the Merger, this Agreement and the other transactions contemplated hereby are fair to and in the best interests of Parent and Merger Sub and (ii) approved, adopted and declared advisable this Agreement, including the Offer and the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, Parent, Merger Sub and the directors of the Company, in their capacities as shareholders of the Company, are each entering into a Tender and Voting Agreement, dated as of the date hereof (the “Tender Agreements”), providing that, among other things, such shareholder will (i) tender all of such Person’s shares of Company Common Stock into the Offer and (ii) vote all of such Person’s shares of Company Common Stock in favor of the adoption of this Agreement, in each case subject to the conditions set forth therein, and the Board of Directors of the Company has approved the execution and delivery of the Tender Agreements by such shareholders of the Company; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE OFFER

Section 1.1  The Offer.

(a) Subject to the terms of this Agreement, as promptly as reasonably practicable after the date of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, commence, within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), the Offer. The obligations of Merger Sub to, and of Parent to cause Merger Sub to, accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject to the satisfaction of the conditions set forth in Exhibit A (the “Offer Conditions”). The Offer shall expire at midnight, New York City time, on the 20th Business Day following the commencement of the Offer (determined pursuant to Rule 14d-1(g)(3) under the Exchange Act) (such time, the “Initial Expiration Date,” and such time, or such subsequent time to which the expiration of the Offer is extended in accordance with the terms of this Agreement, the “Expiration Date”). Merger Sub expressly reserves the right, in its sole discretion, to waive, in whole or in part, any Offer Condition or modify the terms of the Offer; provided, however, that, without the prior written consent of the Company, Merger Sub shall not (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the Offer Price, (iii) change, modify or waive the Minimum Tender Condition, (iv) impose conditions to the Offer in addition to the conditions set forth in Exhibit A or modify or change any Offer Condition in a manner adverse in any material respect to any holders of Company Common Stock, (v) except as otherwise provided in this Section 1.1(a) or Section 1.1(b), extend or otherwise change the Expiration Date of the Offer, (vi) change the form of consideration payable in the Offer or (vii) otherwise amend, modify or supplement any of the terms of the Offer in a manner adverse in any material respect to any holders of Company Common Stock. Notwithstanding anything in this Agreement to the contrary, Merger Sub may, in its sole discretion, without consent of the Company, (A) without limiting Parent’s or Merger Sub’s obligations under the following sentence, extend the Offer on one or more occasions, in consecutive increments of up to ten Business Days each, with the length of such period to be determined by Parent or Merger Sub (or such longer period as the parties hereto may agree), if on any then-scheduled Expiration Date of the Offer any of the Offer Conditions shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived, and (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof applicable to the Offer. Parent and Merger Sub agree that, to the extent requested in writing by the Company prior to any then-scheduled Expiration Date of the Offer, but subject to Parent’s right to terminate this Agreement pursuant to Section 8.1, Merger Sub shall (and Parent shall cause Merger Sub to) (A) if any of the Offer Conditions set forth in clause (ii) of Exhibit A or in paragraph (a) or (b) of clause (iii) of Exhibit A shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived, and provided that it is reasonably expected that such condition or conditions shall be satisfied prior to the Termination Date, extend the Offer on one or more occasions, in consecutive increments of up to ten Business Days each, with the length of such period to be determined by Parent or Merger Sub (or such longer period as the parties hereto may agree), until such time as such Offer Conditions are satisfied (but not beyond the Termination Date) and (B) if any of the Minimum Tender Condition or the Offer Conditions set forth in paragraph (d ) or (e) of clause (iii) of Exhibit A shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived on such then-scheduled Expiration Date, but all the other Offer Conditions set forth in Exhibit A shall be satisfied on such then-scheduled Expiration Date, extend the Offer on one or more occasions, in consecutive increments of up to ten Business Days each, with the length of such period to be determined by Parent or Merger Sub (or such longer period as the parties hereto may agree), for an aggregate period of time of not more than 20 Business Days; provided, however, that Merger Sub shall not be required to extend the Offer beyond the Termination Date.

(b) Notwithstanding anything to the contrary set forth in Section 1.1(a), if, at any Expiration Date, all of the Offer Conditions (other than the Minimum Tender Condition) shall have been satisfied or have been waived, such that the number of shares of Company Common Stock validly tendered in the Offer and not properly withdrawn is less than that number of shares of Company Common Stock which, when combined with the Top-Up Shares to be issued to Merger Sub upon exercise of the Top-Up Option, would result in Merger Sub owning one more share than 90% of the shares of Company Common Stock outstanding (including any shares of Company Common Stock issued upon exercise of the Top-Up Option) (the “Short-Form Merger Threshold”), then in such case Merger Sub may, in its sole discretion, without the consent of the Company:

(i) extend the Offer for one or more successive periods of up to 10 Business days each, with the length of such period to be determined by Parent or Merger Sub (or any longer period as may be requested by Merger Sub and approved in advance by the Company, such approval not to be unreasonably withheld), until the Termination Date in order to permit additional shares of Company Common Stock to be tendered into the Offer such that the Short-Form Merger Threshold may be attained; or

(ii) if the Clearance Date has occurred, terminate the Offer pursuant to Section 1.1(d).

(c) On the terms and subject to the conditions of the Offer and this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, accept and pay for (subject to any withholding of Tax pursuant to Section 1.1(g)) all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer that Merger Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the Expiration Date of the Offer. Acceptance for payment of shares of Company Common Stock pursuant to and subject to the conditions of the Offer is referred to in this Agreement as the “Offer Closing,” and the date on which the Offer Closing occurs is referred to in this Agreement as the “Offer Closing Date.” Merger Sub expressly reserves the right, in its sole discretion, to extend the Offer for a “subsequent offering period” in accordance with Rule 14d-11 under the Exchange Act following the Offer Closing, and the Offer Documents may, in Merger Sub’s sole discretion, provide for such a reservation of right. The Offer may not be terminated prior to its Expiration Date, unless this Agreement is validly terminated in accordance with Article VIII. If the Offer is terminated or withdrawn by Merger Sub, or this Agreement is terminated in accordance with Section 8.1, prior to the acceptance for payment of Company Common Stock tendered in the Offer, Merger Sub shall promptly return, and shall cause any depository acting on behalf of Merger Sub to return, all tendered Company Common Stock to the registered holders thereof. Nothing contained in this Section 1.1 shall affect any termination rights in Article VIII of this Agreement. The Company agrees that no shares of Company Common Stock held by the Company or any of its Subsidiaries (other than in a fiduciary capacity) will be tendered in the Offer.

(d) If at any then-scheduled Expiration Date (i) any Offer Condition shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived and (ii) the Clearance Date has occurred, then Merger Sub may irrevocably and unconditionally terminate the Offer. If the Offer is terminated pursuant to this Section 1.1(d), the Company shall proceed with and take all actions necessary to hold the Shareholders Meeting as promptly as practicable and use its reasonable best efforts to solicit proxies from the Company’s shareholders in favor of the Merger for purposes of obtaining the Shareholder Approval in accordance with the terms of this Agreement.

(e) On the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO filed under cover of Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal, summary advertisement and other ancillary documents (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the “Offer Documents”). The Company shall promptly furnish to Parent and Merger Sub all information concerning the Company required by the Exchange Act to be set forth in the Offer Documents. Each of Parent, Merger Sub and the Company shall promptly correct any information supplied by it for inclusion or incorporation by reference in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Merger Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable Laws. Parent and Merger Sub shall promptly notify the Company upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Offer Documents, and shall provide the Company with copies of all correspondence between them and their Representatives, on the one hand, and the SEC, on the other hand, and shall use its reasonable best efforts to give the Company the opportunity to participate in any substantive telephonic communications with the staff of the SEC related thereto. Prior to the filing of the Offer Documents (including any amendment or supplement thereto) with the SEC or dissemination thereof to the shareholders of the Company, or responding to any comments of the SEC with respect to the Offer Documents, Parent and Merger Sub shall provide the Company a reasonable opportunity to review and comment on such Offer Documents or response (including the proposed final version thereof), and Parent and Merger Sub shall give reasonable consideration to any such comments.

(f) Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to pay for any shares of Company Common Stock that Merger Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

(g) Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer to any holder of shares of Company Common Stock such amounts as Merger Sub is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable Law. To the extent that amounts are so withheld and paid over by Merger Sub to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Merger Sub.

Section 1.2  Company Actions.

(a) The Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement.

(b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, together with any supplements or amendments thereto, the “Schedule 14D-9”) containing the Company Recommendation and shall mail the Schedule 14D-9 to the shareholders of the Company. The Company shall also include in the Schedule 14D-9, in its entirety, a copy of the opinion of BofA Merrill Lynch described in Section 4.1(s). Parent and Merger Sub shall promptly furnish to the Company all information concerning Parent and Merger Sub required by the Exchange Act to be set forth in the Schedule 14D-9. Each of the Company, Parent and Merger Sub shall promptly correct any information supplied by it for inclusion or incorporation by reference in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the shareholders of the Company, in each case as and to the extent required by applicable Federal securities Laws. The Company shall promptly notify Parent upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Schedule 14D-9, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, and shall use its reasonable best efforts to give Parent the opportunity to participate in any substantive telephonic communications with the staff of the SEC related thereto. Prior to the filing of the Schedule 14D-9 (including any amendment or supplement thereto) with the SEC or mailing thereof to the shareholders of the Company, or responding to any comments of the SEC with respect to the Schedule 14D-9, the Company shall provide Parent a reasonable opportunity to review and comment on such Schedule 14D-9 or response (including the proposed final version thereof), and the Company shall give reasonable consideration to any such comments. The Company hereby consents to the inclusion in the Offer Documents of the Company Recommendation contained in the Schedule 14D-9.

(c) In connection with the Offer and the Merger, the Company shall furnish or cause its transfer agent to furnish Parent and Merger Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of the most recent practicable date and of those Persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company’s possession or control regarding the record holders and beneficial owners of Company Common Stock, and shall furnish to Merger Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to holders of Company Common Stock. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Parent and Merger Sub shall hold in confidence the information contained in any such labels, listings and files in accordance with the requirements of the Confidentiality Agreement dated August 17, 2010 between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall dispose of all copies of such information then in their possession or control in accordance with the terms of the Confidentiality Agreement.

(d) The Company has been informed that all directors and executive officers of the Company intend to tender all of their respective shares of Company Common Stock, if any, in the Offer and that the Offer Documents may so state.

Section 1.3  Top-Up Option.

(a) The Company hereby grants to Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only on the terms and conditions set forth in this Section 1.3, to purchase at a price per share equal to the Offer Price up to that number of newly issued shares of Company Common Stock (the “Top-Up Shares”) equal to the lowest number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by Parent and its Subsidiaries at the time of exercise of the Top-Up Option, shall constitute one share more than 90% of the shares of Company Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that (i) the Top-Up Option shall not be exercisable for a number of shares of Company Common Stock in excess of the number of shares of Company Common Stock authorized and unissued (treating shares held in the treasury of the Company as unissued) and not reserved for issuance at the time of exercise of the Top-Up Option and (ii) the exercise of the Top-Up Option and the issuance and delivery of the Top-Up Shares shall not be prohibited by any Law (other than any listing requirement of any national securities exchange) or Judgment. The Top-Up Option shall be exercisable at any one time following the Offer Closing and prior to the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with its terms. The obligation of the Company to issue and deliver the Top-Up Shares upon the exercise of the Top-Up Option is subject only to the condition that no Legal Restraint (other than any listing requirement of any national securities exchange) that has the effect of preventing the exercise of the Top-Up Option or the issuance and delivery of the Top-Up Shares in respect of such exercise shall be in effect. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary herein, the failure to obtain approval of the Company’s shareholders of the issuance of Company Common Stock pursuant to the Top-Up Option as a result of applicable stock exchange listing requirements shall not cause any condition of the Offer not to be met. Upon Parent’s written request, the Company shall use its reasonable best efforts to cause its transfer agent to certify in writing to Parent the number of shares of Company Common Stock issued and outstanding as of immediately prior to the exercise of the Top-Up Option after giving effect to the issuance of the Top-Up Shares. The Company agrees that it shall reserve and maintain free from preemptive rights out of its authorized but unissued shares of Company Common Stock a sufficient number of shares of Company Common Stock so that the Top-Up Option may be exercised subject only to the reservation of such shares of Company Common Stock pursuant to the Company Stock Plans as in effect as of the date hereof.

(b) The parties shall cooperate to ensure that the issuance and delivery of the Top-Up Shares comply with all applicable Laws, including compliance with an applicable exemption from registration of the Top-Up Shares under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”). In the event Merger Sub elects to exercise the Top-Up Option, Merger Sub shall give the Company prior written notice, specifying (i) the number of shares of Company Common Stock owned by Parent and its Subsidiaries at the time of such notice and (ii) a place and a time for the closing of such purchase. The Company shall, as soon as practicable following receipt of such notice (and, in any event, within two Business Days following such notice), deliver written notice to Merger Sub specifying, based on the information provided by Merger Sub in its notice, the number of Top-Up Shares. At the closing of the purchase of Top-Up Shares, (i) the Company shall deliver to Merger Sub a certificate representing the Top-Up Shares and (ii) the purchase price owed by Merger Sub to the Company therefor shall be paid to the Company by issuance by Merger Sub to the Company of a non-negotiable and non-transferable promissory note, secured by the Top-Up Shares and bearing compounding interest at 5% per annum, with principal and interest due one year after the purchase of the Top-Up Shares, prepayable in whole or in part without premium or penalty. The parties agree to use their reasonable best efforts to cause the closing of the purchase of the Top-Up Shares to occur on the same day that such notice is received by the Company, and if not so consummated on such day, as promptly thereafter as possible. The parties further agree to use their reasonable best efforts to cause the Merger to be consummated in accordance with Section 1110 of the CCC and without a meeting of shareholders as close in time as possible to (including, to the extent possible, on the same day as) the issuance of the Top-Up Shares. Without the prior written consent of the Company, the right to exercise the Top-Up Option granted pursuant to this Agreement shall not be assigned by Merger Sub except to any direct or indirect wholly-owned Subsidiary of Parent.

(c) Parent and Merger Sub acknowledge that the Top-Up Shares that Merger Sub may acquire upon exercise of the Top-Up Option will not be registered under the Securities Act and will be issued in reliance upon an applicable exemption from registration under the Securities Act. Each of Parent and Merger Sub hereby represents and warrants to the Company that Merger Sub is, and will be, upon the purchase of the Top-Up Shares, an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act. Merger Sub agrees that the Top-Up Option and the Top-Up Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).

(d) To the extent permitted by applicable Law, the Surviving Corporation shall stipulate or take similar action in any appraisal proceeding pursuant to Chapter 13 of the CCC so that the dilutive impact on the value and number of shares of Company Common Stock as a result of the issuance of the Top-Up Shares will not be taken into account in any determination of the “fair market value” of any Dissenting Shares pursuant thereto as contemplated by Section 3.3, provided that the consideration paid by Merger Sub in exchange for such Top-Up Shares is likewise disregarded for such purpose.

ARTICLE II

THE MERGER

Section 2.1  The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CCC, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

Section 2.2  Closing.

The closing of the Merger (the “Closing”) will take place at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303, at 10:00 a.m., Eastern time, on a date to be specified by the parties, which shall be not later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.3  Effective Time of the Merger.

Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, a certificate of merger (the “Certificate of Merger”) shall be duly prepared, executed and acknowledged by Parent or Merger Sub and, to the extent applicable, the Company, in accordance with the relevant provisions of the California Corporations Code (“CCC”) and shall be filed by Parent with the Secretary of State of the State of California (the “Secretary of State”). The Merger shall become effective on such date and at such time as the Certificate of Merger is duly filed with the Secretary of State or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

Section 2.4  Effects of the Merger.

The Merger shall have the effects specified in the CCC.

Section 2.5  Articles of Incorporation and Bylaws.

(a) The articles of incorporation of the Company, as heretofore amended (the “Company Articles”), shall be amended and restated in its entirety at the Effective Time to be identical to the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

(b) The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation at the Effective Time, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

Section 2.6  Directors.

The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.7  Officers.

The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL
STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.1  Effect on Capital Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Merger Sub, or the holder of any shares of capital stock or other securities of the Company or Merger Sub:

(a) Capital Stock of Merger Sub.  Each share of common stock of Merger Sub, without par value, issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock.  All shares of Company Common Stock that are owned as treasury stock by the Company or any Subsidiary of the Company or owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock.  Subject to Section 3.1(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares and any shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive from the Surviving Corporation, in cash and without interest, an amount equal to the Offer Price paid in the Offer (the “Merger Consideration”) upon surrender of such share of Company Common Stock pursuant to Section 3.2 and in compliance therewith. At the Effective Time, such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate, or evidence of shares held in book-entry form, that immediately prior to the Effective Time represented any such shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement.

(d) Adjustment Events.  If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are, if permitted by the terms of this Agreement, changed into, or exchanged for, a different number or class of shares by reason of any stock dividend, split, combination, subdivision or reclassification of shares, reorganization, recapitalization or other similar transaction, then the Offer Price and the Merger Consideration (as applicable) payable per share of Company Common Stock shall be adjusted to fairly reflect the effects of such transaction.

Section 3.2  Exchange of Certificates.

(a) Paying Agent.  Prior to the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the “Paying Agent”). At the Effective Time, Parent shall, or shall cause the Surviving Corporation to, deposit with the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 3.1(c) upon surrender of Certificates, it being understood that any and all interest or other amounts earned with respect to such funds shall be for the account of and turned over to Parent in accordance with Section 3.2(g).

(b) Exchange Procedure.  As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 3.1(c) (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed (or, if such shares of Company Common Stock are held in uncertificated, book-entry form, receipt of an “agent’s message” by the Paying Agent (it being understood that any references herein to “Certificates” shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock, provided that the holders of any book-entry shares shall not be required to surrender any Certificates in connection with the procedures set forth in this Article III)), and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of Merger Consideration that such holder has the right to receive pursuant to Section 3.1(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if, upon presentation to the Paying Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(c) No Further Ownership Rights in Company Common Stock.  The Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the close of business on the day on which the Effective Time occurs, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article III.

(d) No Liability.  None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or any of their respective Representatives shall be liable to any Person in respect of any Merger Consideration that would otherwise have been payable in respect of any Certificate that is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to the date which is 12 months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such

Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Lost Certificates.  If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact in form and substance reasonably satisfactory to Parent by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.

(f) Withholding Rights.  Parent, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any other Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

(g) Termination of Fund.  At any time following the date which is 12 months after the Effective Time, Parent or the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest or other amounts earned with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter, subject to the time limitations in Section 3.2(d), such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.

Section 3.3  Dissenter Rights.

Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by a shareholder who is entitled to demand, and who properly demands, the fair market value of such shares pursuant to, and who complies in all respects with, Chapter 13 of the CCC (a “Dissenting Shareholder”) shall not be converted into the right to receive the Merger Consideration. For purposes of this Agreement, “Dissenting Shares” means any shares of Company Common Stock as to which a Dissenting Shareholder thereof has properly exercised a demand for fair market value pursuant to Chapter 13 of the CCC. At the Effective Time, all Dissenting Shares shall be canceled and retired and shall cease to exist. No Dissenting Shareholder shall be entitled to any Merger Consideration in respect of any Dissenting Shares unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to demand fair market value of its Dissenting Shares under the CCC, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Chapter 13 of the CCC with respect to the Dissenting Shares owned by such Dissenting Shareholder and not any Merger Consideration. If any Person who otherwise would be deemed a Dissenting Shareholder shall have failed properly to perfect or shall have effectively withdrawn or lost the right to demand fair market value with respect to any Dissenting Shares, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted into the Merger Consideration pursuant to this Agreement if conditions to payment are met. The Company shall give Parent (a) prompt notice of any written demands for fair market value, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law received by the Company relating to shareholders’ demands for fair market value and (b) the opportunity to direct all negotiations and proceedings with respect to demands for fair market value under the CCC. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair market value of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1  Representations and Warranties of the Company.

Except as set forth (1) in the Company SEC Documents filed on or prior to the execution of this Agreement (the “Filed Company SEC Documents”) (other than any forward-looking disclosures contained in “Forward Looking Statements” and “Risk Factors” sections of the Filed Company SEC Documents and any other disclosures included therein to the extent they are primarily predictive, cautionary or forward-looking in nature) and only to the extent reasonably apparent from the disclosure therein or (2) in the disclosure schedule to this Agreement delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Standing and Corporate Power.  The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California, each of its Subsidiaries is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing (in the jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or formation, as the case may be, and each of the Company and its Subsidiaries has all requisite power and authority and possesses all governmental licenses, franchises, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted, except where the failure to be in good standing, have such power or authority or possess such governmental licenses, permits, authorizations or approvals, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (in jurisdictions that recognize the concept of good standing) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or to be in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent, prior to the execution of this Agreement, complete and accurate copies of the Company Articles and the bylaws of the Company (the “Company Bylaws”), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date hereof.

(b) Subsidiaries.  Section 4.1(b) of the Company Disclosure Schedule lists each Subsidiary of the Company and, for each such Subsidiary, the jurisdiction of incorporation or formation and where such Subsidiary is qualified to do business and the type and percentage of interest held by the Company or its Subsidiaries. All issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever (other than liens, charges and encumbrances for current Taxes not yet due and payable) (collectively, “Liens”), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries or as set forth in Section 4.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity or debt interests in, any corporation, limited liability company, partnership, joint venture, association or other entity.

(c) Capital Structure.

(i) The authorized capital stock of the Company consists of 35,000,000 shares of Company Common Stock and 2,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”).

(ii) At the close of business on December 17, 2010, (A) 14,005,959 shares of Company Common Stock were issued and outstanding, of which 597,580 shares were subject to vesting (the “Company Restricted Shares”), (B) no shares of Company Common Stock were held by the Company in its treasury, (C) no shares of Preferred Stock were issued or outstanding and (D) 1,568,402 shares of Company Common Stock were reserved for issuance pursuant to the Company’s 1991 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan and 2004 Stock Incentive Plan (such plans, together with the Company’s 1993 Employee Stock Purchase Plan (the “Purchase Plan”), the “Company Stock Plans”), of which 723,165 shares of Company Common Stock were subject to outstanding options (other than purchase rights under the Purchase Plan) to acquire shares of Company Common Stock from the Company (the “Company Stock Options”).

(iii) Since the close of business on December 17, 2010 until the date of this Agreement, (A) there have been no issuances by the Company of shares of capital stock or other voting securities or equity interests of the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options and purchase rights under the Purchase Plan, in each case outstanding as of the close of business on December 17, 2010, and (B) there have been no issuances by the Company of securities convertible into, or exchangeable or exercisable for, or options, warrants or other rights to acquire, or shares of deferred stock, restricted stock units, stock-based performance units, stock appreciation rights or “phantom” stock awards with respect to, any such stock, interests or securities, or derivative securities or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof, other than purchase rights under the Purchase Plan.

(iv) All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options or purchase rights under the Purchase Plan will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in this Section 4.1(c), as of the date hereof, (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries, (2) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries, (3) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any of its Subsidiaries or (4) any shares of deferred stock, restricted stock units, stock-based performance units, stock appreciation rights or “phantom” stock awards with respect to any capital stock of the Company or any of its Subsidiaries, or derivative securities or other rights that are linked to the value of the Company Common Stock or the value of the Company, any of its Subsidiaries or any part thereof and (B) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities (except pursuant to the forfeiture of Company Stock Options or Company Restricted Shares or the acquisition by the Company of shares of Company Common Stock in settlement of the exercise price of a Company Stock Option or the Tax withholding obligations of holders of Company Stock Options or Company Restricted Shares, in each case in accordance with their terms as in effect on the date of this Agreement).

(v) There are no outstanding bonds, debentures, notes, indentures, indebtedness or other obligations of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter which the holders of shares of Company Common Stock are entitled to vote. There are no stockholder agreements, registration agreements, voting trusts, voting agreements or other agreements or understandings to which the Company, any of its Subsidiaries or, to the Knowledge of the Company, any third party is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries or any preemptive rights with respect thereto. There is no rights plan or similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock or other equity interest of the Company or any of its Subsidiaries. All dividends and distributions on the shares of Company Common Stock that have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

(d) Authority; Noncontravention.

(i) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, if required by applicable Law, only to the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon (the “Shareholder Approval”), and to comply with the provisions of and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, if required by applicable Law, to obtaining the Shareholder Approval, or to comply with the provisions of and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). The issuance of the Top-Up Shares by the Company pursuant to the Top-Up Option has been duly authorized by all necessary corporate action on the part of the Company, and the Top-Up Option constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Agreement. The Board of Directors of the Company, at a meeting duly called and held and at which a quorum was present, duly adopted resolutions unanimously (i) approving and declaring the advisability of this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company and the shareholders of the Company (other than Parent and its Subsidiaries) that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement and that the shareholders of the Company tender their shares of Company Common Stock pursuant to the Offer, in each case on the terms and subject to the conditions set forth herein, (iii) declaring that the terms of the Offer and the Merger are fair to the Company and the Company’s shareholders (other than Parent and its Subsidiaries) and (iv) recommending that the Company’s shareholders accept the Offer, tender their shares of Company Common Stock pursuant to the Offer and, if required by applicable Law, adopt this Agreement (collectively, the “Company Recommendation”), which resolutions, except to the extent permitted by Section 5.2, have not been rescinded, modified or withdrawn in any way.

(ii) The execution and delivery of this Agreement by the Company do not, and the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (x) the Company Articles or the Company Bylaws or the comparable organizational documents of any of the Company’s Subsidiaries, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement, distribution agreement or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written, that is or by its terms purports to be legally binding (each, including all amendments thereto, a “Contract”), to which the Company or any of its Subsidiaries is a party or bound or any of their respective properties or other assets is subject or (z) any (A) Federal, state, local, domestic or foreign statute, law, code, ordinance, rule or regulation of any Governmental Entity (each, a “Law”) or (B) judgment, injunction, order, writ, stipulation, award or decree of any Governmental Entity or arbitrator or by any mediator who can legally bind the Company (each, a “Judgment”), in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, subject (i) in the case of the Merger, if required by applicable Law, to obtaining the Shareholder Approval and (ii) to the governmental filings and the other matters referred to in Section 4.1(d)(iii) below, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(iii) No consent, approval, order or authorization of, action or non-action by or in respect of, or registration, declaration or filing with, or notice to, any federal, state, local, domestic or foreign government, court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (1) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the “HSR Act”); (2) compliance with any other applicable federal, state, or foreign statute, rule, regulation, order, decree, administrative and judicial doctrine or other Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, lessening of competition, or foreign investment (such Laws, together with the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, and the Federal Trade Commission Act, as amended, each a “Competition Law” and, collectively, the “Competition Laws”), (3) the filing with the SEC of (A) the Schedule 14D-9, (B) if required by applicable Law, a proxy statement relating to the approval by the shareholders of the Company of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”), (C) an information statement required in connection with the Offer under Rule 14f-1 under the Exchange Act (as amended or supplemented from time to time, the “Information Statement”) and (D) such reports under the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (4) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (5) any filings or shareholder approvals required under the rules and regulations of The NASDAQ Stock Market LLC (“NASDAQ”) and (6) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(e) Company SEC Documents.

(i) The Company has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed or furnished, as applicable, by the Company since and including October 31, 2009, under the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) (such documents, together with any documents and information incorporated therein by reference and together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Documents”). The Company has not received any written notice from the SEC that any of the Company SEC Documents (or any other reports, schedules, forms, statements or other documents filed or furnished by the Company with the SEC) is the subject of any ongoing review by the SEC or outstanding SEC investigation, and as of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents (or any such reports, schedules, forms, statements or documents). The Company has made available to Parent correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since October 31, 2009 and prior to the date hereof. The Company has not received any written notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial statements or in the books and records of the Company and its Subsidiaries in any material respect any properties, assets, liabilities, revenues or expenses. Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(ii) Each of the principal executive officer of the Company and principal financial officer of the Company (or each former such officer) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications were true and accurate as of the date such certifications were made. The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required under Rules 13a-15(a) and 15d-15(a) under the Exchange Act, is in compliance in all material respects with such system and such system is designed to provide reasonable assurance (A) regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (B) that transactions of the Company are being made only in accordance with the authorization of management and directors of the Company, (C) that access to properties and assets of the Company and its Subsidiaries is permitted only in accordance with management’s authorization and (D) that the Company’s and its Subsidiaries’ control accounts (including their cash accounts) are reconciled with the Company’s and its Subsidiaries’ subsidiary ledgers at regular intervals and appropriate actions are taken with respect to any differences. The Company and its Subsidiaries maintain and keep in all material respects books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company. The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) of the Company comply with Rules 13a-15(a) and 15d-15(a) under the Exchange Act and are designed to ensure that all information relating to the Company and its Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management, including the chief executive officer and chief financial officer of the Company as appropriate to allow timely decisions regarding timely disclosure. Since October 31, 2009, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Board of Directors of the Company (1) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and the Company has provided to Parent copies of any non-privileged written materials in its possession relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee since October 31, 2009. Since the enactment of SOX, neither the Company nor any of its Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(iii) Except (A) as reflected or reserved against in the Company’s consolidated balance sheet or notes thereto for the fiscal year ended October 31, 2009 included in the Company SEC Documents,

(B) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since October 31, 2009 and (C) for liabilities expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due, (i) that would be required by GAAP to be reflected or reserved on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries or (ii) that, individually or in the aggregate, would be material to the Company and its Subsidiaries, taken as a whole.

(f) Information Supplied.  None of the information included or incorporated by reference in the Schedule 14D-9, the Information Statement or the Proxy Statement or any other document required to be filed with the SEC or disseminated to the Company’s shareholders in connection with the Offer or the Merger (and none of the information supplied by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents) will, in the case of the Schedule 14D-9, the Information Statement, the Offer Documents and such other documents, at the respective times the Schedule 14D-9, the Information Statement, the Offer Documents and such other documents are filed with the SEC or first published, sent or given to the Company’s shareholders or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Shareholders Meeting, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Schedule 14D-9, the Information Statement or the Proxy Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein. The Schedule 14D-9, the Information Statement and the Proxy Statement and any other document required to be filed with the SEC or disseminated to the Company’s shareholders in connection with the Offer or the Merger will comply as to form in all material respects with the requirements of the Exchange Act.

(g) Absence of Certain Changes or Events.  Between October 31, 2009 and the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, (ii) there has not been any change, development, event or condition arising in such period that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries has taken any action, that if taken after the date of this Agreement without Parent’s consent, would constitute a breach of any of the covenants set forth in Section 5.1(a).

(h) Litigation.  (A) There is no claim, suit, action, arbitration, mediation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties, (B) there is no Judgment outstanding against the Company or any of its Subsidiaries or any of their respective assets or properties and (C) neither the Company nor any of its Subsidiaries has received any written notification of, and to the Knowledge of the Company there is no, investigation by any Governmental Entity involving the Company or any of its Subsidiaries or any of their respective assets or properties that, in the case of each of clauses (A), (B) and (C), individually or in the aggregate, is or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(i) Contracts.

(A) Except for Contracts that are filed as an exhibit to a Filed Company SEC Document, Section 4.1(i) of the Company Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 4.1(i)(A) under which the Company or any of its Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement:

(i) each Contract to which the Company or any of its Subsidiaries is a party that grants any right of first refusal or first offer to any Person or restricts the ability of the Company or any of its

Subsidiaries to (A) compete with any Person in any area, (B) engage in any activity or business in connection with the Company’s business or (C) own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

(ii) each joint venture, strategic alliance or partnership agreement or similar arrangement;

(iii) each Contract with the top 15 customers of the Company and its Subsidiaries (determined by remaining contract value) and each Contract with the top 15 suppliers or subcontractors of the Company and its Subsidiaries (determined by remaining cost);

(iv) each Contract (other than a Government Contract) that involves future expenditures or receipts by the Company or any Subsidiary of the Company of more than $250,000 in any one year-period and that cannot be terminated on less than 90 days notice without material payment or penalty;

(v) each acquisition or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earn-out” or other contingent payment obligations) that, individually or in the aggregate, obligate the Company to make payments, or could reasonably be expected to result in payments, in excess of $250,000;

(vi) each Contract or plan that will increase, or accelerate the vesting of, the benefits to any party by the occurrence of any of the transactions contemplated by this Agreement, or will calculate the value of any of the benefits to any party on the basis of any of the transactions contemplated by this Agreement;

(vii) each lease or sublease of real property under which the Company or one of its Subsidiaries is a landlord, sublessor, tenant or subtenant involving annual rental payments in excess of $100,000 or which is otherwise material to the Company and its Subsidiaries, taken as a whole;

(viii) each Contract relating to indebtedness for borrowed money or any financial guaranty in excess of $250,000 individually or in the aggregate (other than surety or performance bonds or similar arrangements entered into in the ordinary course of business);

(ix) each Contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate of the Company or any of its Subsidiaries, on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director or Affiliate;

(x) any other Contract which would prohibit or materially delay the consummation of the Offer or the Merger or any other transaction contemplated by this Agreement;

(xi) except with respect to commercially available software generally licensed to end-users such as word processing software and the like, each material license relating to the Company’s or any of its Subsidiaries’ Intellectual Property;

(xii) each Contract pursuant to which the Company or any of its Subsidiaries owes a standstill or similar obligation to a third party (other than teaming agreements entered into in the ordinary course of business); and

(xiii) except for the Contracts described above, each material Contract to which the Company or any of its Subsidiaries is a party not made in the ordinary course of business consistent with past practice.

(B) With respect to each Contract, bid or proposal between the Company or one of its Subsidiaries and any (i) Governmental Entity, including any facilities contract for the use of government-owned facilities or (ii) third party relating to a Contract between such third party and any Governmental Entity (each a “Government Contract”), to the Knowledge of the Company, (A) the Company has complied in all material respects with all terms and conditions of such Government Contract, including all applicable clauses, provisions and requirements incorporated expressly by reference, or by operation of law therein;

(B) the Company has complied in all material respects with all requirements of all applicable Laws, or agreements pertaining to such Government Contract; (C) all applicable representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective dates and the Company has complied with all such representations and certifications; (D) neither the United States government nor any prime contractor, subcontractor or other Person has notified the Company, in writing, that the Company has materially breached or materially violated any Laws, certification, representation, clause, provision or requirement pertaining to such Government Contract; (E) the Company has not received any written notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to, or any material adverse or negative performance evaluations or ratings in connection with such Government Contract; (F) other than in the ordinary course of business, no cost incurred by the Company pertaining to such Government Contract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any Governmental Entity; (G) no payments due to the Company pertaining to such Government Contract have been withheld or set off, nor has any written claim been made to withhold or set off money, and the Company is entitled to all progress or other payments received with respect thereto; and (H) such Governmental Contract (other than pending bids or proposals) was legally awarded, is in full force and effect, is binding in the Company and, to the Knowledge of the Company, the other parties thereto, and is not currently the subject of any bid or award protest proceeding, except for any such failure, noncompliance, inaccuracy, breach, violation, termination, withholding, cost, investigation, disallowance or payment that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers or employees, is or since October 31, 2006 has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity, or any audit or investigation of or by the Company or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Government Contract. Neither the Company or any of its Subsidiaries or their respective partners, principals, officers or employees nor, to the Knowledge of the Company, its or its Subsidiaries’ respective affiliates, consultants, agents or representatives have had access to confidential or non-public information, nor provided any services of any type, nor engaged in any conduct (A) that would create an actual, apparent or potential Organizational Conflict of Interest, as described in FAR Subpart 9.5, with respect to the work performed or anticipated to be performed under any Government Contract or proposed contract in connection with a bid or other business of the Company or its Subsidiaries, or (B) to the Knowledge of the Company, that would restrict the Company’s or its Subsidiaries’ future business activities as presently proposed to be conducted by the Company. No Governmental Entity, prime contractor or subcontractor has provided the Company or any of its Subsidiaries with any written notice asserting or regarding any actual, apparent or potential Organizational Conflict of Interest, as described in FAR Subpart 9.5.

(C) Each Contract of the Company or any of its Subsidiaries that is required to be set forth on Section 4.1(i) of the Company Disclosure Schedule or required to be filed as an exhibit to the Filed Company SEC Documents (a “Material Contract”) is in full force and effect (except for those Contracts that have expired or have been terminated in accordance with their terms) and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, each other party thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or to be legal, valid, binding or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has performed or is performing all obligations required to be performed by it under the Material Contracts and is not (with or without notice or lapse of time, or both) in breach or default thereunder, and has not waived or failed to enforce any rights or benefits thereunder, and, to the Knowledge of the Company, no other party to any of the Material Contracts is (with or without notice or lapse of time, or both) in breach or default thereunder, and there has occurred no event giving to others (with or without notice or lapse of time, or both) any right of termination, amendment or cancellation of any Material Contract or any license thereunder, except for, in each case, any such failures to perform, breaches, defaults, waivers, failures to enforce or events that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(j) Permits; Compliance with Laws.  The Company and its Subsidiaries have (whether directly or pursuant to Contracts in which third parties have validly and effectively granted to the Company or its Subsidiaries the rights of such third parties) in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, “Permits”) that are necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as currently conducted, except where the failure to have such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of its Permits and all applicable Laws and Judgments. Neither the Company nor any of its Subsidiaries has received any written communication since October 31, 2009 from any Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to any material liability under, any material Permit, Law or Judgment or relating to the revocation or modification of any material Permit. Neither the Company nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or any of the properties, assets or operations of the Company or any of its Subsidiaries or that any such investigation or review is contemplated. This Section 4.1(j) does not relate to environmental matters, labor relations matters, employee benefits matters or Tax matters to the extent such matters and their compliance with specific Laws, Judgments or Permits are the subjects of Section 4.1(k), 4.1(l), 4.1(m) or 4.1(n), respectively.

(k) Environmental Matters.

(i) To the Company’s Knowledge, (A) the assets, properties, businesses and operations of each of the Company, its Subsidiaries and their respective predecessors are, and for the past seven years have been, in compliance in all material respects with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries is in material violation of, or has any material liability under, any Environmental Law or Environmental Permit, (B) each of the Company and its Subsidiaries has obtained and is, and for the past seven years has been, operating in compliance in all material respects with all Environmental Permits, and all such Environmental Permits are currently in effect, and neither the Company nor any of its Subsidiaries has been notified in writing of any adverse change in the terms and conditions of such Environmental Permits, (C) except as permitted by Environmental Permits, there has been no material Release of Hazardous Material onto, under or from the owned, leased or used real properties of the Company and its Subsidiaries, and (D) there is no material Environmental Claim pending or threatened, or that could otherwise reasonably be expected to be made, against the Company or any of its Subsidiaries or any of their respective predecessors.

(ii) The term “Environmental Claim” means any administrative, regulatory or judicial action, suit, proceeding, order, claim, directive, Lien, or written notice, demand or request or, to the Knowledge of the Company, investigation by or from any Governmental Entity or any other Person seeking information or alleging liability relating to or arising out of any Environmental Law or Environmental Permit, including a Release of, or human exposure to, any Hazardous Material. The term “Environmental Permit” means any permit, license, exemption, registration, emissions allocation or credit, order, franchise, authorization, consent or approval required under any applicable Environmental Law for the Company or its Subsidiaries to conduct their respective businesses. The term “Environmental Law” means any Law, Judgment or legally binding Contract relating to pollution, contamination or Hazardous Materials, cleanup or protection or restoration of the environment or natural resources, or human health as it relates to the environment. The term “Hazardous Material” means any (a) medical, biological or biohazardous material, including any infectious material, biological product, bodily fluid, stock, culture, diagnostic specimen or regulated animal or medical waste, (b) petroleum product, derivative or by-product, asbestos-containing material, radon, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, toxic mold or fungi, or (c) other chemical, substance, material or waste that in relevant form, quantity or concentration is regulated under any Environmental Law. The term “Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or within or under any building, structure, facility or fixture.

(l) Labor Relations.  There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. None of the employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or any such Subsidiary. Since October 31, 2009, neither the Company nor any of its Subsidiaries has experienced any labor disputes, union organization attempts, strikes, work stoppages, slowdowns or lockouts. There is no unfair labor practice charge, complaint, union representation petition or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar Governmental Entity. The Company is, and has been, in compliance with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, overtime classifications, proper classifications of workers and contractors, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy and employment practices, except for those failures to be in compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(m) Employee Benefits.

(i) Section 4.1(m)(i)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of each (A) “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (B) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), (C) post-retirement or employment health or medical plan, program, policy or arrangement, (D) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (E) severance, change in control, retention or termination plan, program, policy or arrangement or (F) other material compensation or benefit plan, program, policy or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company, any of its Subsidiaries or any other Person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code (each, a “Commonly Controlled Entity”) or for which the Company, any of its Subsidiaries or any Commonly Controlled Entity has any liability or financial obligation for the benefit of any current or former director, officer or employee of the Company or any of its Subsidiaries (each, a “Company Personnel”) (each, and for purposes of this definition, without regard to materiality, a “Company Benefit Plan”). Section 4.1(m)(i)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of each material employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change in control, retention, termination or other contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand (each, a “Company Benefit Agreement”), other than an individual award or participation agreement under a Company Benefit Plan or a contract that is substantially identical to a form of contract listed on Section 4.1(m)(i)(2) of the Company Disclosure Schedule. With respect to each Company Benefit Plan and Company Benefit Agreement, in existence in written form, the Company has made available to Parent complete and accurate copies of (A) such Company Benefit Plan or Company Benefit Agreement, including any amendment thereto, (B) each trust, insurance, annuity or other funding Contract related thereto, (C) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, to the extent applicable, (D) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service with respect thereto, to the extent applicable and (E) the most recent determination letter (or opinion letter) issued by the Internal Revenue Service, to the extent applicable. There are no material, unwritten Company Benefit Plans or Company Benefit Agreements.

(ii) Except for those matters that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect, (A) (x) each Company Benefit Plan and Company Benefit Agreement (and any related trust or other funding vehicle) has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other applicable Laws, (y) each of the Company and its Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to Company Benefit Plans and Company Benefit Agreements with respect to employee benefits matters and (z) none of the Company or any of its Subsidiaries has received written notice of, and, to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, or termination proceedings or other claims, suits or proceedings (except routine claims for benefits payable in the ordinary course) against or involving, any Company Benefit Plan or Company Benefit Agreement, (B) none of the Company or any Commonly Controlled Entity has engaged in any transactions that are reasonably expected to result in the imposition of penalties pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a Tax pursuant to Section 4975(a) of the Code and (C) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the Internal Revenue Service that such Company Benefit Plan is qualified and the plan and trust related thereto are exempt from Federal income Taxes under Section 401(a) and 501(a), respectively, of the Code, and no condition exists and no event has occurred that would reasonably be expected by the Company to result in the revocation of such letter (or if such Company Benefit Plan has not been determined to be so qualified, such Company Benefit Plan may still be amended within the remedial amendment period to make any amendments necessary to obtain a favorable determination or opinion as to the qualified status of such Company Benefit Plan). All Company Benefit Plans and all Company Benefit Agreements that are subject to Section 409A or Section 457A of the Code, if any, comply with the applicable requirements of those sections for avoiding inclusion in income under those sections prior to actual payment and avoiding the taxes imposed by those sections except as has not had, and would not reasonably be expected to have, a Material Adverse Effect. None of the Company, any of its Subsidiaries or any Commonly Controlled Entity is a party to any agreement, contract, arrangement or plan that could result, separately or in the aggregate by reason of the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as termination of employment), in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provisions of state, local or non-U.S. Tax Law). None of the Company, its Subsidiaries or any Commonly Controlled Entities is a party to any agreement, contract, arrangement or plan that has resulted in a payment that would not be fully deductible under Section 162(m) of the Code.

(iii) None of the Company, any of its Subsidiaries or any Commonly Controlled Entity has, within the past six years, sponsored, maintained, contributed to or been required to maintain or contribute to, or has any actual or contingent liability under, any Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan that is or was subject to the Laws of a foreign jurisdiction. No Company Benefit Plan or Company Benefit Agreement provides material health, medical or other welfare benefits after retirement or other termination of employment (other than continuation coverage required under Section 4980B(f) of the Code, Sections 601 through 609 of ERISA or analogous state Laws) and no circumstances exist that would reasonably be expected by the Company to result in the Company or any of its Subsidiaries becoming obligated to provide any such benefit, other than applicable Law.

(iv) Except as set forth in the Company Disclosure Schedule or as otherwise contemplated by this Agreement, none of the execution and delivery of this Agreement, the obtaining of the Shareholder Approval or the consummation of the Offer or the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (A) entitle any Company Personnel to any compensation or benefit, (B) accelerate the time of payment or vesting, or trigger any material payment or funding, of any compensation or benefit or trigger any other material obligation under any Company Benefit Plan or Company Benefit Agreement or (C) result in any material breach or violation of, or default under, or limit the Company’s right to amend, modify or terminate, any Company Benefit Plan or Company Benefit Agreement.

(n) Taxes.

(i) All material Tax Returns required to be filed by the Company and its Subsidiaries have been timely filed (taking into account applicable extensions), and all such Tax Returns were complete and accurate in all material respects. All material Taxes due and payable by the Company or its Subsidiaries have been paid on a timely basis (whether or not such Taxes were shown as due and payable on any Tax Returns) or have been adequately reserved against in accordance with GAAP on the Company’s most recent consolidated financial statements.

(ii) The Company has made available to Parent or its representatives true and complete copies of (A) all Tax Returns of the Company and each of its Subsidiaries, including any such Tax Returns filed or included in any consolidated Tax Returns of the Company for the past three years and for any other Tax year with respect to which there is a pending audit, and (B) all material written communications relating to any material deficiency or claim proposed and/or asserted with respect to any Tax Return.

(iii) Neither the Company nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns other than a group of which the Company is the common parent. Neither the Company nor any of its Subsidiaries has any actual or potential liability for any Taxes of any Person other than the Company or any of its Subsidiaries (A) under U.S. Treasury Regulations Section 1.1502-6 (or any other comparable or similar Law), (B) as a transferee or successor, (C) pursuant to any contractual obligation or (D) otherwise.

(iv) The Company and its Subsidiaries have complied in all material respects with all rules and regulations relating to Tax information reporting and the payment and withholding of Taxes.

(v) No audit or other proceeding with respect to any material amount of Taxes due from the Company or any of its Subsidiaries, or any Tax Return of the Company or any of its Subsidiaries, is pending, being conducted or, to the Knowledge of the Company, threatened by any Governmental Entity. Neither the Company nor any of its Subsidiaries has received written notice of any claim by any authority in a jurisdiction where neither the Company nor its Subsidiaries files any Tax Returns that either it is or may be subject to the imposition of any Tax by that jurisdiction. Each assessed deficiency resulting from any audit or other proceeding with respect to Taxes by any Governmental Entity has been timely paid and fully satisfied, and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of Taxes due and owing by the Company or any of its Subsidiaries.

(vi) No extension of the statute of limitations on the assessment or collection of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect, and neither the Company nor any Subsidiary has waived any statute of limitations in respect of any Taxes.

(vii) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) adjustment pursuant to Section 481 of the Code by reason of a change of an accounting method for taxable periods ending on or before the Closing Date, (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in U.S. Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount received on or prior to the Closing Date or (F) election under Code Section 108(i).

(viii) Neither the Company nor any of its Subsidiaries has engaged in any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Section 1.6011-4 of the U.S. Treasury Regulations or any transaction requiring similar disclosure under state, local or federal Law.

(ix) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due and payable or that are being contested in good faith and for which adequate reserves have been recorded.

(x) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during a three-year period ending on the date hereof that was purported or intended to qualify for tax-free treatment pursuant to Section 355(a) or Section 361 of the Code.

(xi) Neither the Company nor any Subsidiary is a party to or is bound by any Tax sharing, indemnification or allocation agreement.

(xii) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xiii) The Company satisfies the exception described in Section 1445(b)(6) of the Code.

(xiv) Neither the Company nor any of its Subsidiaries are a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

(xv) For purposes of this Agreement, (A) “Tax” and “Taxes” mean all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of taxes, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States or any state, government, or any agency thereof, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (B) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a Governmental Entity (including any schedule or attachment thereto) in connection with Taxes.

(o) Title to Properties.  Neither the Company nor any of its Subsidiaries owns, nor has any of them ever owned, directly or indirectly, any real property. Each of the Company and its Subsidiaries has good and valid title to or valid leasehold or sublease interests or other comparable contract rights in or relating to all of its real properties and other tangible assets necessary for the conduct of its business as presently conducted, except as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted. All such properties and such other tangible assets, other than properties and other tangible assets in which the Company or any of its Subsidiaries has a leasehold or sublease interest or other comparable contract right, are free and clear of all Liens, except for (i) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, which do not materially impair the value of such properties or the use of such property by the Company or any of its Subsidiaries in the operation of its respective business, (ii) Liens for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been recorded, (iii) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ and similar Liens incurred in the ordinary course of business, consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iv) Liens incurred in the ordinary course of business, consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (v) Liens incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in any material respect with the use of properties or assets encumbered thereby (collectively, “Permitted Liens”).

(p) Intellectual Property.

(i) To the Company’s Knowledge, the Company and its Subsidiaries own or have a valid and enforceable right to use all Intellectual Property that is material to their business or operations as presently conducted. The Intellectual Property that is owned by the Company or its Subsidiaries is not subject to any material Lien or material restriction or limitation regarding ownership, use or disclosure (other than any “rights in data” claims of the U.S. Government).

(ii) To the Company’s Knowledge: (A) neither the Company nor any of its Subsidiaries is infringing, misappropriating or otherwise making unauthorized use in any material respect of any third party’s Intellectual Property, and no material claims regarding the foregoing are pending or threatened; and (B) no third party is infringing, misappropriating or otherwise making unauthorized use in any material respect of the Company’s or any of its Subsidiaries’ Intellectual Property.

(iii) The Company and its Subsidiaries have (A) taken reasonable steps to preserve and protect their rights in and to all material Intellectual Property delivered, deliverable or otherwise provided directly or indirectly to any Governmental Entity in connection with all Government Contracts, and (B) instructed their employees to comply in all material respects with all material Laws and contractual requirements relating to the placement of legends or restrictive markings on all material Intellectual Property of the Company and its Subsidiaries related to technical data and computer software delivered to a Governmental Entity in connection with a Government Contract, and any failure of employees to do so has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries (x) make assertions, where required and appropriate, restricting a Governmental Entity’s rights in material technical data and computer software delivered to a Governmental Entity in connection with a Government Contract, and (y) have accurately accounted for development costs and funding sources, except, in either case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no Governmental Entity has objected to or otherwise challenged any such assertions. The Company and its Subsidiaries have not provided any Governmental Entity nor any other Person any rights or licenses to use any material Intellectual Property or materials of any other Person in excess of, or not in accordance with, the applicable license granted to the Company or its Subsidiaries with respect to such Intellectual Property or materials.

(iv) The term “Intellectual Property” as used in this Agreement means all of the following in any jurisdiction throughout the world: (A) patents, patent applications, patent disclosures, inventions and improvements thereto; (B) trademarks, service marks, trade dress, trade names, corporate names and Internet domain names, together with all goodwill associated therewith; (C) copyrights; (D) registrations for and applications to register any of the foregoing; (E) computer software; and (F) trade secrets, confidential information and know-how.

(q) Rule 14d-10 Matters.  All amounts payable to holders of Company Common Stock and other securities of the Company (the “Covered Securityholders”) pursuant to the Company Benefit Plans and the Company Benefit Agreements (collectively, the “Arrangements”) (i) are being paid or granted as compensation for past services performed, future services to be performed or future services to be refrained from performing by the Covered Securityholders (and matters incidental thereto) and (ii) are not calculated based on the number of shares tendered or to be tendered into the Offer by the applicable Covered Securityholder. The Board of Directors of the Company has determined that each member of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) is an “Independent Director” within the meaning of the applicable NASDAQ Rules and is an “Independent Director” in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act. The Compensation Committee (A) at a meeting duly called and held at which all members of the Compensation Committee were present, duly and unanimously adopted resolutions approving as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act (an “Employment Compensation Arrangement”) (1) each Company Stock Plan, (2) the treatment of the Company Stock Options, Company Restricted Shares and rights to purchase shares of Company Common Stock under the Purchase Plan in accordance with the terms set forth in this Agreement, the applicable Company Stock Plan and any applicable Company Benefit Plans and Company Benefit Agreements, (3) the terms of Section 6.4 of this Agreement and (4) each other Company Benefit Plan and Company Benefit Agreement, which resolutions have not been rescinded, modified or withdrawn in any way, and (B) has taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to the foregoing arrangements.

(r) Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person (other than BofA Merrill Lynch), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement and the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has provided to Parent a true and correct copy of its engagement letter with BofA Merrill Lynch.

(s) Opinion of Financial Advisor.  The Board of Directors of the Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) to the effect that, as of the date thereof, and based upon and subject to the qualifications and assumptions set forth therein, each of the Offer Consideration and the Merger Consideration to be paid to the holders (other than Parent and its Subsidiaries) of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders, a written copy of which opinion will be delivered solely for informational purposes to Parent promptly after the date hereof. The Company has obtained all necessary consents from BofA Merrill Lynch to permit the Company to include in the Schedule 14D-9 and the Proxy Statement a copy of such opinion.

(t) Anti-Bribery and Export Control Laws.

(i) The Company and its Subsidiaries are, and since October 31, 2007 have been, in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Anti-Kickback Act of 1986, the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, all other international anti-bribery conventions and all applicable anti-corruption or bribery Laws (including any applicable written statements, requirements, directives or policies of any Governmental Entity) in any jurisdiction in which the Company or any of its Subsidiaries has conducted its business (collectively, “Anti-Bribery Laws”). Neither the Company nor any of its Subsidiaries has received any written communication from any Governmental Entity that alleges that the Company or any of its Subsidiaries, or any current or former employee, agent, representative, sales person or consultant thereof, is or may be, in material violation of, or has, or may have, any material liability under, Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by or brought to the attention of the Company since October 31, 2007. The Company has no pending or anticipated disclosures to any Governmental Entity for potential violations of Anti-Bribery Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective current or former officers, directors, employees, contractors, subcontractors, leased employees, consultants, agents or representatives has, directly or indirectly, offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment payable to (i) any Person who is an official, officer, agent, employee or representative of any Governmental Entity or of any existing or prospective customer (whether or not owned by a Governmental Entity), (ii) any political party or official thereof, (iii) any candidate for political office or political party office or (iv) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid or promised, directly or indirectly, for purposes not allowable under the Anti-Bribery Laws, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or other Person affiliated with any such customer, political party or official or political office. Except as set forth in Section 4.1(t) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any commitment, understanding, agreement or other Contract with any third party agent, representative or consultant to conduct activity for or on behalf of the Company or any of its Subsidiaries outside of the United States.

(ii) The Company and its Subsidiaries are, and since October 31, 2007 have been, in compliance in all material respects with all applicable export control Laws, including, but not limited to, all trade regulations administered and enforced by the U.S. Government Department of Treasury Office of Foreign Assets Control, the Export Administration Regulations and the International Traffic in Arms Regulations (collectively, “Export Control Laws”). Since September October 31, 2007, the Company and its Subsidiaries have not made any voluntary or other disclosures to the U.S. Government or any other Governmental Entity with respect to any alleged material irregularity, material misstatement or material omission or other potential material violation arising under or relating to the requirements of Export Controls Laws.

(u) State Takeover Statutes.  No state takeover or similar statute or regulation is applicable to this Agreement, the Offer, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement. The resolutions adopted by the Board of Directors of the Company referenced in Section 4.1(d)(i) of this Agreement are sufficient to render inapplicable to Parent, Merger Sub, this Agreement, the Offer, the Merger, the Top-Up Option, the Tender Agreements and the other transactions contemplated by this Agreement the restrictions on business combinations set forth in the CCC.

Section 4.2  Representations and Warranties of Parent and Merger Sub.

Parent and Merger Sub represent and warrant to the Company as follows:

(a) Organization.  Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted.

(b) Authority; Noncontravention.

(i) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger if required by applicable Law, to the affirmative vote of Parent as the sole stockholder of Merger Sub in favor of approving this Agreement, or if not so required, to the taking by Parent of such action as is necessary to cause the Merger to become effective in accordance with the CCC (collectively, the “Parent Approval”), and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Merger Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Parent Approval, or to comply with the provisions of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).

(ii) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Merger Sub under (x) the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub, (y) any Contract to which Parent or Merger Sub is a party or bound or any of their respective properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in Section 4.2(b)(iii) below, any Law or Judgment, in each case applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not reasonably be expected to prevent, materially impede or materially delay the consummation by Parent of the Offer, the Merger or the other transactions contemplated by this Agreement.

(iii) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Offer, the Merger or the other transactions contemplated by this Agreement or the compliance by Parent and Merger Sub with the provisions of this Agreement, except for (1) compliance with the HSR Act, (2) compliance with other applicable Competition Laws (3) the filing with the SEC of the Offer Documents, (4) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business and (5) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

(c) Information Supplied.  None of the information included or incorporated by reference in the Offer Documents (and none of the information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Schedule 14D-9, the Information Statement or the Proxy Statement) will, (A) in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company’s shareholders or (B) in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Shareholders Meeting, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Offer Documents based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act.

(d) Interim Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the Offer, the Merger and the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

(e) Sufficiency of Funds.  Parent has sufficient funds, or access to sufficient funds, to consummate the Offer and the Merger on the terms contemplated by this Agreement, and, at the Offer Closing and the Effective Time, Parent will have available all of the funds necessary for (i) the acquisition of all shares of Company Common Stock pursuant to the Offer, (ii) the payment of the Merger Consideration pursuant to the Merger and (iii) the payment to the Company of funds sufficient to pay holders of Company Stock Options and Company Restricted Shares in accordance with the provisions of Section 6.4.

(f) Company Stock.  Neither Parent nor Merger Sub has Beneficial Ownership of any Company Common Stock or other securities of the Company or any of its Subsidiaries.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1  Conduct of Business.

(a) Conduct of Business by the Company.  During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) or as specifically contemplated by this Agreement or as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and comply with all applicable Laws and use its reasonable best efforts to keep available the services of their present officers and other employees and to preserve their assets and their relationships with licensors, licensees, partners, customers, suppliers, distributors and others having business dealings with them and maintain their franchises, rights and Permits. Further, during the period from the date of this Agreement to the Effective Time, except (1) with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), (2) upon at least 24 hours prior notice, as may be required by applicable Law (including the rules of NASDAQ, excluding any shareholder voting requirements contained therein), (3) as specifically contemplated or permitted by this Agreement or (4) as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, property, stock or other securities) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly-owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, or (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (except pursuant to the forfeiture of Company Stock Options or Company Restricted Shares or the acquisition by the Company of shares of Company Common Stock in settlement of the exercise price of Company Stock Options or the Tax withholding obligations of holders of Company Stock Options or Company Restricted Shares);

(ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such stock, interests or securities or any stock appreciation rights, restricted stock units, stock-based performance units, “phantom” stock awards or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof; provided, however, that the Company may issue shares of Company Common Stock pursuant to the exercise of Company Stock Options, the exercise of purchase rights under the Purchase Plan and the Top-Up Option;

(iii) amend the Company Articles or the Company Bylaws or other comparable charter or organizational documents of any of the Company’s Subsidiaries;

(iv) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any Person or business or division thereof;

(v) sell, lease, license, sell and lease back, mortgage or otherwise subject to any Lien or otherwise dispose of or abandon any of its properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except in the ordinary course of business consistent with past practice and for Permitted Liens;

(vi) (A) repurchase, prepay or incur any indebtedness for borrowed money, including by way of a guarantee or an issuance or sale of debt securities (other than short-term borrowings incurred in the ordinary course of business consistent with past practice to finance the Company’s and its Subsidiaries’ working capital needs) or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other

Person, other than the Company or any direct or indirect wholly-owned Subsidiary of the Company, and except for advances to employees in respect of travel or other related ordinary expenses in the ordinary course of business consistent with past practice;

(vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, other than in the ordinary course of business;

(viii) (A) pay, discharge, settle or satisfy any claims (including any claims of shareholders and any shareholder litigation relating to this Agreement or any transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) for an amount in excess of $250,000, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reserved against in the Company’s most recent financial statements (including the notes thereto) included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, other than the transaction costs related to this Agreement and the transactions contemplated hereunder, (B) waive, relinquish, release, grant, transfer or assign any right of material value or (C) disclose any confidential or proprietary information of the Company or any of its Subsidiaries other than pursuant to a confidentiality agreement restricting the right of the recipient thereof to use and disclose such confidential or proprietary information;

(ix) enter into any Material Contract, modify or amend in any material respect any Material Contract, waive, release, assign or fail to exercise or pursue any rights or claims under any Material Contract or accelerate, terminate or cancel any Material Contract other than in the ordinary course of business;

(x) except as required to ensure that any Company Benefit Plan or Company Benefit Agreement in effect on the date of this Agreement (or the administration thereof) is not out of compliance with applicable Law or as required to comply with any Company Benefit Plan or Company Benefit Agreement in effect on the date of this Agreement or as specifically required pursuant to this Agreement (and, in each case, in compliance with Section 6.11), (A) adopt, enter into, or establish any new Company Benefit Plan or Company Benefit Arrangement, or terminate, amend or modify any existing Company Benefit Plan or Company Benefit Agreement, (B) increase in any manner the compensation or benefits of, or pay any bonus to, or grant any loan to, any Company Personnel, other than in connection with new hires and promotions, in each case, in the ordinary course of business and consistent with past practice, (C) grant any new or amend any existing awards under any Company Benefit Plan (including the grant or amendment of any equity or equity-based or related compensation) or remove or modify existing restrictions in any Company Benefit Plan or Company Benefit Agreement or awards made thereunder, (D) grant or pay any severance, separation, retention, incentive compensation, termination or similar compensation or benefits to, or increase in any manner the severance, separation, retention, incentive compensation, termination or similar compensation or benefits of, any Company Personnel, other than in connection with new hires or promotions, in each case, in the ordinary course of business and consistent with past practice, or (E) grant or pay any change in control compensation or benefits to, or increase in any manner any change in control or similar compensation or benefits of, any Company Personnel;

(xi) form any Subsidiary of the Company;

(xii) adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of the Company or any of its Subsidiaries;

(xiii) enter into, approve or recommend (or propose publicly to approve or recommend), or permit any of the Company’s Subsidiaries to enter into, any agreement requiring, or reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere or be inconsistent with, the Offer, the Merger or any of the other transactions contemplated by this Agreement or requiring, or reasonably expected to cause, the Company to fail to comply with this Agreement;

(xiv) fail to keep in force any material insurance policy or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries as are currently in effect;

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

(xvi) enter into any new line of business outside its existing business segments;

(xvii) convene any annual or special meeting (or any adjournment thereof) of the shareholders of the Company other than the Shareholders Meeting (if such a meeting is required by this Agreement and applicable Law);

(xviii) take any action intended to result in any of the conditions of the Offer set forth on Exhibit A or to the Merger set forth in Article VII not being satisfied or intended to prevent, delay or impair the ability of the Company to consummate the Merger; or

(xix) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(b) Certain Tax and Accounting Matters.  During the period from the date of this Agreement to the Effective Time:

(i) Except as required by applicable Tax Law or with Parent’s prior written consent (which consent shall not be unreasonably withheld), neither the Company nor any of its Subsidiaries will (A) make or change any Tax election, (B) file any amended Tax Return, (C) agree to any adjustment of any Tax attribute, (D) change (or make a request to any Governmental Entity to change) any of its methods of reporting income or deductions for Federal income Tax purposes, (E) file any claim for a refund of Taxes, (F) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment that could adversely affect Parent’s Tax liability, (G) make any change in any financial or Tax accounting principle, method or practice, other than as required by GAAP, the SEC, the Public Company Accounting Oversight Board, applicable Law or as recommended by the Company’s independent auditor or (H) settle or compromise any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any amount of Tax or enter into any closing agreement that could adversely affect Parent’s Tax liability.

(ii) The Company and each of its Subsidiaries will retain all books, documents and records reasonably necessary for the preparation of Tax Returns and reasonably relevant to any potential Tax audits for the Company or its Subsidiaries.

(c) Termination of Contracts.  Prior to the Effective Time, the Contracts listed on Schedule 5.1(c) of the Company Disclosure Schedule shall have (i) been terminated by the Company (or the Company shall have caused its applicable Subsidiaries to terminate such Contracts) in accordance with the terms set forth on Schedule 5.1(c) of the Company Disclosure Schedule or (ii) expired in accordance with their terms without having been renewed.

Section 5.2  No Solicitation.

(a) The Company shall not, nor shall it permit any of its controlled Affiliates to, nor shall it authorize or permit any of its or its controlled Affiliates’ directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, propose or encourage, or take any other action to knowingly facilitate, any Takeover Proposal or any inquiries or offers or the making of any proposal or any other efforts or attempt that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any communications or negotiations regarding, or furnish to any Person any information or provide access to any of its properties with respect to, or otherwise knowingly cooperate in any way with any Person with respect to, any Takeover Proposal or any inquiries or offers or the making of any proposal or any other efforts or attempt that could reasonably be expected to lead to a Takeover Proposal. The Company shall, and shall cause its Subsidiaries and direct its Representatives to, immediately cease and cause to be terminated all existing communications and negotiations with any Person conducted heretofore with respect to any Takeover Proposal and shall request, and exercise all rights under all confidentiality or non-disclosure agreements with regard to, the prompt return or destruction of all confidential information previously furnished in connection therewith. Notwithstanding anything in this Agreement to the contrary, if, at any time prior to the first to occur of the Offer Closing and the Shareholders Meeting, the Company, in response to a bona fide written Takeover Proposal received after the date hereof that the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel and financial advisor) (x) constitutes or is reasonably likely to lead to a Superior Proposal and (y) that failure to respond to such Takeover Proposal would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law, and which Takeover Proposal was not solicited after the date hereof and did not otherwise result from a breach of this Section 5.2, may, and may permit and authorize its Affiliates and its and its Affiliates’ Representatives to, in each case subject to compliance with Section 5.2(c) and the other provisions of this Agreement, (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement (a copy of which shall be provided to Parent) with standstill and non-solicitation provisions identical in all substantive respects to, and which otherwise contains terms that are no less favorable to the Company than, those contained in the Confidentiality Agreement and (B) participate in discussions or negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal; provided, that (1) the Company shall provide Parent with 24 hours prior written notice (or such lesser prior notice as is provided to the members of the Board of Directors of the Company or any committee thereof) of any meeting of the Board of Directors of the Company or any such committee at which the directors of the Company would reasonably be expected to consider any Takeover Proposal, inquiry or request or otherwise consider furnishing information or participating in discussions or negotiations pursuant to this Section 5.2(a), (2) the Company shall concurrently provide or make available to Parent any information concerning the Company or its Subsidiaries provided to such third party which was not previously provided to Parent and (3) the Company shall not disclose any commercially sensitive non-public information to any such Person or its Representatives except in a manner consistent with the Company’s past practice in dealing with the disclosure of such information in the context of evaluating Takeover Proposals prior to the date of this Agreement. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.2(a) by any controlled Affiliate of the Company or any of the Company’s or its controlled Affiliates’ Representatives shall be deemed to be a breach by the Company of this Section 5.2(a).

For purposes of this Agreement, the term “Takeover Proposal” means any proposal, inquiry or offer (whether or not in writing) from any Person (other than Parent or Merger Sub or any of their Affiliates) with respect to, in a single transaction or series of transactions, any (i) merger, consolidation, share exchange, recapitalization, other business combination or similar transaction involving the Company, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, recapitalization other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary of the Company or otherwise), of any business or asset or assets of the Company or any of its Subsidiaries representing 15% or more of the consolidated net income, revenues or assets (whether determined by reference to book value or fair market value) of the Company and its Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) or any interest in such securities representing 15% or more of the outstanding shares of Company Common Stock or of the voting power of the Company’s capital stock, (iv) transaction in which any Person (or the shareholders of any Person) shall acquire, directly or indirectly, Beneficial Ownership, or the right to acquire Beneficial Ownership, or formation of any group which beneficially owns or has the right to acquire Beneficial Ownership of, 15% or more of the outstanding shares of Company Common Stock or of the voting power of the Company’s capital stock or (v) combination of the foregoing.

For purposes of this Agreement, the term “Superior Proposal” means any binding bona fide written offer, which was not solicited after the date hereof and did not result from a breach of Section 5.2(a), made by any Person (other than Parent or Merger Sub or any of their Affiliates) that, if consummated, would result in such Person (or in the case of a direct merger between such Person and the Company, the shareholders of such Person) acquiring, directly or indirectly, more than 50% of the outstanding shares of Company Common Stock or of the voting power of the Company’s capital stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and which offer the Board of Directors of the Company reasonably determines in good faith (after consultation with its outside legal counsel and financial advisor) (i) provides a higher value from a financial point of view to the shareholders of the Company than the consideration payable in the Offer and the Merger (taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of the Offer or this Agreement proposed by Parent in response to such Superior Proposal or otherwise)), (ii) is reasonably likely to be completed in a timely fashion, taking into account the conditionality and likelihood of consummation and all financial, legal, regulatory and other aspects of such proposal and (iii) for which financing, if a cash transaction (whether in whole or part), is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

(b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withhold, withdraw (or not continue to make), change, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to withhold, withdraw (or not continue to make), change, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Recommendation or any approval or recommendation by any such committee regarding this Agreement, the Offer and the Merger, or approve or recommend, or propose publicly to approve or recommend any Takeover Proposal, or resolve or agree to take any such action, (ii) fail to publicly recommend against any Takeover Proposal or fail to publicly reaffirm the Company Recommendation or any approval or recommendation by any such committee regarding this Agreement, the Offer and the Merger within two Business Days after Parent so requests, (iii) fail to include the Company Recommendation in the Offer Documents or the Proxy Statement, (iv) approve or recommend, or propose publicly to approve, recommend or permit the Company or any of its Affiliates to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an “Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.2(a)), or (v) take any other action or make any other public statement that is inconsistent with the Company Recommendation (any such action or resolution or agreement to take such action in clauses (i) — (v) above being referred to herein as an “Adverse Recommendation Change”). Notwithstanding the foregoing and anything in this Agreement to the contrary, at any time prior to the first to occur of the Offer Closing and the Shareholders Meeting, the Board of Directors of the Company may, in response to a Superior Proposal, after determining in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to take such action would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law, (x) effect an Adverse Recommendation Change or (y) cause the Company to terminate this Agreement in order to enter into a definitive Acquisition Agreement that constitutes such Superior Proposal, provided, concurrently with any such termination, the Company pays to Parent the fee required by Section 6.6(b)(ii)(B) and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect unless in advance of or concurrently with such termination, the Company pays to Parent the fee required by Section 6.6(b)(ii)(B); provided, however, that (1) the Board of Directors of the Company may not effect any such Adverse Recommendation Change and (2) no termination of this Agreement pursuant to this Section 5.2(b) may be made, in each case unless the Company has complied with all its obligations pursuant to this Section 5.2. No Adverse Recommendation Change or termination of this Agreement pursuant to this Section 5.2(b) may be made unless (A) the Board of Directors shall have first provided prior written notice to Parent that it is prepared to (I) effect an Adverse Recommendation Change (an “Adverse Recommendation Change Notice”), which notice shall set forth in reasonable detail the facts and circumstances giving rise to the proposed Adverse Recommendation Change, or (II) terminate this Agreement pursuant to this Section 5.2(b) in response to a Superior Proposal (a “Superior Proposal Notice”), which notice shall identify the Persons making such Superior Proposal, contain a description in reasonable detail of the material terms and conditions of such Superior Proposal and include a copy of the definitive Acquisition Agreement relating to such Superior Proposal, together with any information required to be delivered to Parent concurrently therewith pursuant to Section 5.2(a), and (B) Parent does not make, within three Business Days after the receipt of such notice (the “Notice Period”), a proposal that would, in the reasonable good faith judgment of the Board of Directors of the Company (after consultation with its outside legal counsel and financial advisor), permit the Board of Directors to proceed with the Company Recommendation and not make an Adverse Recommendation Change or cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal, as applicable. Any material changes to any facts and circumstances giving rise to a proposed Adverse Recommendation Change or to the financial terms or any material change to other material terms of such Superior Proposal occurring prior to the

Company’s effecting an Adverse Recommendation Change or terminating this Agreement pursuant to this Section 5.2(b) shall require the Company to provide to Parent a new Adverse Recommendation Change Notice or Superior Proposal Notice and a new Notice Period and to comply with the requirements of this Section 5.2(b) with respect to each such new written notice. In determining whether to effect an Adverse Recommendation Change or whether to terminate this Agreement pursuant to this Section 5.2(b), the Board of Directors of the Company shall negotiate in good faith with Parent, if Parent so desires, and shall take into account any such changes to Parent’s proposal that would, in the reasonable good faith judgment of the Board of Directors of the Company (after consultation with its outside legal counsel and financial advisor), permit the Board of Directors to proceed with the Company Recommendation and not make an Adverse Recommendation Change or cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal, as the case may be.

(c) In addition to the other obligations of the Company set forth in this Section 5.2, the Company shall, as promptly as practicable and in any event within 24 hours after the receipt thereof, advise Parent orally and in writing of (A) any Takeover Proposal or any request for information or inquiry that expressly contemplates or could reasonably be expected to lead to a Takeover Proposal and (ii) the material terms and conditions of such Takeover Proposal, request or inquiry (including the identity of the bidder and any change to the financial terms, conditions or other material terms thereof). The Company shall (i) keep Parent reasonably informed of the status (including any change to the financial terms, conditions, or other material terms) of any such Takeover Proposal, request or inquiry on a reasonably current basis (and in any event at Parent’s request and otherwise no later than 24 hours after the occurrence of any material change, development, discussions or negotiations) and (B) provide to Parent, as soon as practicable and in any event within 24 hours after receipt or delivery thereof, copies of all draft agreements (and any other written material to the extent such material contains any financial terms, conditions or other material terms relating to any Takeover Proposal), written inquiries or correspondence sent by or provided to the Company (or its Representatives) in connection with any such Takeover Proposal. The Company shall not, and shall cause its Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement, and neither the Company nor any of its Subsidiaries is party to any Contract, in each case that prohibits the Company from providing such information to Parent.

(d) Except to the extent the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the shareholders of the Company under applicable Law, the Company agrees that it shall not terminate, waive, amend or modify any provision of any standstill, confidentiality or non-solicitation agreement to which it or any of its Subsidiaries is a party and that relates to a Takeover Proposal, and the Company shall take all necessary actions and use its reasonable best efforts to enforce, to the fullest extent permitted by applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches and to enforce specifically the terms and provisions thereof.

(e) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside legal counsel), failure so to disclose is reasonably likely to result in a breach of applicable Law; provided, however, that the taking of any such position or making of any such disclosure shall be subject to and only taken in compliance with Section 5.2(b) and that the Company shall, to the extent practicable, provide Parent with a reasonable opportunity to comment on and review any such disclosure and, provided further, that any disclosure other than (i) a factually accurate statement by the Company that only describes the Company’s receipt of a Takeover Proposal, the identity of the Person or group making such proposal, the terms and conditions thereof and the operation of this Agreement with respect thereto, and contains a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) an express rejection of any applicable Takeover Proposal or (iii) an express reaffirmation of the Company Recommendation shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 6.6(b) and Section 8.1(c)).

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1  Preparation of the Proxy Statement; Shareholders Meeting.

(a) As promptly as practicable (but in no event later than 10 Business Days after the Offer is commenced), the Company shall prepare and file with the SEC a preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning such Person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response (including the proposed final version of such document or response or any amendment to any such document) and (ii) shall include in such document or response all comments reasonably proposed by Parent. If, at any time prior to the Shareholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

(b) At any time after the later of (A) the Initial Expiration Date, (B) the expiration of the time period contemplated by Rule 14a-6(a) under the Exchange Act and (C) the resolution of any comments on the Proxy Statement from the SEC (the “Clearance Date”), the Company shall have the right to (i) establish a record date (which will be as promptly as reasonably practicable), (ii) duly call and give notice of a meeting of its shareholders (the “Shareholders Meeting”) and (iii) cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after such record date, each for the purpose of obtaining the Shareholder Approval. If not previously undertaken by the Company, Parent and Merger Sub shall have the right, at any time within 10 Business Days after the Clearance Date, to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as reasonably practicable (and in any event within 10 Business Days) take the actions specified in Sections 6.1(b)(i), (ii) and (iii). The Company shall duly convene and hold the Shareholders Meeting as promptly as reasonably practicable after the mailing of the Proxy Statement; provided, however, that in no event shall such meeting be held later than 35 calendar days following the date the Proxy Statement is mailed to the Company’s shareholders. The notice of such Shareholders Meeting shall state that a resolution to approve this Agreement will be considered at the Shareholders Meeting. The Board of Directors of the Company shall recommend to shareholders of the Company that they approve this Agreement, and shall include such recommendation in the Proxy Statement. Parent may require the Company to, and if so required the Company shall, adjourn or postpone the Shareholders Meeting one time (for a period of not more than 30 calendar days but not past 2 Business Days prior to the Termination Date), unless prior to such adjournment the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement and the transactions contemplated hereby (including the Merger), which have not been withdrawn, such that the condition in Section 7.1(a) will be satisfied at such meeting. Once the Company has established a record date for the Shareholders Meeting, the Company shall not change such record date or establish a different record date for the Shareholders Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company Bylaws. Unless the Board of Directors of the Company shall have effected an Adverse Recommendation Change in accordance with Section 5.2(b), the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Shareholders Meeting are solicited in compliance with all applicable Laws and all rules of NASDAQ. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company shall submit this Agreement to its shareholders at the Shareholders Meeting even if the Company Board shall have effected an Adverse Recommendation Change or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten Business Days prior to the date of the Shareholders Meeting as to the aggregate tally of proxies received by the Company with respect to the Shareholder Approval. Notwithstanding the foregoing, if, following the Offer and any subsequent offering period and the exercise, if any, of the Top-Up Option, Parent and its Subsidiaries shall own at least 90% of the outstanding shares of the Company Common Stock, the parties hereto shall take all necessary and appropriate action, including with respect to the transfer to Merger Sub of any shares of Company Common Stock held by Parent or any Subsidiary of Parent, to cause the Merger to become effective as soon as practicable after the Offer Closing without the Shareholders Meeting in accordance with the CCC.

(c) At the Shareholders Meeting, if any, Parent agrees to cause all shares of Company Common Stock acquired pursuant to the Offer and all other shares of Company Common Stock owned by Parent or any Subsidiary of Parent to be voted in favor of the Merger.

Section 6.2  Access to Information; Confidentiality.

The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent’s Representatives access upon reasonable advance notice and during normal business hours to all their respective properties, assets, books, records, Contracts, Permits, documents, information, directors, officers and employees, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company and its Subsidiaries, and the Company shall, and shall cause each of its Subsidiaries to, furnish to Parent any information concerning its business as Parent may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that doing so is restricted under applicable Law or otherwise would result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). Following the date of this Agreement and prior to the Effective Time, Parent may (but shall not be required to), following reasonable notice to the Company, contact and interview any Company Personnel and review the personnel records and such other information concerning the Company Personnel as Parent may reasonably request, provided such review is permitted by applicable Law. Except as required by any applicable Law or Judgment, Parent will hold, and will direct its Representatives to hold, any and all information received from the Company confidential in accordance with the Confidentiality Agreement. No investigation by Parent, Merger Sub or any of their respective Representatives and no other receipt of information by Parent, Merger Sub or any of their respective Representatives, whether before or after the date of this Agreement, shall operate as a waiver or otherwise affect the representations, warranties, obligations, covenants and agreements of the Company (or remedies with respect thereto) or the conditions to the obligations of Parent and Merger Sub under this Agreement.

Section 6.3  Reasonable Best Efforts; Notice.

(a) Each party from whom a filing under the HSR Act would be required in order for the transactions contemplated hereby to be consummated lawfully shall, as promptly as reasonably practicable after the date hereof, file with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) all materials initially required to be filed under the HSR Act in connection with this transaction. As promptly as practicable following the date hereof, each party shall make all other filings necessary or appropriate under any applicable foreign Competition Law in connection with the transactions contemplated hereby. To the extent permitted by applicable Law, the parties hereto shall request expedited treatment of any such filings and shall work together and shall furnish to one another such necessary information and reasonable assistance as the other may require in connection with its preparation of any filing or submission under the HSR Act or other Competition Law. To the extent permitted by applicable Law, the parties hereto shall keep one another apprised of the status of, and give each other advance notice of, and a meaningful opportunity to review, all material communications with, and all inquiries or requests for additional information from, the FTC, the DOJ or any other applicable Governmental Entity, and shall comply promptly with any such reasonable inquiry or request. To the extent advisable and permitted by the relevant Governmental Entity, the parties hereto shall permit one another to attend all meetings or conferences between one or more of the parties hereto and one or more Governmental Entity under the HSR Act or other Competition Law.

(b) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Exhibit A and Article VII, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, clearances, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other Persons, (iii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, that challenge this Agreement, the Offer, or the consummation of the Merger or any other transaction contemplated hereby, and (v) the execution and delivery of any additional instruments necessary to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement. In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Offer, the Merger and the other transactions contemplated by this Agreement, use its reasonable best efforts to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement.

(c) In furtherance and not in limitation of the foregoing, if any objections are asserted with respect to the Offer, the Merger or any other transaction contemplated hereby under any Competition Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other Governmental Entity or any private party, challenging the Offer, the Merger or any of the transactions contemplated hereby as violative of any Competition Law, or which would otherwise prohibit or materially impair or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate with each other and shall use reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement as expeditiously as reasonably practicable. Notwithstanding anything in this Agreement to the contrary, Parent and Merger Sub shall not be required to, and neither the Company nor any of its Subsidiaries may, without the prior written consent of Parent (which may be withheld in Parent’s sole discretion), pursuant to this Section 6.3, (i) sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, whether before or after the Effective Time, any assets, entities, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or any of their respective Subsidiaries or Affiliates (or agree or consent to any of the foregoing actions), (ii) initiate, defend or maintain any litigation brought by a current or potential customer of Parent, the Company or any of their respective Subsidiaries or Affiliates in connection with this Agreement or the transactions contemplated herein, (iii) enter into any hold-separate or similar agreements, orders or decrees or (iv) change, restrict or impair, or agree or commit to any change or restriction on or other impairment of, (A) the ability of Parent, the Company or any of their respective Subsidiaries or Affiliates to own or operate any of their respective assets, licenses, operations, rights, product lines, businesses or interests therein or (B) Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the capital stock of the Surviving Corporation except with respect to Parent and Merger Sub in the case of clause (iii) or (iv) as would not reasonably be expected to (1) have a material adverse effect on the Company and its Subsidiaries, taken as a whole (without giving effect to the Offer or the Merger), or (2) materially and adversely diminish the benefits expected to be derived by Parent from the consummation of the Merger and other transactions contemplated herein.

(d) Except as prohibited by applicable Law, the Company shall promptly notify Parent of (i) any written notice or other written communication from any Person alleging that the consent of such Person is required in connection with the Offer, the Merger or any of the other transactions contemplated by this Agreement; (ii) its discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, cause any of the conditions to the Offer set forth in Exhibit A hereto to be not satisfied at the scheduled Expiration Date (iii) its discovery of any representation or warranty of the Company contained in this Agreement being or becoming untrue in any material respect or the failure of the Company to comply with or satisfy in any material respect any covenant, obligation or agreement to be complied with or satisfied by the Company; (iv) any notice or other communication from any Governmental Entity received by the Company in connection with the Offer, the Merger or any of the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to Parent together with the Company’s notice; (v) any filing made by the Company with any Governmental Entity in connection with the Offer, the Merger or any of the other transactions contemplated by this Agreement, a copy which shall be furnished to Parent together with the Company’s notice; and (vi) any suits, actions, investigations or proceedings commenced or threatened that relate to the consummation of this Agreement, the Offer, the Merger or any of the other transactions contemplated by this Agreement of which the Company has Knowledge; provided, however, that no such notification shall affect the representations, warranties, obligations, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(e) Parent shall give prompt notice to the Company of (i) any representation or warranty made by Parent or Merger Sub contained in this Agreement becoming untrue in any material respect or (ii) the failure of Parent or Merger Sub to perform any obligation, covenant or agreement to be performed by such party under this Agreement, in each case in any way that would reasonably be expected to prevent, materially impede or materially delay the consummation by Parent of the Offer, the Merger or the other transactions contemplated by this Agreement; provided, however, that no such notification shall affect the representations, warranties, obligations, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(f) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in and shall keep Parent promptly informed with respect to the defense of any litigation against the Company and/or its directors or officers relating to the Offer, the Merger or the other transactions contemplated by this Agreement, and will obtain the prior written consent of Parent prior to settling or satisfying any such claim, it being understood and agreed that the Company shall control such defense and that this Section 6.3(f) shall not give Parent the right to direct such defense, except to the extent that Parent or Merger Sub is named as a defendant in such litigation and in that case solely as to the defense of Parent and Merger Sub.

Section 6.4  Equity Awards.

(a) As soon as practicable following the date of this Agreement, the Company agrees that the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans and the Purchase Plan) shall adopt such resolutions or take such other actions (including obtaining any consents, waivers or amendments, as required by the terms of any Company Stock Option, Company Restricted Share or the Purchase Plan, or as reasonably requested by Parent) as may be required to effect the following:

(i) at the earlier of the Offer Closing or the Effective Time, each unexercised Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Offer Closing or the Effective Time, as the case may be, shall be canceled, with the holder of such Company Stock Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (A) the excess of (1) the Offer Price over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option (whether vested or unvested) immediately prior to the Offer Closing or the Effective Time, as the case may be, which amount shall be payable to such holder at or as soon as practicable following the Offer Closing or the Effective Time, as the case may be (and in any event within two Business Days);

(ii) at the earlier of the Offer Closing or the Effective Time, each unvested Company Restricted Share that is outstanding immediately prior to the Offer Closing or the Effective Time, as the case may be, shall be converted, with the holder of such Company Restricted Share becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the Offer Price, and Parent shall cause the Surviving Corporation to pay such amount to such holder at or as soon as practicable (and in any event within two Business Days) following the vesting of such Company Restricted Share in accordance with its terms; and

(iii) with respect to the Purchase Plan, (A) participation shall be limited to those employees who are participants on the date of this Agreement; (B) no Purchase Period (as defined in the Purchase Plan) shall be commenced after the date of this Agreement; (C) if, with respect to a Purchase Period in effect on the date of this Agreement, the Offer Closing Date (or, if the Offer has been terminated, the Closing Date) occurs prior to the Purchase Date (as defined in the Purchase Plan) for such Purchase Period, upon the Offer Closing Date (or the Closing Date, as the case may be), each purchase right under the Purchase Plan outstanding immediately prior to the Offer Closing Date (or the Closing Date, as the case may be) shall be used to purchase from the Company whole shares of Company Common Stock (subject to the provisions of the Purchase Plan regarding the maximum number and value of shares purchasable per participant) at the applicable price determined under the terms of the Purchase Plan for the then outstanding Purchase Period using such date as the final Purchase Date for such Purchase Period, and any remaining accumulated but unused payroll deductions shall be distributed to the relevant participants without interest as promptly as practicable following the Offer Closing Date (or the Closing Date, as the case may be); and (D) the Purchase Plan shall terminate, effective upon the earlier of the Purchase Date for the Purchase Period in effect on the date of this Agreement and the Offer Closing Date (or, if the Offer has been terminated, the Closing Date).

(b) All amounts payable pursuant to this Section 6.4 shall be paid without interest. Any Person making a payment pursuant to this Section 6.4 shall be entitled to deduct and withhold from that payment such amounts as the payor is required to deduct and withhold with respect to the making of such payment under the Code or any other Law. To the extent that amounts are so withheld and paid over by any Person pursuant to this Section 6.4 to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person entitled to payment under this Section 6.4 in respect of which such deduction and withholding was made by a Person pursuant to this Section 6.4.

(c) Simultaneous with the first to occur of the Offer Closing and the Effective Time, Parent and Merger Sub shall pay the Company an amount in cash equal to the aggregate amount of consideration to be paid to holders of Company Stock Options and Company Restricted Shares pursuant to the provisions of Section 6.4 and the Company shall cause such consideration to be paid to such holders in accordance with Section 6.4.

(d) The Company shall take all steps reasonably required to cause the transactions contemplated by this Section 6.4 by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.

Section 6.5  Indemnification, Exculpation and Insurance.

(a) Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company (as in effect on the date of this Agreement) shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms. From and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally liable to pay and perform in a timely manner such indemnification obligations.

(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.5.

(c) From the Offer Closing through the sixth anniversary of the Effective Time (such period, the “Tail Period”), Parent shall, or shall cause the Surviving Corporation to, maintain in effect the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement; provided that Parent or the Surviving Corporation may (i) substitute therefor policies of any reputable insurance company or (ii) satisfy its obligation under this Section 6.5(c) by causing the Company to obtain, on or prior to the Closing Date, prepaid (or “tail”) directors’ and officers’ liability insurance policy at Parent’s expense, in each case, the material terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 6.5(c); provided further that Parent and the Surviving Corporation shall not be required to pay an annual premium for any such insurance in excess of 300% of the annual premium currently paid by the Company for such insurance; and provided further that if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d) The provisions of this Section 6.5 are (i) intended to be for the benefit of, and from and after the Effective Time will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

Section 6.6  Fees and Expenses.

(a) Except as expressly set forth in this Section 6.6, all fees and expenses incurred in connection with this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

(b) In the event that this Agreement is terminated (i) by Parent pursuant to Section 8.1(c) or (ii) by the Company pursuant to Section 8.1(h), then, in each such case, the Company shall pay Parent a fee equal to $17,300,000 (the “Termination Fee”) by wire transfer of same-day funds to an account designated by Parent, which payment shall be made (A) in the case of a termination by Parent pursuant to Section 8.1(c), within two Business Days after such termination and (B) in the case of a termination by the Company pursuant to Section 8.1(h), on the date of termination of this Agreement.

(c) In the event that (i) prior to the termination of this Agreement, any Takeover Proposal (for purposes of this Section 6.6(c), substituting 50% for the 15% thresholds set forth in the definition of Takeover Proposal) is publicly proposed or publicly disclosed and not publicly withdrawn and (ii) this Agreement is terminated by Parent pursuant to Section 8.1(d), and (iii) within 12 months after termination of this Agreement, (A) the Company enters into any acquisition agreement or other definitive agreement or Contract providing for any Takeover Proposal or (B) a transaction in respect of any Takeover Proposal shall have been consummated, then the Company shall pay to Parent the Termination Fee (less the amount of expenses paid pursuant to Section 6.6(d)) upon the earlier to occur of the execution of such definitive agreement or the consummation of a Takeover Proposal.

(d) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(d), then the Company shall pay to Parent an amount equal to all reasonable out-of-pocket costs, fees and expenses (including attorneys’ fees) incurred by Parent and its Subsidiaries (including Merger Sub) in connection with this Agreement, the Offer and the Merger, such amount not to exceed $1,000,000, which shall be paid from time to time after such termination by wire transfer of same-day funds to an account designated by Parent and within two Business Days of Parent’s submission to the Company of documentation of such expenses.

(e) The Company acknowledges that the agreements contained in Sections Section 6.6(b), (c) and (d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Section 6.6(b), (c) or (d) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in Section 6.6(b), (c) or (d), the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in Section 6.6(b), (c) or (d) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

Section 6.7  Public Announcements.

The parties agree that the initial press release(s) to be issued with respect to the transactions contemplated by this Agreement shall be in the form(s) agreed to by the parties. Parent and Merger Sub, on the one hand, and the

Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Section 6.8  Merger Sub and Surviving Corporation Compliance.

Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement and prior to the Offer Closing Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Section 6.9  Directors.

(a) Effective upon the Offer Closing, and at all times thereafter, Parent shall be entitled to designate, from time to time, such number of members of the Board of Directors of the Company as will give Parent, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, representation equal to at least that number of directors, rounded up to the next whole number, that is the product of (a) the total number of directors (giving effect to the directors elected or appointed pursuant to this sentence) multiplied by (b) the percentage that (i) the number of shares of Company Common Stock beneficially owned by Parent and its Subsidiaries (including shares of Company Common Stock accepted for payment pursuant to the Offer) bears to (ii) the number of shares of the Company Common Stock then outstanding; provided, however, that in the event that Parent’s designees are appointed or elected to the Board of Directors of the Company, until the Effective Time the Board of Directors of the Company shall have at least two Independent Directors. The Company shall promptly take all action requested by Parent necessary or desirable to effect any such election or appointment, including (A) increasing the size of the Board of Directors of the Company (including by amending the Company Bylaws if necessary to increase the size of the Board of Directors of the Company), (B) filling vacancies or newly created directorships on the Board of Directors of the Company and (C) obtaining the resignation of such number of its current directors as is, in each case, necessary to enable such designees to be so elected or appointed to the Board of Directors of the Company in compliance with applicable Law (including, to the extent applicable prior to the Effective Time, Rule 10A-3 under the Exchange Act and applicable NASDAQ Marketplace Rules). The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 6.9(a), including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, and the Company agrees to make such mailing concurrently with the mailing of the Schedule 14D-9. Parent and Merger Sub shall provide to the Company on a timely basis all information required to be included in the Information Statement with respect to such designees and with respect to Parent’s officers, directors and Affiliates. After the Offer Closing, the Company shall also, upon Parent’s request, cause the directors elected or designated by Parent to the Board of Directors of the Company to serve on and constitute the same percentage (rounded up to the next whole number) as is on the Board of Directors of the Company of (i) each committee of the Board of Directors of the Company, except for any committee established to take action with respect to the subject matter of this Agreement, (ii) the board of directors of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board, in each case to the extent permitted by applicable Law and the NASDAQ Marketplace Rules. The provisions of this Section 6.9(a) are in addition to and shall not limit any rights that Parent, Merger Sub or any of their respective Affiliates may have as a record holder or beneficial owner of shares of Company Common Stock as a matter of applicable Law with respect to the election of directors or otherwise.

(b) Following the election or appointment of Parent’s designees pursuant to Section 6.9(a) and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required for the Company to consent (a) to amend or terminate this Agreement, (b) to waive any of the Company’s rights or remedies under this Agreement or (c) to extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub. For purposes of this Agreement, an “Independent Director” shall mean a member of the Company’s Board of Directors who is a member of the Company’s Board of Directors on the date of this Agreement and an “independent director” within the meaning of the applicable NASDAQ Marketplace Rules.

Section 6.10  Rule 14d-10 Matters.

Notwithstanding anything in this Agreement to the contrary, the Company will not, after the date hereof, enter into, establish, amend or modify any plan, program, agreement or arrangement pursuant to which compensation is paid or payable, or pursuant to which benefits are provided, in each case to any Company Personnel unless, prior to such entry into, establishment, amendment or modification, the Compensation Committee shall have taken all such steps as may be necessary to (i) approve as an Employment Compensation Arrangement each such plan, program, agreement or arrangement and (ii) satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to such plan, program, agreement or arrangement.

Section 6.11  Company Benefit Plan Matters.

(a) During the period from the Effective Time until December 31, 2011, Parent shall, or shall cause its Subsidiaries to, provide to Persons who are employed by the Company or any of its Subsidiaries immediately prior to the Effective Time and who remain in the employment of the Company and its Subsidiaries on or after the Effective Time (the “Continuing Employees”) compensation (including base salary and incentive and bonus opportunities, but excluding equity-based compensation) and benefits (including paid time off, 401(k), health and severance) that are materially no less favorable in the aggregate than those provided to the Continuing Employees immediately prior to the Effective Time.

(b) The service of each Continuing Employee with the Company or any of its Subsidiaries (or any predecessor employer) prior to the Effective Time shall be treated as service with Parent and its Subsidiaries under each Parent Benefit Plan that Parent makes available to the Continuing Employees for purposes of eligibility to participate, vesting and benefit levels and accruals (other than benefit levels and accruals under any retirement, pension or savings plan, except that such service shall be treated as service with Parent and its Subsidiaries for purposes of the 60-consecutive-month employment requirement for determining the level of matching contribution to which the person may be eligible under the Raytheon Savings and Investment Plan), but not in any case where credit would result in duplication of benefits. The term “Parent Benefit Plan” means any of the following plans, programs, policies or arrangements established or maintained by Parent: each (A) “employee pension benefit plan” (as defined in Section 3(2) of ERISA), (B) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), (C) post-retirement or employment health or medical plan, program, policy or arrangement, (D) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (E) severance, change in control, retention or termination plan, program, policy or arrangement or (F) other material compensation or benefit plan, program, policy or arrangement, including fringe benefits, vacation pay, service awards and reimbursement of moving expenses.

(c) Following the Effective Time, for purposes of each Parent Benefit Plan that is a welfare benefit plan in which any Continuing Employee or his or her eligible dependents is eligible to participate after the Effective Time, Parent shall, or shall cause its Subsidiaries to, (i) waive any pre-existing condition, exclusion, actively-at-work requirement or waiting period to the extent such condition, exclusion, requirement or waiting period was satisfied or waived under the comparable Company Benefit Plan or Company Benefit Agreement as of the Effective Time (or, if later, any applicable plan transaction date) and (ii) provide full credit for any co-payments, deductibles or similar payments made or incurred prior to the Effective Time for the plan year in which the Effective Time (or such transition date) occurs.

(d) Parent shall cause the Surviving Corporation to honor, in accordance with its terms, each Company Benefit Plan and Company Benefit Agreement and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), and Parent hereby acknowledges that the consummation of the Offer and the Merger constitutes a change of control or change in control, as the case may be, for all purposes under such Company Benefit Plans and Company Benefit Agreements.

Nothing in this Agreement shall be construed as requiring Parent or any of its Subsidiaries to employ any Continuing Employee for any length of time following the Effective Time, subject to the Company’s compliance with any applicable severance or change of control arrangements. Nothing in this Agreement, express or implied, shall be construed to prevent Parent or any of its Subsidiaries from (i) terminating, or modifying the terms of employment of, any Continuing Employee following the Effective Time or (ii) terminating or modifying to any extent any Company Benefit Plan, Company Benefit Agreement, Parent Benefit Plan or any other employee benefit plan, program, agreement or arrangement that Parent or any of its Subsidiaries may establish or maintain; provided, however, that to the extent that, and for so long as, a Continuing Employee remains employed by Parent or any of its Subsidiaries during the period following the Effective Time and ending on December 31, 2011, the compensation and benefits payable to such employee during such period shall be subject to Section 6.11(a). No covenant or other undertaking in this Agreement shall constitute an amendment to any employee benefit plan, program, policy or arrangement, and any covenant or undertaking that suggests that an employee benefit plan, program, policy or arrangement will be amended shall be effective only upon the adoption of a written amendment in accordance with the amendment procedures of such plan, program, policy or arrangement.

Section 6.12  Retention Agreements.

If requested by Parent after the date hereof, the Company shall use its reasonable best efforts to obtain executed retention and non-competition agreements with Parent from employees of the Company that are identified by Parent.

Section 6.13  Stock Exchange Delisting.

Prior to the Effective Time, the Company shall cooperate with Parent and Merger Sub and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of NASDAQ to cause the delisting of the shares of Company Common Stock from NASDAQ to occur as promptly as practicable after the Effective Time and deregistration of such shares under the Exchange Act as promptly as practicable after such delisting.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1  Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval.  The Shareholder Approval shall have been obtained if required by applicable Law to approve the Merger;

(b) No Injunctions or Legal Restraints.  No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) that has the effect of preventing the consummation of the Merger shall be in effect;

(c) Regulatory Approvals.  The waiting period (and any extension thereof) applicable to the Offer or the Merger under any Competition Law shall have been terminated or shall have expired and each consent or approval of, notice to or filing with any Governmental Entity that is required to be obtained or made in connection with the Offer or the Merger shall have been so made or obtained; and

(d) Purchase of Company Common Stock in the Offer.  Unless the Offer shall have been terminated, Merger Sub shall have previously accepted for payment, or caused to be accepted for payment, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

Section 7.2  Conditions to Obligations of Parent and Merger Sub to Effect the Merger.

Solely if the Offer Closing shall not have occurred, then the obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company (i) set forth in Section 4.1(c) shall be true and correct in all respects (other than de minimis exceptions) as of the date of this

Agreement and as of the Closing Date; (ii) set forth in the first sentence of Section 4.1(a), in Section 4.1(d)(i), Section 4.1(r), Section 4.1(s) and Section 4.1(u) that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and any such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Agreement and as of the Closing Date, except to the extent such representations and warranties relate to an earlier time (in which case on and as of such earlier time), and (iii) set forth in the Agreement (other than those listed in the preceding clauses (i) and (ii)) shall be true and correct as of the date of the Agreement and as of such time, except to the extent such representations and warranties relate to an earlier time (in which case on and as of such earlier time), and except in the case of this clause (iii) to the extent that the facts or matters as to which such representations and warranties are not so true and correct (without giving effect to any qualifications and limitations as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

(b) Performance of Company Obligations.  The Company shall have performed in all material respects each obligation, agreement and covenant required to be performed by it under the Agreement;

(c) No Material Adverse Effect.  There shall not have occurred following the execution of the Agreement any Event which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(d) No Governmental Entity Seeking a Legal Restraint.  No claim, suit, action or proceeding shall exist or be pending or shall have been instituted or overtly threatened in writing by any Governmental Entity seeking any of the consequences referred to in Section 7.1(b); and

(e) Officer’s Certificate.  Parent and Merger Sub shall have received a certificate of the Company, executed by the chief executive officer and the chief financial officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a), (b) and (c) above have been satisfied.

Section 7.3  Conditions to Obligations of the Company to Effect the Merger.

Solely if the Offer Closing shall not have occurred, then the obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in Section 4.2 of this Agreement shall be true and correct as of the date of the Agreement and as of the Closing Date, except to the extent such representations and warranties relate to an earlier time (in which case on and as of such earlier time), and except where the failure of such representations and warranties to be so true and correct would not prevent consummation of the Merger;

(b) Performance of Company Obligations.  Each of Parent and Merger Sub shall have performed in all material respects each obligation, agreement and covenant required to be performed by it under the Agreement; and

(c) Officer’s Certificate.  The Company shall have received a certificate of Parent, executed by an officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

Section 7.4  Frustration of Closing Conditions.

Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Sections 7.1 or 7.2 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Sections 7.1 or 7.3 to be satisfied if such failure was caused by its failure to perform any of its obligations under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1  Termination.

This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time, whether before or after the Shareholder Approval has been obtained, upon written notice (other than in the case of Section 8.1(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 8.1 pursuant to which such termination is effected:

(a) subject to Section 6.9(b), by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company, if:

(i) the Effective Time shall not have occurred prior to June 18, 2011 (the “Termination Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been the principal cause of, or primarily resulted in, the failure of the Effective Time to occur prior to such date and such action or failure to act was not otherwise expressly permitted under this Agreement;

(ii) any Legal Restraint (other than a temporary restraining order) that has the effect of preventing the consummation of the Offer or the Merger shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party which is then in breach of Section 6.3 of this Agreement and such breach has been a principal cause of such Legal Restraint being or remaining in effect; or

(iii) any Legal Restraint that has the effect of delaying the consummation of the Offer or the Merger beyond the Termination Date shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party which is then in breach of Section 6.3 of this Agreement and such breach has been a principal cause of such Legal Restraint being or remaining in effect;

(c) prior to the first to occur of the Offer Closing or the Shareholders Meeting, by Parent (i) if an Adverse Recommendation Change has occurred (including by failure to include the Company Recommendation in the Schedule 14D-9 and the Proxy Statement), (ii) if within 48 hours (or such longer period of time that the Board of Directors of the Company determines in good faith is reasonably necessary to comply with its fiduciary duties under applicable Law) of a written request by Parent for the Board of Directors of the Company to reaffirm the Company Recommendation following the date any Takeover Proposal or any material change thereto is first publicly announced, published or sent to the Company’s shareholders, the Company fails to issue a press release that reaffirms, without qualification, the Company Recommendation (provided that such request shall only be made once with respect to such Takeover Proposal absent further material changes thereto), (iii) if the Board of Directors of the Company (or any committee thereof) fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Takeover Proposal subject to Regulation 14D under the Exchange Act within 10 Business Days after the commencement of such Takeover Proposal (including, for these purposes, by taking no position with respect to the acceptance by the Company’s shareholders of a tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer), (iv) if the Company shall have intentionally and materially breached any of its obligations under Section 5.2 or (v) if the Company or the Board of Directors of the Company (or any committee thereof) shall authorize or publicly propose any of the foregoing;

(d) prior to the first to occur of the Offer Closing and the Effective Time, by Parent, if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in paragraph (d) or (e) of clause (iii) of Exhibit A or of a condition set forth in Section 7.2(a) or (b) and (ii) is incapable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, the Company does not commence to cure such breach or failure within ten Business Days after its receipt of written notice thereof from Parent and use its reasonable best efforts to pursue such cure thereafter;

(e) prior to the first to occur of the Offer Closing and the Effective Time, by the Company, if Parent or Merger Sub shall have breached in any material respect any of its representations or warranties contained in this Agreement or Parent or Merger Sub shall have failed to perform in any material respect all obligations, covenants or agreements required to be performed by them under this Agreement at or prior to the Offer Closing or, if the Offer shall have been terminated, the Closing Date, in each case, which breach or failure to perform (i) is incapable of being cured by Parent or Merger Sub by the Termination Date or, if capable of being cured by Parent by the Termination Date, Parent and Merger Sub do not commence to cure such breach or failure within ten Business Days after their receipt of written notice thereof from the Company and use their reasonable best efforts to pursue such cure thereafter and (ii) in any way would reasonably be expected to prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the Offer, the Merger or the other transactions contemplated by this Agreement;

(f) prior to the Offer Closing, (i) by Parent if, on any then-scheduled Expiration Date for the Offer, Merger Sub is not required (and Parent is not required to cause Merger Sub) to extend the offer pursuant to Section 1.1(a) and any of the Offer Conditions shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived on such then-scheduled Expiration Date or (ii) by the Company, if the Offer has expired in accordance with its terms and has not been extended by Merger Sub, and Merger Sub has not accepted for payment within three Business Days following such expiration all shares of Company Common Stock validly tendered and not validly withdrawn, provided that neither party may terminate this Agreement pursuant to this Section 8.1(f) if the Offer shall have been terminated pursuant to Section 1.1(d);

(g) prior to the Effective Time, by the Company, if (i) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent shall have failed to consummate the Merger by the time set forth in Section 2.2, (iii) the Company has notified Parent in writing that it stands and will stand ready, willing and able to consummate the Merger at such time and (iv) the Company shall have given Parent written notice at least 3 Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination;

(h) prior to the first to occur of the Offer Closing and receipt of the Shareholder Approval, by the Company in accordance with the terms and subject to the conditions of Section 5.2(b); and

(i) prior to the first to occur of the Offer Closing and the Effective Time, by Parent if a Material Adverse Effect shall have occurred.

Section 8.2  Effect of Termination.

In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors, except that (a) the penultimate sentence of Section 6.2, Section 6.6, this Section 8.2 and Article IX shall survive such termination and (b) the termination of this Agreement shall not relieve or release any party hereto from any liability arising out of its willful breach of this Agreement or any fraud.

Section 8.3  Amendment.

Subject to Section 6.9(b), this Agreement may be amended by the parties hereto at any time, whether before or after the Offer Closing shall have occurred or the Shareholder Approval, if required by applicable Law, has been obtained; provided, however, that (a) after the Offer Closing, there shall be no amendment that decreases the Merger Consideration and (b) after the Shareholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.4  Extension; Waiver.

At any time prior to the Effective Time, the parties may, subject to Section 6.9(b), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Shareholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by shareholders of the Company without the further approval of such shareholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1  Nonsurvival of Representations and Warranties.

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.2  Notices.

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 9.2):

if to Parent or Merger Sub, to:

Raytheon Company
870 Winter Street
Waltham, Massachusetts 02451-1449
Facsimile: (718) 522-6471

Attention: Jay B. Stephens,
           Senior Vice President, General Counsel and Secretary

with a copy to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219
Facsimile: (804) 788-8218

Attention: Gary E. Thompson, Esq.

if to the Company, to:

Applied Signal Technology, Inc.
460 West California Avenue
Sunnyvale, California 94086
Facsimile: (408) 738-4318
Attention: William B. Van Vleet III
           President and Chief Executive Officer

with a copy to:

DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Facsimile: (410) 580-3170

Attention: Jason C. Harmon, Esq.

Section 9.3  Definitions.

For purposes of this Agreement, including Exhibit A:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person;

(b) “Beneficial Ownership” has the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder;

(c) “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by applicable Law to close in New York, New York;

(d) “Knowledge,” as it relates to the Company, means with respect to any matter in question, the actual knowledge, after reasonable inquiry, of any of those individuals listed on Section 9.3(d) of the Company Disclosure Schedule;

(e) “Material Adverse Effect” means any state of facts, condition, change, development or event with respect to the Company (each, an “Event”) that, individually or in the aggregate, (i) results in or is reasonably likely to result in a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents, materially impedes or materially delays the consummation of the Offer or the Merger to a date following the Termination Date; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect pursuant to clause (i) above: (A) any Events generally affecting the industry in which the Company primarily operates or the economy, or financial or capital markets, in the United States or elsewhere in the world; (B) any Events arising from or otherwise relating to any act of terrorism, war, national or international calamity or any other similar event; (C) any failure, in and of itself, by the Company to meet any internal or published projections or predictions (whether such projections or predictions were made by the Company or independent third parties) for any period ending on or after the date of this Agreement, provided that the underlying causes of such failure shall not be excluded by this clause (C); (D) any Events resulting from or arising out of any change in GAAP or changes in applicable Law or the interpretation thereof by Governmental Entities, in each case after the date hereof; (E) any Events (including, assuming the Company’s compliance with Section 5.1(a), any loss of employees or any loss of, or any disruption in, supplier, customer, licensor, licensee, partner or similar relationships) directly attributable to the announcement or pendency of the Offer, the Merger or any of the other transactions contemplated by this Agreement; and (F) any Events resulting from changes in the market price or trading volume of the Company Common Stock, provided that the underlying causes of such changes shall not be excluded by this clause (F); but excluding from this proviso, in the case of clauses (A), (B) and (D), any Event which disproportionately affects, individually or together with other Events, the Company and its Subsidiaries when compared to other Persons operating in the industry in which the Company and its Subsidiaries operate;

(f) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity; and

(g) a “Subsidiary” of any Person shall mean any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

Section 9.4  Exhibits, Annexes and Schedules; Interpretation.

The headings contained in this Agreement or in any Exhibit, Annex or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule, Annex or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns. References to matters disclosed in the Filed Company SEC Documents are made without giving effect to any amendment to any such Filed Company SEC Document filed on or after the date hereof.

Section 9.5  Counterparts.

This Agreement may be executed in one or more counterparts (including by facsimile), or other electronic transmission, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.6  Entire Agreement; No Third Party Beneficiaries.

This Agreement (a) together with the Exhibits hereto and the Company Disclosure Schedule, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, and (b) except for the provisions of Section 6.5, is not intended to confer upon any Person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties; any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with the terms of this Agreement without notice or liability to any other Person; and the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.7  Governing Law.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof or that would cause the Laws of any jurisdiction other than the State of Delaware to apply, except that the procedures of the Merger and matters relating to the fiduciary duties of the Board of Directors of the Company shall be subject to the Laws of the State of California.

Section 9.8  Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 9.9  Consent to Jurisdiction; Service of Process; Venue.

Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable or is declined, the federal court of the United States of America and all state courts sitting in the State of Delaware) and all courts to which an appeal may be taken from such courts for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated herein shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable or is declined, in any Delaware state court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.10  Waiver of Jury Trial.

Each party hereto hereby knowingly and voluntarily waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.10.

Section 9.11  Enforcement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the party seeking such injunction, specific performance or other equitable relief has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or equity. In the event that any party seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, such party shall not be required to provide any bond or other security in connection with any such injunction or other Judgment.

Section 9.12  Consents and Approvals.

For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a Person duly authorized by such party to do so.

Section 9.13  Severability.

If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

RAYTHEON COMPANY

By:	/s/ Kathryn G. Simpson
Name:     Kathryn G. Simpson

Title:	Vice President, Legal — Corporate
Transactions and Governance

RN ACQUISITION COMPANY

By:	/s/ Kathryn G. Simpson
Name:     Kathryn G. Simpson

Title:	President

APPLIED SIGNAL TECHNOLOGY, INC.

By:	/s/ William B. Van Vleet III
Name:     William B. Van Vleet III

Title:	President and Chief Executive Officer

EXHIBIT A

CONDITIONS OF THE OFFER

Notwithstanding any other provisions of this Agreement, Merger Sub shall not be required to, and Parent shall not be required to cause Merger Sub to, accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, pay for any shares of Company Common Stock tendered pursuant to the Offer and, subject to the terms of Section 1.1 and Article VIII of the Agreement, may terminate, postpone or amend the Offer if:

(i) there shall not be validly tendered and not validly withdrawn prior to the Expiration Date that number of shares of Company Common Stock which, when added to the shares of Company Common Stock already owned by Parent and its Subsidiaries, represents at least 76.3% of the total number of outstanding shares of Company Common Stock as of the Expiration Date (the “Minimum Tender Condition”);

(ii) any waiting period (and any extension thereof) applicable to the Offer or the Merger under any Competition Law shall not have been terminated or shall not have expired or any consent or approval of, notice to or filing with any Governmental Entity that is required to be obtained or made in connection with the Offer or the Merger shall not have been so made or obtained;

(iii) any of the following events shall exist on the Expiration Date or immediately prior to the Offer Closing:

(a) there shall be any Law or Judgment enacted, enforced, amended, issued, in effect or deemed applicable to the Offer or the Merger (other than the application of the waiting period provisions of any Competition Law to the Offer or to the Merger) the effect of which is to directly or indirectly enjoin, make illegal or otherwise prohibit or materially delay consummation of the Offer or the Merger;

(b) there shall exist or be instituted, pending or overtly threatened in writing any claim, suit, action or proceeding by any Governmental Entity seeking any of the consequences referred to in paragraph (a) above;

(c) there shall have occurred following the execution of the Agreement any Event which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(d) (1) any of the representations and warranties of the Company set forth in Section 4.1(c) shall not be true and correct in all respects (other than de minimis exceptions) as of the date of the Agreement and as of such time;

(2) any of the representations and warranties of the Company set forth in the first sentence of Section 4.1(a), in Section 4.1(d)(i), Section 4.1(r), Section 4.1(s) or Section 4.1(u) that are qualified as to materiality or Material Adverse Effect shall not be true and correct in all respects, and any such representations or warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of the Agreement and as of such time, except to the extent such representations and warranties relate to an earlier time (in which case on and as of such earlier time); or

(3) any representations and warranties of the Company set forth in the Agreement (other than those listed in the preceding clauses (1) and (2)) shall not be true and correct as of the date of the Agreement and as of such time, except to the extent such representations and warranties relate to an earlier time (in which case on and as of such earlier time), except in the case of this clause (3) to the extent that the facts or matters as to which such representations and warranties are not so true and correct (without giving effect to any qualifications and limitations as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

(e) the Company shall have failed to perform in any material respect any obligation, agreement or covenant required to be performed by it under the Agreement and such failure to perform shall not have been cured to the good faith satisfaction of Parent;

(f) Parent and Merger Sub shall have failed to receive a certificate of the Company, executed by the chief executive officer and the chief financial officer of the Company, dated as of the Offer Closing Date, to the effect that the conditions set forth in paragraphs (d) and (e) above have not occurred;

(g) the Board of Directors of the Company shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Merger Sub the Company Recommendation or Parent shall have received an Adverse Recommendation Change Notice; or

(h) in the event that the exercise of the Top-Up Option is necessary to ensure that Parent or Merger Sub owns at least one more share than 90% of the outstanding shares of Company Common Stock immediately after the Offer Closing, (1) the shares of Company Common Stock issuable upon exercise of the Top-Up Option together with the shares of Company Common Stock validly tendered in the Offer and not properly withdrawn are insufficient for Merger Sub to own at least one more share than 90% of the outstanding shares of Company Common Stock immediately after the Offer Closing (after giving effect to such exercise) or (2) there shall exist under applicable Law or other Legal Restraint any restriction or legal impediment on Merger Sub’s ability and right to exercise the Top-Up Option or the Company’s ability to issue the Top-Up Shares; or

(iv) the Company and Parent shall have reached an agreement that the Offer or the Agreement be terminated, or the Agreement shall have been terminated in accordance with its terms.

The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Merger Sub to extend, terminate and/or modify the Offer pursuant to the terms of the Agreement.

The foregoing conditions are for the sole benefit of Parent and Merger Sub, may be asserted by Parent or Merger Sub regardless of the circumstances (including any action or inaction by Parent or Merger Sub, provided that nothing herein shall relieve any party hereto from any obligation or liability such party has under the Agreement) giving rise to any such conditions and may be waived by Parent or Merger Sub in whole or in part at any time and from time to time in their sole discretion (except for the Minimum Tender Condition), in each case, subject to the terms of the Agreement and the applicable rules and regulations of the SEC. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

For purposes of determining whether the Minimum Tender Condition has been satisfied, Parent and Merger Sub shall have the right to include or exclude for purposes of its determination thereof shares of Company Common Stock tendered in the Offer pursuant to guaranteed delivery procedures.

All capitalized terms used but not defined in this Exhibit A shall have the meanings ascribed to them in the Agreement and Plan of Merger to which this Exhibit A is attached.

Annex B

December 18, 2010

The Board of Directors
Applied Signal Technology, Inc.
460 West California Avenue
Sunnyvale, CA 94086

Members of the Board of Directors:

We understand that Applied Signal Technology, Inc. (“Applied Signal”) has entered into an Agreement and Plan of Merger, dated as of December 18, 2010 (the “Agreement”), among Applied Signal, Raytheon Company (“Raytheon”) and RN Acquisition Company, a wholly owned subsidiary of Raytheon (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a tender offer to purchase all outstanding shares of the common stock, without par value, of Applied Signal (“Applied Signal Common Stock”) at a purchase price of $38.00 per share in cash (the “Consideration” and, such offer, the “Tender Offer”) and, following consummation of the Tender Offer (or, if the Tender Offer is not consummated, under circumstances specified in the Agreement), Merger Sub will merge with and into Applied Signal and each outstanding share of Applied Signal Common Stock not tendered in the Tender Offer will be converted into the right to receive the Consideration (the “Merger” and, together with the Tender Offer, the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Applied Signal Common Stock of the Consideration to be received by such holders in the Transaction.

In connection with this opinion, we have, among other things:

(1) reviewed certain publicly available business and financial information relating to Applied Signal;

(2) reviewed certain internal financial and operating information with respect to the business, operations and prospects of Applied Signal furnished to or discussed with us by the management of Applied Signal, including certain financial forecasts relating to Applied Signal prepared by the management of Applied Signal (such forecasts, “Applied Signal Forecasts”);

(3) discussed the past and current business, operations, financial condition and prospects of Applied Signal with members of senior management of Applied Signal;

(4) reviewed the trading history for Applied Signal Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5) compared certain financial and stock market information of Applied Signal with similar information of other companies we deemed relevant;

(6) compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of other transactions we deemed relevant;

Merrill Lynch, Pierce, Fenner & Smith Incorporated, member FINRA/SIPC, is a subsidiary of Bank of America Corporation
One Bryant Park, 26th Floor, New York, NY 10036

The Board of Directors
Applied Signal Technology, Inc.

(7) considered the fact that Applied Signal publicly announced that it would explore its strategic alternatives and the results of our efforts on behalf of Applied Signal to solicit, at the direction of Applied Signal, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Applied Signal;

(8) reviewed the Agreement; and

(9) performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Applied Signal that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Applied Signal Forecasts, we have been advised by Applied Signal, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Applied Signal as to the future financial performance of Applied Signal. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Applied Signal, nor have we made any physical inspection of the properties or assets of Applied Signal. We have not evaluated the solvency or fair value of Applied Signal or Raytheon under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Applied Signal, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Applied Signal or the contemplated benefits of the Transaction.

We express no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Applied Signal Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Applied Signal or in which Applied Signal might engage or as to the underlying business decision of Applied Signal to proceed with or effect the Transaction. In addition, we express no opinion or recommendation as to whether any shareholder should tender Applied Signal Common Stock pursuant to the Tender Offer or how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of Applied Signal in connection with the Transaction and will receive a fee for our services, a portion of which is payable in connection with the rendering of this opinion and a significant portion of which is contingent upon consummation of the Tender Offer. In addition, Applied Signal has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments

The Board of Directors
Applied Signal Technology, Inc.

and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Applied Signal, Raytheon and certain of their respective affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Raytheon and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as or acting as underwriter for various debt offerings of Raytheon, (ii) having acted as or acting as lead arranger, bookrunner for, and a lender under, certain credit facilities of Raytheon; and (iii) having provided or providing certain foreign exchange and treasury management and trade services and products to Raytheon.

It is understood that this letter is for the benefit and use of the Board of Directors of Applied Signal (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Transaction by holders of Applied Signal Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED

Annex C

CALIFORNIA GENERAL CORPORATION LAW

CHAPTER 13

DISSENTER’S RIGHTS
(SECTIONS 1300-1313)

1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

1302. Submission of share certificates for endorsement; uncertificated securities

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306. Prevention of immediate payment; status as creditors; interest

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. Dividends on dissenting shares

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. Termination of dissenting share and shareholder status

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders’ approval

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311. Exempt shares

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

1313. Conversions deemed to constitute a reorganization; application of chapter

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

APPLIED SIGNAL TECHNOLOGY INC
460 WEST CALIFORNIA AVE
SUNNYVALE, CA 94086

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PAGE 1 OF 2123,456,789012,12345123,456,789012,12345123,456,789012,12345123,456,789012,12345123, 456,789012,12345SHARES000000000000CONTROL #JOB #Signature (PLEASE SIGN WITHIN BOX) DateSHARESCUSIP 3SEQUENCE 3Signature (Joint Owners) Date02 00000000000000037265_2 R2 09 05 010Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name, by authorized officer. Please date the proxy.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:☒Abstain☐☐Against☐☐For☐☐THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYKEEP THIS PORTION FOR YOUR RECORDSAPPLIED SIGNAL TECHNOLOGY INC460 WEST CALIFORNIA AVESUNNYVALE, CA 94086The Board of Directors recommends you vote FOR the following proposal(s):1. To adopt the Agreement and Plan of Merger, dated as of December 18, 2010, as it may beamended from time to time, by and among Applied Signal Technology, Inc., Raytheon Company andRN Acquisition Company.2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies ifthere are insufficient votes at the time of the special meeting to approve the proposal toadopt the Agreement and Plan of Merger.NOTE: THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION ISMADE, SHARES OF COMPANY COMMON STOCK REPRESENTED IN PERSON OR BY PROXY, INCLUDING ABSTENTIONS ANDBROKER NON-VOTES, WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT. IF YOUFAIL TO SUBMIT A PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING, OR ABSTAIN, OR YOU DO NOT PROVIDEYOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE WITH VOTING INSTRUCTIONS, AS APPLICABLE, THIS WILL HAVETHE SAME EFFECT AS A VOTE “AGAINST” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND WILL NOT HAVEAN EFFECT ON THE PROPOSAL TO ADJOURN THE SPECIAL MEETING.VOTE BY INTERNET — www.proxyvote.comUse the internet to transmit your voting instructions and for electronic delivery of information upuntil 11:59 P.M. Eastern Time the day before the cut off date or meeting date. Have your proxycard in hand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.Electronic Delivery of Future PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronically viae-mail or the internet. To sign up for electronic delivery, please follow the instruction above tovote using the internet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE — 1-800-890-8903Use any touch tone telephone to transmit your voting instructions up until 11:50 P.M. Eastern Timethe day before the cut-off date or meeting date. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided orreturn it to [Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ]NameTHE COMPANY NAME INC. — COMMONTHE COMPANY NAME INC. — CLASS ATHE COMPANY NAME INC. — CLASS BTHE COMPANY NAME INC. — CLASS CTHE COMPANY NAME INC. — CLASS DTHE COMPANY NAME INC. — CLASS ETHE COMPANY NAME INC. — CLASS FTHE COMPANY NAME INC. — 401 K1 OF 2Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1

0000037265_2 R2 09 05 010APPLIED SIGNAL TECHNOLOGY, INC.Special Meeting of Shareholders[?], 2011 [8:00] AM Pacific TimeThis proxy is solicited by the Board of DirectorsThe undersigned shareholder hereby appoints [William B. Van Vleet III and James E. Doyle], andeach of them, with full power of substitution, to represent the undersigned and to vote all theshares of the stock of Applied Signal Technology, Inc. (the “Company”), which the undersigned isentitled to vote, at the Special Meeting of Shareholders of the Company to be held at [ • ] on[ • ], 2011, at [8:00] a.m. Pacific Time, and any adjournments or postponements thereof (1) ashereinafter specified upon the proposals listed and as more particularly described in the Company’sProxy Statement dated [ • ], 2011, and (2) in their discretion upon such matters as may properlycome before the meeting. If no direction is made, the proxy will be voted “FOR” Item 1 and “FOR”Item 2.The undersigned hereby acknowledges receipt of (1) Notice of Special Meeting of Shareholdersof the Company and (2) accompanying Proxy Statement dated [ • ], 2011.Continued and to be signed on reverse side